As filed with the United States Securities and Exchange Commission on March 3, 2021.

Registration No. 333-251380

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AGRIFORCE GROWING SYSTEMS, LTD.

(Exact Name of Registrant as Specified in its Charter)

British Columbia	3420	46-0820877
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

777 Hornby Street, Suite 600

Vancouver, BC V6Z 1S4

Canada

(604) 757-0952

(Address, including zip code, and telephone number,

including area code, of principal executive offices)

Jolie Kahn, Esq.

12 E. 49th Street, 11th floor

New York, NY 10017

(516) 217-6379

(Address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Jolie Kahn, Esq. 12 E. 49th Street, 11th floor New York, NY 10017 Telephone: (516) 217-6379 Facsimile: (866) 705-3071	Michael Adelstein, Esq. Kelley Drye & Warren LLP 101 Park Avenue, 27th Floor New York, NY 10178 Telephone: (212) 808-7540 Facsimile: (212) 808-7897

Approximate date of proposed sale to public: As soon as practicable on or after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]

[X]	Emerging growth company

[X]	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of Securities being Registered	Proposed Maximum Aggregate Offering Price (1) (2)	Amount of Registration Fee
Units consisting of:
(i) Common shares, no par value per share(3)	$15,640,000	$1,706.34
(ii) Series A Warrants to purchase one common share(4) (5)	-	-
Common shares issuable upon exercise of the Series A Warrants	$18,768,000	$2,047.65
Representative’s warrants(5)(6)	-	-
Common shares issuable upon exercise of the representative’s warrants	$816,000	$89.03
Total	$35,224,000	$3,843.02

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended, or the Securities Act. $2,584.83 in fees were previously paid. The balance is being paid in conjunction with the filing hereof.
(2)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(3)	Includes the offering price of any additional common shares that the underwriters have the right to purchase from the Registrant to cover over-allotments, if any.
(4)	Includes the offering price of any additional Series A Warrants the underwriters have the right to purchase from the Registrant to cover over-allotments, if any.
(5)	No fee is required pursuant to Rule 457(i) under the Securities Act.
(6)	Represents warrants to purchase a number of common shares equal to 5% of the number of common shares sold in this offering at an exercise price equal to 120% of the public offering price.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MARCH 3, 2021

$13,600,000 of Units Consisting of Common Shares and Series A Warrants

AgriFORCE Growing Systems, Ltd.

This is a firm commitment initial public offering of $13,600,000 of units each consisting of one of our common shares, no par value per share, and one Series A Warrant to purchase one common share (and the shares issuable from time to time upon exercise of the Series A Warrants) pursuant to this prospectus based upon a combined offer price of between $5.00 and $7.00 per unit and a $6.00 assumed initial public offering (which, is the midpoint of the $5.00 to $7.00 range; this assumption is used throughout this preliminary prospectus). Each Series A Warrant will have an assumed exercise price of $7.20 per share, will be exercisable upon issuance and will expire three years from issuance. Prior to this offering, there has been no public market for our units, common shares or warrants. The components of the units will begin to trade separately immediately upon listing on The NASDAQ Capital Market.

We have applied to have our common shares listed on The NASDAQ Capital Market under the symbol “AGRI”. No assurance can be given that our application will be approved. In conjunction therewith, we have also applied to have the Series A Warrants listed on The NASDAQ Capital Market under the symbol “AGRIW”.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

We are an “emerging growth company” under the federal securities laws and may elect to comply with certain reduced public company reporting requirements for future filings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Initial public offering price(1)	$	$
Underwriting discounts and commissions(2)	$	$
Proceeds to us, before expenses	$	$

(1) The assumed public offering price and underwriting discount corresponds to in respect of the units (a) an assumed public offering price per common share of $5.99 and (b) an assumed public offering price per Series A Warrant of $0.01.

(2) Does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering payable to Kingswood Capital Markets, division of Benchmark Investments, Inc., the representative of the underwriters. See “Underwriting” for a description of compensation payable to the underwriters. We have agreed to issue warrants to the representative of the underwriters. See “Underwriting” on page 85 of this prospectus for a description of the compensation arrangements.

We have granted a 45-day option to the underwriters, exercisable one or more times in whole or in part, to purchase up to an additional 340,000 units at an assumed price of $6.00 per unit and, in each case, the underwriting discounts and commissions, to cover over-allotments, if any.

The underwriters expect to deliver our units against payment on or about [               ], 2021.

KINGSWOOD CAPITAL MARKETS

division of Benchmark Investments, Inc.

The date of this prospectus is           , 2021.

You should rely only on information contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of its date regardless of the time of delivery of this prospectus or of any sale of our common shares.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

For investors outside the United States: Neither we nor the underwriter has done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management’s estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

i

PROSPECTUS SUMMARY

This summary highlights selected information contained in other parts of this prospectus. Because it is a summary, it does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should read the entire prospectus carefully, including our financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” When used herein, unless the context requires otherwise, references to “AgriFORCE,” the “Company,” “we,” “our” and “us” refer to AgriFORCE Growing Systems, Ltd., a British Columbia corporation.

Unless otherwise expressly provided herein, all share and per share numbers set forth herein relating to our common shares (i) assume no exercise of (a) any warrants and/or options, (b) the representatives’ common shares purchase warrants and/or (c) the representatives’ over-allotment option, and (ii) reflect a 1:4.75 reverse stock split of our common shares which became effective on November 29, 2020 .

Our Company

AgriFORCE Growing Systems Ltd. was incorporated as a private company pursuant to the provisions of the Business Corporations Act (British Columbia) on December 22, 2017. The Company’s registered and records office address is at 777 Hornby Street, Suite 600, Vancouver, British Columbia, Canada, V6Z 1S4. On February 13, 2018, the Company changed its name from 1146470 B.C. Ltd to Canivate Growing Systems Ltd. On November 22, 2019, the Company changed its name from Canivate Growing Systems Ltd. to AgriFORCE Growing Systems Ltd.

The Company is an agriculture-focused technology company that is developing systems that are intended to deliver innovative, reliable and financially robust solutions for high value crops through its proprietary facility design and automation intellectual property to businesses and enterprises. The Company intends to operate in the plant based pharmaceutical, nutraceutical, and other high value crop markets using its unique proprietary facility design and hydroponics-based automated growing system that enable cultivators to effectively grow crops in a controlled environment. The Company calls its facility design and automated growing system the “AgriFORCE grow house”. The Company has designed its AgriFORCE grow house to produce in virtually any environmental condition and to optimize crop yields to as near their full genetic potential possible while substantially eliminating the need for the use of pesticides and/or irradiation.

Risks and Challenges That We Face

An investment in our securities involves a high degree of risk. You should carefully consider the risks summarized below and the other risks that are discussed more fully in the “Risk Factors” section of this prospectus immediately following this prospectus summary. These risks include, but are not limited to, the following:

●	Demand and market acceptance of our product offerings and expansion of the specialty high value crop cultivation industry may be considerably less than what we currently anticipate.

●	We may be unable to increase revenues in the manner in which we anticipate and generate profitability.

●	We may face challenges in constructing our initial cultivation facilities.

●	We may not be able to meet increased and changing regulatory requirements.

●	Our systems are not commercially tested.

●	We will need to raise additional capital to fully commercialize our systems.

●	Some of our target agricultural products may face an uncertain regulatory environment.

●	We may be unable to expand operations and manage growth.

●	We may be unable to retain key members of our management and development teams and to recruit additional qualified personnel.

●	We face competition from companies that have greater resources than we do and we may not be able to effectively compete against these companies.

●	We face risks as a result of the ongoing COVID-19 pandemic.

●	We may not be able to continue as a going concern.

Implications of being an Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies” including, but not limited to:

● being permitted to present only two years of audited financial statements and only two years of related disclosure in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus;

● being permitted to provide less extensive narrative disclosure than other public companies including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements;

● being permitted to utilize exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved;

● being permitted to defer complying with certain changes in accounting standards; and

● being permitted to use test-the-waters communications with qualified institutional buyers and institutional accredited investors.

We intend to take advantage of these and other exemptions available to “emerging growth companies.” We could remain an “emerging growth company” until the earliest of (a) the last day of our fiscal year following the fifth anniversary of the closing of this offering, (b) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (c) the last day of our fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, or Exchange Act (which would occur if the market value of our equity securities that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter), or (d) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three-year period.

The JOBS Act permits an “emerging growth company” like us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. This means that an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to delay such adoption of new or revised accounting standards.

Corporate Information

AgriFORCE Growing Systems Ltd. was incorporated as a private company by Articles of Incorporation issued pursuant to the provisions of the Business Corporations Act (British Columbia) on December 22, 2017. The Company’s registered and records office address is at 777 Hornby Street, Suite 600, Vancouver, British Columbia, Canada, V6Z 1S4. On February 13, 2018, the Company changed its name from 1146470 B.C. Ltd to Canivate Growing Systems Ltd. On November 22, 2019, the Company changed its name from Canivate Growing Systems Ltd. to AgriForce Growing Systems Ltd.

The Offering

Securities Offered by us:	2,266,666 (at an assumed offering price of $6.00 per common share and Series A Warrant combined) units each consisting of one common share and one Series A Warrant. The units will split apart and the shares and Warrants will trade separately immediately upon listing.

Common Shares outstanding before this Offering:	8,441,617 shares

Common Shares to be Outstanding after this Offering:	12,967,110 common shares (at an assumed price of $6.00 per unit each consisting of one common share and one Series A Warrant and assuming conversion of our preferred shares into 2,258,826 common shares at closing of this Offering)

Over-allotment Option:	We have granted a 45-day option to the underwriters, exercisable one or more times in whole or in part, to purchase up to an additional assumed 340,000 units at an assumed price of $6.00 per unit, in each case, the underwriting discounts and commissions, to cover over-allotments, if any.

Use of Proceeds:	We intend to use the net proceeds received from this offering for the acquisition of land, completion of associated infrastructure, constructing or purchasing our initial micropropagation and R&D facility, constructing our first working facility and for funding our working capital and general corporate purposes.

Proposed Listings on NASDAQ:	We have applied to list our common shares on The NASDAQ Capital Market under the symbol “AGRI.” No assurance can be given that our application will be approved. In conjunction therewith, we have also applied to have the Series A Warrants listed on The NASDAQ Capital Market under the symbol “AGRIW”. Our units will not trade and will be split into common shares and Series A Warrants immediately upon listing.

Lock-up	We, our directors, officers and all of our existing securityholders have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common shares or securities convertible into common shares as described in further detail in the prospectus, both after the date of this prospectus. See “Underwriting” on page 85.

Risk Factors:	Investing in our securities is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.

Representative’s Warrant	We will issue to Kingswood Capital Markets, division of Benchmark Investments, Inc., as representative of the underwriters, or its designees at the closing of this offering warrants to purchase the number of common shares equal to 5% of the aggregate number of common shares sold in this offering. The representative’s warrant will be exercisable one year from the effective date of the registration statement for this offering and will expire three years after the effective date. The exercise price of the representative’s warrant will equal 120% of the public offering price per share. See “Underwriting.”

The number of common shares that will be outstanding after this offering set forth above is based on 8,441,617 common shares outstanding as of February 28, 2021, and includes the following:

●	2,258,826 shares of our common shares issuable upon the conversion of outstanding Series A Preferred Shares (consisting of all principal amounts and accrued and unpaid interest thereon) in the event of a Public Offering.

Unless specifically stated otherwise, all information in this prospectus assumes:

●	no exercise of the outstanding options or warrants described above;

●	no exercise by the underwriter of their option to purchase additional units consisting of common shares and Series A Warrants to purchase common shares to cover over-allotments, if any; and

●	no exercise of the representatives’ warrant.

SUMMARY FINANCIAL DATA

The following tables summarize our financial data. We derived the summary financial statement data for the years ended December 31, 2020 and 2019 set forth below from our audited financial statements and related notes contained in this prospectus. Our historical results are not necessarily indicative of the results that may be expected in the future. You should read the information presented below together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements, the notes to those statements and the other financial information contained in this prospectus. Share amounts, per share data, share prices, exercise prices and conversion rates have been retroactively adjusted to reflect the 1-for-4.75 reverse stock split of all of our classes of stock, effected on November 29, 2020.

Summary of Operations in U.S. Dollars

	Years ended December 31,
	2020	2019
OPERATING EXPENSES
Consulting	$441,021	$660,914
Depreciation	9,059	8,114
Foreign exchange (gain) loss	(17,650)	3,600
Office and administrative	189,813	201,327
Investor relations	121,126	617,053
Professional fees	445,158	605,099
Rent	20,898	181,666
Research and development	123,915	1,111,562
Share-based compensation	571,210	401,869
Shareholder and regulatory	337,878	95,037
Travel and entertainment	13,426	189,937
Wages and salaries	1,071,867	1,042,968
Operating loss	(3,327,721)	(5,119,146)
OTHER INCOME
SR&ED benefit and refund	(106,195)	-
Net Loss	$(3,221,526)	$(5,119,146)
Dividend paid to preferred shareholders	948,064	448,416
Net loss attributable to common shareholders	$(4,169,590)	$(5,607,562)
Weighted average number of common shares issued and outstanding	7,907,233	8,331,330

Loss per common share - basic and diluted	$(0.53)	$(0.67)

Balance Sheet in U.S. Dollars

	As of December 31, 2020
	Actual	As Adjusted
Cash	$653,410	$12,529,410
Total Current Assets	875,421	12,751,421
Total Assets	3,365,889	15,241,889

Total Current Liabilities	1,930,988	1,930,988
Total Non-Current Liabilities	31,417	31,417
Total Liabilities	1,962,405	1,962,405

Working Capital (Deficit)	(1,055,567)	10,820,433
Series A Preferred Shares	6,717,873	-
Common stock	5,696,050	24,267,256
Additional paid in capital	1,297,566	1,320,233
Obligation to issue shares	94,885	94,885
Accumulated Deficit	(12,521,944)	(12,521,944)
Accumulated Other Comprehensive Income	119,054	119,054
Total Stockholders’ Equity	$1,403,484	13,279,484

The as adjusted column in the balance sheet data above gives effect to the sale of securities for cash in this offering at the assumed public offering price of $6.00 per unit, including $5.99 per common share, and $0.01 per each Series A Warrant, after deducting underwriting discounts and commissions and estimated offering expenses payable by us (of 8% underwriters discount, 1% non-accountable expense and $500,000 of estimated offering costs), in the total amount of $1,724,000, as if the sale had occurred on December 31, 2020.

Each $1.00 increase (decrease) in the assumed public offering price of $6.00 per common share and Series A Warrant, would increase (decrease) our shareholders’ equity, as adjusted, after this offering by approximately $2.1 million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of securities we are offering. An increase (decrease) of 500,000 in the number of common shares and accompanying Series A Warrants offered by us at the assumed combined offering price of $6.00 per common share and Series A Warrant would increase (decrease) our shareholders’ equity, as adjusted, after this offering by approximately $2.7 million, assuming that the assumed public offering price remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

RISK FACTORS

Risks Relating to the Company’s Business

The Company is an early stage company with little operating history, a history of losses and the Company cannot assure profitability.

The Company currently has no revenues and does not have any history of revenue generating operations. The Company has been involved to date in the design and development of its AgriFORCE grow house which incorporates the Company’s AgriFORCE micropropagation laboratories. While the Company has invested considerably in this development and design process, no AgriFORCE grow house has been constructed to date and accordingly, the commercial or operating viability of the AgriFORCE grow house has not been proven, or when, if ever, the Company will generate revenue from its operations, and if those revenues, when and if generated, will be sufficient to sustain operations, nonetheless achieve profitability.

There is no assurance that the Company’s AgriFORCE grow houses or micropropagation laboratories will operate as intended.

The Company’s initial state of its business operations will be to construct and deploy its initial AgriFORCE grow house and micropropagation laboratories. However, the Company has yet to complete construction of any laboratories. Accordingly, this component of the Company’s business plan is subject to considerable risks, including:

●	there is no assurance that the laboratories will achieve the intended plantlet production rates;
●	the costs of constructing and operating the laboratories may be greater than anticipated;
●	the potential offtake partners who have indicated a willingness to deploy the laboratories at their existing cultivation operations may withdraw and determine not to deploy the laboratories;
●	there is no assurance that the facilities will deliver the intended benefits of high production yields, lower crop losses and reduced operation costs;
●	if the company is not able to fully develop the grow house or it does not operate as intended, it could prevent the company from realizing any of its business goals or achieving profitability;
●	the costs of constructing the AgriFORCE grow houses may be greater than anticipated and the Company may not be able to recover these greater costs through increases in the lease rates, license fees and services fees that it charges to its customers; and
●	the costs of operating the AgriFORCE grow house may be greater than anticipated.

The Company’s Exclusive Independent Operator’s may default on their obligations

The Company will earn revenues from a series of contractual arrangements entered into with its exclusive independent operators for each AgriFORCE grow house. These contractual arrangements will impose strict operating requirements on the Exclusive Independent Operators. Further, there may be only one at a time, and the Company will need multiple operators in order to expand its business over time. However, there is no assurance that the Exclusive Independent Operators will not breach their obligations, which would force the Company to terminate the license arrangements. Specifically, if sales are not as great as anticipated, if prices are lower than anticipated or if operating costs are greater than anticipated, the Exclusive Independent Operator may not be able to make all required payments to the Company under the contractual arrangements, resulting in a default. In addition, if a Californian Exclusive Independent Operator is unable to obtain or retain the required California cultivation and distribution licenses, then it may not be able to operate the AgriFORCE grow houses, which would again be an event of default. In the event of a default that cannot be remedied, the Company may be forced to terminate the contractual arrangements. In this event, the Company could not operate the AgriFORCE grow houses as it will not hold the required California state cultivation and distribution licenses, and will be forced to locate a new Exclusive Independent Operator and enter into new arrangements, of which there is no assurance. In this event, the Company may not realize on anticipated revenues and its financial condition and operating results may be adversely impacted.

COVID-19 or any pandemic, epidemic or outbreak of an infectious disease in the United States or elsewhere may adversely affect our business.

The COVID-19 virus has had unpredictable and unprecedented impacts in the United States and around the world. The World Health Organization has declared the outbreak of COVID-19 as a “pandemic,” or a worldwide spread of a new disease. Many countries around the world have imposed quarantines and restrictions on travel and mass gatherings to slow the spread of the virus. In the United States, federal, state and local governments have enacted restrictions on travel, gatherings, and workplaces, with exceptions made for essential workers and businesses. As of the date of this prospectus, we have not been declared an essential business. As a result, we may be required to substantially reduce or cease operations in response to governmental action or decree as a result of COVID-19. We are still assessing the effect on our business from COVID-19 and any actions implemented by the federal, state and local governments. We have implemented safety protocols to protect our staff, but we cannot offer any assurance that COVID-19 or any other pandemic, epidemic or outbreak of an infectious disease in the United States or elsewhere, will not materially and adversely affect our business.

Fluctuations in the exchange rate of foreign currencies could result in losses.

We incur a portion of our operating expenses in Canadian dollars, and in the future, as we expand into other foreign countries, we expect to incur operating expenses in other foreign currencies. We are exposed to foreign exchange rate fluctuations as the financial results of our international operations are translated from the local functional currency into U.S. dollars upon consolidation. A decline in the U.S. dollar relative to foreign functional currencies would increase our non-U.S. revenue and improve our operating results. Conversely, if the U.S. dollar strengthens relative to foreign functional currencies, our revenue and operating results would be adversely affected. We have not previously engaged in foreign currency hedging. If we decide to hedge our foreign currency exchange rate exposure, we may not be able to hedge effectively due to lack of experience, unreasonable costs or illiquid markets.

The Company will require additional financing and there is no assurance that additional financing will be available when required.

The Company will require substantial additional capital in order to acquire or lease the Coachella land, develop the Coachella lands for use, develop the micropropagation laboratories and operate them, and complete construction of its initial AgriFORCE grow house which is anticipated to be commenced in the second quarter of 2021. The funds raised in this offering will not be sufficient and additional financing will be needed for this purpose and for other purposes. The Company plans to achieve this additional financing through equity and/ or debt financing which will likely be dilutive to the position of then current shareholders. However, there is no assurance that this financing will be available when required. Specifically, there is no assurance that the Company will be able to raise any additional equity financing through its shares given that the viability of the Company’s AgriFORCE grow houses will not be demonstrated until after construction is complete. In addition, there is no assurance that the Company will be able to secure debt financing given its low asset base and its current lack of revenues.

The Company had negative cash flow for the year ended December 31, 2019 and the year ended December 31, 2020.

The Company had negative operating cash flow for the year ended December 31, 2019 and the year ended December 31, 2020. To the extent that the Company has negative operating cash flow in future periods, it may need to allocate a portion of its cash reserves to fund such negative cash flow. The Company may also be required to raise additional funds through the issuance of equity or debt securities. There can be no assurance that the Company will be able to generate a positive cash flow from its operations, that additional capital or other types of financing will be available when needed or that these financings will be on terms favorable to the Company. The Company’s actual financial position and results of operations may differ materially from the expectations of the Company’s management.

The Company’s actual financial position and results of operations may differ materially from the expectations of the Company’s management.

The Company’s actual financial position and results of operations may differ materially from management’s expectations. The process for estimating the Company’s revenue, net income and cash flow requires the use of judgment in determining the appropriate assumptions and estimates. These estimates and assumptions may be revised as additional information becomes available and as additional analyses are performed. In addition, the assumptions used in planning may not prove to be accurate, and other factors may affect the Company’s financial condition or results of operations. As a result, the Company’s revenue, net income and cash flow may differ materially from the Company’s projected revenue, net income and cash flow.

The Company expects to incur significant ongoing costs and obligations related to its investment in infrastructure, growth, regulatory compliance and operations.

The Company expects to incur significant ongoing costs and obligations related to its investment in its initial AgriFORCE grow houses. To the extent that these costs may be greater than anticipated or the Company may not be able to generate revenues or raise additional financing to cover these costs, these operating expenses could have a material adverse impact on the Company’s results of operations, financial condition and cash flows. In addition, future changes in regulations, more vigorous enforcement thereof or other unanticipated events could require extensive changes to the design and operation of the Company’s AgriFORCE grow houses, which could increase construction costs and have a material adverse effect on the business, results of operations and financial condition of the Company. The Company’s efforts to construct its AgriFORCE grow houses and grow its business may be costlier than the Company expects, and the Company may not be able to recover sufficient revenues to offset its higher operating expenses. The Company may incur significant losses in the future for a number of reasons, including, unforeseen expenses, difficulties, complications and delays, and other unknown events. If the Company is unable to achieve and sustain profitability, the market price of our securities may significantly decrease.

There is no assurance the Company will be able to repatriate or distribute funds for investment from the United States to Canada or elsewhere.

In the event that any of the Company’s investments, or any proceeds thereof, any dividends or distributions there from, or any profits or revenues accruing from such investments in the United States were found to be in violation of money laundering legislation or otherwise, such transactions may be viewed as proceeds of crime under applicable federal laws, rules and regulations or any other applicable legislation. This could restrict or otherwise jeopardize the ability of the Company to declare or pay dividends, effect other distributions or subsequently repatriate such funds back to Canada or elsewhere.

The Company may not be able to effectively manage its growth and operations, which could materially and adversely affect its business.

If the Company implements it business plan as intended, it may in the future experience rapid growth and development in a relatively short period of time. The management of this growth will require, among other things, continued development of the Company’s financial and management controls and management information systems, stringent control of costs, the ability to attract and retain qualified management personnel and the training of new personnel. The Company intends to utilize outsourced resources, and hire additional personnel, to manage its expected growth and expansion. Failure to successfully manage its possible growth and development could have a material adverse effect on the Company’s business and the value of the Shares.

The Company may face significant competition from other facilities.

Many other businesses in California engage in similar activities to the Company, leasing commercial space to agricultural producers generally, and providing additional products and services to similar customers. The Company cannot assure you that it will be able to compete successfully against current and future competitors. Competitive pressures faced by the Company could have a material adverse effect on its business, operating results and financial condition.

If we are unable to protect our intellectual property, our business may be adversely affected.

We must protect the proprietary nature of the intellectual property used in our business. There can be no assurance that trade secrets and other intellectual property will not be challenged, invalidated, misappropriated or circumvented by third parties. Currently, our intellectual property includes provisional patents, patent applications, trademarks, trademark applications and know-how related to business, product and technology development. We plan on taking the necessary steps, including but not limited to the filing of additional patents as appropriate. There is no assurance any additional patents will issue or that when they do issue they will include all of the claims currently included in the applications. Even if they do issue, those new patents and our existing patents must be protected against possible infringement. Nonetheless, we currently rely on contractual obligations of our employees and contractors to maintain the confidentiality of our products. To compete effectively, we need to develop and continue to maintain a proprietary position with respect to our technologies, and business. The risks and uncertainties that we face with respect to intellectual property rights principally include the following:

●	Currently, we only have provisional protection, which may not result in full patents being granted, and any full patent applications that we file may not result in issued patents or may take longer than expected to result in issued patents;

●	we may be subject to interference proceedings;

●	other companies may claim that patents applied for by, assigned or licensed to, us infringe upon their own intellectual property rights;

●	we may be subject to trademark opposition proceedings in the U.S. and in foreign countries;

●	any patents that are issued to us may not provide meaningful protection;

●	we may not be able to develop additional proprietary technologies that are patentable;

●	other companies may challenge patents licensed or issued to us as invalid, unenforceable or not infringed;

●	other companies may independently develop similar or alternative technologies, or duplicate our technologies;

●	other companies may design around technologies that we have licensed or developed;

●	any patents issued to us may expire and competitors may utilize the technology found in such patents to commercialize their own products; and

●	enforcement of patents is complex, uncertain and expensive.

It is also possible that others may obtain issued patents that could prevent us from commercializing certain aspects of our products or require us to obtain licenses requiring the payment of significant fees or royalties in order to enable us to conduct our business. If we license patents, our rights will depend on maintaining our obligations to the licensor under the applicable license agreement, and we may be unable to do so. Furthermore, there can be no assurance that the work-for-hire, intellectual property assignment and confidentiality agreements entered into by our employees and consultants, advisors and collaborators will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure of such trade secrets, know- how or other proprietary information. The scope and enforceability of patent claims are not systematically predictable with absolute accuracy. The strength of our own patent rights depends, in part, upon the breadth and scope of protection provided by the patent and the validity of our patents, if any.

We operate in an industry with the risk of intellectual property litigation. Claims of infringement against us may hurt our business.

Our success depends, in part, upon non-infringement of intellectual property rights owned by others and being able to resolve claims of intellectual property infringement without major financial expenditures or adverse consequences. Participants that own, or claim to own, intellectual property may aggressively assert their rights. From time to time, we may be subject to legal proceedings and claims relating to the intellectual property rights of others. Future litigation may be necessary to defend us or our clients by determining the scope, enforceability, and validity of third-party proprietary rights or to establish its proprietary rights. Some competitors have substantially greater resources and are able to sustain the costs of complex intellectual property litigation to a greater degree and for longer periods of time. In addition, patent holding companies that focus solely on extracting royalties and settlements by enforcing patent rights may target us. Regardless of whether claims that we are infringing patents or other intellectual property rights have any merit, these claims are time-consuming and costly to evaluate and defend and could:

●	adversely affect relationships with future clients;

●	cause delays or stoppages in providing products;

●	divert management’s attention and resources;

●	require technology changes to our platform that would cause our Company to incur substantial cost;

●	subject us to significant liabilities; and

●	require us to cease some or all of its activities.

In addition to liability for monetary damages, which may be tripled and may include attorneys’ fees, or, in some circumstances, damages against clients, we may be prohibited from developing, commercializing, or continuing to provide some or all of our products unless we obtain licenses from, and pay royalties to, the holders of the patents or other intellectual property rights, which may not be available on commercially favorable terms, or at all.

We have limited foreign intellectual property rights and may not be able to protect our intellectual property rights throughout the world.

We have limited intellectual property rights outside the United States. Filing, prosecuting and defending patents on devices in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States can be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property to the same extent as laws in the United States. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States, or from selling or importing products made using our inventions in and into the United States or other jurisdictions. Competitors may use our technologies in jurisdictions where we have not obtained patents to develop their own products and further, may export otherwise infringing products to territories where we have patents, but enforcement is not as strong as that in the United States.

Many companies have encountered significant problems in protecting and defending intellectual property in foreign jurisdictions. The legal systems of certain countries, particularly China and certain other developing countries, do not favor the enforcement of patents, trade secrets and other intellectual property, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our proprietary rights generally. To date, we have not sought to enforce any issued patents in these foreign jurisdictions. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. The requirements for patentability may differ in certain countries, particularly developing countries. Certain countries in Europe and developing countries, including China and India, have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In those countries, we and our licensors may have limited remedies if patents are infringed or if we or our licensors are compelled to grant a license to a third party, which could materially diminish the value of those patents. This could limit our potential revenue opportunities. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

If we are unable to obtain or defend our patents, our business could be materially adversely affected.

Our patent position is highly uncertain and involves complex legal and factual questions. Accordingly, we cannot predict the breadth of claims that may be allowed or enforced under our patents or in third-party patents. For example, we might not have been the first to make the inventions covered by each of our pending patent applications and provisional patents; we might not have been the first to file patent applications for these inventions; others may independently develop similar or alternative technologies or duplicate any of our technologies; it is possible that none of our pending patent applications will result in issued patents; our issued patents may not provide a basis for commercially viable technologies, or may not provide us with any competitive advantages, or may be challenged and invalidated by third parties; and, we may not develop additional proprietary technologies that are patentable.

As a result, our owned and licensed patents may not be valid and we may not be able to obtain and enforce patents and to maintain trade secret protection for the full commercial extent of our technology. The extent to which we are unable to do so could materially harm our business.

We have applied for and will continue to apply for patents for certain products. Such applications may not result in the issuance of any patents, and any patents now held or that may be issued may not provide us with adequate protection from competition. Furthermore, it is possible that patents issued or licensed to us may be challenged successfully. In that event, if we have a preferred competitive position because of such patents, such preferred position would be lost. If we are unable to secure or to continue to maintain a preferred position, we could become subject to competition from the sale of generic products. Failure to receive, inability to protect, or expiration of our patents would adversely affect our business and operations.

Patents issued or licensed to us may be infringed by the products or processes of others. The cost of enforcing our patent rights against infringers, if such enforcement is required, could be significant, and we do not currently have the financial resources to fund such litigation. Further, such litigation can go on for years and the time demands could interfere with our normal operations. We may become a party to patent litigation and other proceedings. The cost to us of any patent litigation, even if resolved in our favor, could be substantial. Many of our competitors may be able to sustain the costs of such litigation more effectively than we can because of their substantially greater financial resources. Litigation may also absorb significant management time.

Unpatented trade secrets, improvements, confidential know-how and continuing technological innovation are important to our scientific and commercial success. Although we attempt to and will continue to attempt to protect our proprietary information through reliance on trade secret laws and the use of confidentiality agreements with our partners, collaborators, employees and consultants, as well as through other appropriate means, these measures may not effectively prevent disclosure of our proprietary information, and, in any event, others may develop independently, or obtain access to, the same or similar information.

International intellectual property protection is particularly uncertain, and if we are involved in opposition proceedings in foreign countries, we may have to expend substantial sums and management resources.

Patent and other intellectual property law outside the United States is more uncertain and is continually undergoing review and revisions in many countries. Further, the laws of some foreign countries may not protect intellectual property rights to the same extent as the laws of the United States. For example, certain countries do not grant patent claims that are directed to business methods and processes. In addition, we may have to participate in opposition proceedings to determine the validity of its foreign patents or its competitors’ foreign patents, which could result in substantial costs and diversion of its efforts and loss of credibility with customers.

If we are found to be infringing on patents or trade secrets owned by others, we may be forced to cease or alter our product development efforts, obtain a license to continue the development or sale of our products, and/or pay damages.

Our processes and potential products may violate proprietary rights of patents that have been or may be granted to competitors, universities or others, or the trade secrets of those persons and entities. As our industry expands and more patents are issued, the risk increases that our processes and potential products may give rise to claims that they infringe the patents or trade secrets of others. These other persons could bring legal actions against us claiming damages and seeking to enjoin manufacturing and marketing of the affected product or process. If any of these actions are successful, in addition to any potential liability for damages, we could be required to obtain a license in order to continue to manufacture or market the affected product or use the affected process. Required licenses may not be available on acceptable terms, if at all, and the results of litigation are uncertain. If we become involved in litigation or other proceedings, it could consume a substantial portion of our financial resources and the efforts of our personnel.

We rely on confidentiality agreements to protect our trade secrets. If these agreements are breached by our employees or other parties, our trade secrets may become known to our competitors.

We rely on trade secrets that we seek to protect through confidentiality agreements with our employees and other parties. If these agreements are breached, our competitors may obtain and use our trade secrets to gain a competitive advantage over us. We may not have any remedies against our competitors and any remedies that may be available to us may not be adequate to protect our business or compensate us for the damaging disclosure. In addition, we may have to expend resources to protect our interests from possible infringement by others.

We have a limited operating history on which to judge our business prospects and management.

Our company was incorporated and commenced operations in 2017. Accordingly, we have only a limited operating history upon which to base an evaluation of our business and prospects. Operating results for future periods are subject to numerous uncertainties and we cannot assure you that we will achieve or sustain profitability. Our prospects must be considered in light of the risks encountered by companies in the early stage of development, particularly companies in new and rapidly evolving markets. Future operating results will depend upon many factors, including increasing the number of affiliates, our success in attracting and retaining motivated and qualified personnel, our ability to establish short term credit lines, our ability to develop and market new products, control costs, and general economic conditions. We cannot assure you that we will successfully address any of these risks.

We may not be able to continue as a going concern.

The Company has incurred substantial operating losses since its inception, and expects to continue to incur significant operating losses for the foreseeable future and may never become profitable. As reflected in the financial statements, the Company had an accumulated deficit of approximately $12.5 million at December 31, 2020, a net loss of approximately $3.2 million, and approximately $1.9 million of net cash used in operating activities for the year ended December 31, 2020. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty. The Company anticipates incurring additional losses until such time, if ever, that it can obtain marketing approval to sell, and then generate significant sales, of its technology that is currently in development. As such it is likely that additional financing will be needed by the Company to fund its operations and to develop and commercialize its technology. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Through this registration statement, the Company is seeking to obtain additional capital through the sale of equity to fund operations. The sale of additional equity may dilute existing shareholders and newly issued shares may contain senior rights and preferences compared to currently outstanding common shares.

Our management team has limited experience managing a public company, and regulatory compliance may divert our attention from the day-to-day management of our business.

Our management team has limited experience managing a publicly-traded company and limited experience complying with the increasingly complex laws pertaining to public companies. These obligations typically require substantial attention from our senior management and could divert our attention away from the day-to-day management of our business.

The Company may become subject to litigation, which may have a material adverse effect on the Company’s reputation, business, results from operations, and financial condition.

The Company may be named as a defendant in a lawsuit or regulatory action. The Company may also incur uninsured losses for liabilities which arise in the ordinary course of business, or which are unforeseen, including, but not limited to, employment liability and business loss claims. Any such losses could have a material adverse effect on the Company’s business, results of operations, sales, cash flow or financial condition.

If the Company is unable to attract and retain key personnel, it may not be able to compete effectively.

The Company’s success has depended and continues to depend upon its ability to attract and retain key management, including the Company’s Chief Executive Officer and technical experts. The Company will attempt to enhance its management and technical expertise by continuing to recruit qualified individuals who possess desired skills and experience in certain targeted areas. The Company’s inability to retain employees and attract and retain sufficient additional employees or engineering and technical support resources could have a material adverse effect on the Company’s business, results of operations, sales, cash flow or financial condition. Shortages in qualified personnel or the loss of key personnel could adversely affect the financial condition of the Company, results of operations of the business and could limit the Company’s ability to develop and market its intellectual property. The loss of any of the Company’s senior management or key employees could materially adversely affect the Company’s ability to execute the Company’s business plan and strategy, and the Company may not be able to find adequate replacements on a timely basis, or at all. The Company does not maintain key person life insurance policies on any of the Company’s employees.

The size of the Company’s initial target market is difficult to quantify and investors will be reliant on their own estimates on the accuracy of market data.

Because high growth crop technology is in an early stage with uncertain boundaries, there is a lack of information about comparable companies available for potential investors to review in deciding about whether to invest in the Company and, few, if any, established companies whose business model the Company can follow or upon whose success the Company can build. Accordingly, investors will have to rely on their own estimates in deciding about whether to invest in the Company. There can be no assurance that the Company’s estimates are accurate or that the market size is sufficiently large for its business to grow as projected, which may negatively impact its financial results. The Company regularly follows market research.

The Company’s industry is experiencing rapid growth and consolidation that may cause the Company to lose key relationships and intensify competition.

The agriculture industry and various verticals within it including the cannabis and hemp industries and businesses ancillary thereto are undergoing rapid growth and substantial change, which has resulted in an increase in competitors, consolidation and formation of strategic relationships. Acquisitions or other consolidating transactions could harm the Company in a number of ways, including by losing strategic partners and or customers if they are acquired by or enter into relationships with a competitor, losing customers, revenue and market share, or forcing the Company to expend greater resources to meet new or additional competitive threats, all of which could harm the Company’s operating results. As competitors enter the market and become increasingly sophisticated, competition in the Company’s industry may intensify which could negatively impact its profitability.

The Company will be reliant on information technology systems and may be subject to damaging cyberattacks.

The Company’s operations depend, in part, on how well it and its suppliers protect networks, equipment, information technology systems and software against damage from a number of threats, including, but not limited to, cable cuts, damage to physical plants, natural disasters, intentional damage and destruction, fire, power loss, hacking, computer viruses, vandalism and theft. The Company’s operations also depend on the timely maintenance, upgrade and replacement of networks, equipment, IT systems and software, as well as pre-emptive expenses to mitigate the risks of failures. Any of these and other events could result in information system failures, delays and/or increase in capital expenses. The failure of information systems or a component of information systems could, depending on the nature of any such failure, adversely impact the Company’s reputation and results of operations.

The Company has not experienced any material losses to date relating to cyber-attacks or other information security breaches, but there can be no assurance that the Company will not incur such losses in the future. The Company’s risk and exposure to these matters cannot be fully mitigated because of, among other things, the evolving nature of these threats. As a result, cyber security and the continued development and enhancement of controls, processes and practices designed to protect systems, computers, software, data and networks from attack, damage or unauthorized access is a priority. As cyber threats continue to evolve, the Company may be required to expend additional resources to continue to modify or enhance protective measures or to investigate and remediate any security vulnerabilities.

The Company’s officers and directors may be engaged in a range of business activities resulting in conflicts of interest.

Although certain officers and board members of the Company are expected to be bound by anti-circumvention agreements limiting their ability to enter into competing and/or conflicting ventures or businesses, the Company may be subject to various potential conflicts of interest because some of its officers and directors may be engaged in a range of business activities. In addition, the Company’s executive officers and directors may devote time to their outside business interests, so long as such activities do not materially or adversely interfere with their duties to the Company. In some cases, the Company’s executive officers and directors may have fiduciary obligations associated with these business interests that interfere with their ability to devote time to the Company’s business and affairs and that could adversely affect the Company’s operations. These business interests could require significant time and attention of the Company’s executive officers and directors.

In addition, the Company may also become involved in other transactions which conflict with the interests of its directors and the officers who may from time to time deal with persons, firms, institutions or companies with which the Company may be dealing, or which may be seeking investments similar to those desired by it. The interests of these persons could conflict with those of the Company. In addition, from time to time, these persons may be competing with the Company for available investment opportunities. Conflicts of interest, if any, will be subject to the procedures and remedies provided under applicable laws. In particular, if such a conflict of interest arises at a meeting of the Company’s directors, a director who has such a conflict will abstain from voting for or against the approval of such participation or such terms. In accordance with applicable laws, the directors of the Company are required to act honestly, in good faith and in the best interests of the Company.

There is no guarantee that how the Company uses its available funds will yield the expected results or returns which could impact the business and financial condition of the Company.

The Company cannot specify with certainty the particular uses of available funds. Management has broad discretion in the application of its proceeds. Accordingly, a holder of Shares will have to rely upon the judgment of management with respect to the use of available funds, with only limited information concerning management’s specific intentions. The Company’s management may spend a portion or all of the available funds in ways that the Company’s shareholders might not desire, that might not yield a favorable return and that might not increase the value of a purchaser’s investment. The failure by management to apply these funds effectively could harm the Company’s business. Pending use of such funds, the Company might invest the available funds in a manner that does not produce income or that loses value.

Our Articles of incorporation, by-laws and certain Canadian legislation, contain provisions that may have the effect of delaying or preventing a change in control.

Certain provisions of our by-laws, together or separately, could discourage potential acquisition proposals, delay or prevent a change in control and limit the price that certain investors may be willing to pay for our common shares. For instance, our by-laws, to be effective upon the completion of this offering, contain provisions that establish certain advance notice procedures for nomination of candidates for election as directors at shareholders’ meetings.

The Investment Canada Act requires any person that is non-Canadian (as defined in the Investment Canada Act) who acquires “control” (as defined in the Investment Canada Act) of an existing Canadian business to file either a pre-closing application for review or notification with Innovation, Science and Economic Development Canada. An acquisition of control is a reviewable transaction where prescribed financial thresholds are exceeded. The Investment Canada Act generally prohibits the implementation of a reviewable transaction unless, after review, the relevant Minister is satisfied that the acquisition is likely to be of net benefit to Canada. Under the national security regime in the Investment Canada Act, the federal government may undertake a discretionary review of a broader range of investments by a non-Canadian to determine whether such an investment by a non-Canadian could be “injurious to national security.” Review on national security grounds is at the discretion of the federal government and may occur on a pre- or post-closing basis.

Furthermore, limitations on the ability to acquire and hold our common shares may be imposed by the Competition Act (Canada). This legislation permits the Commissioner of Competition to review any acquisition or establishment, directly or indirectly, including through the acquisition of shares, of control over or of a significant interest in us. This legislation grants the Commissioner of Competition jurisdiction, for up to one year, to challenge this type of acquisition before the Canadian Competition Tribunal on the basis that it would, or would be likely to, substantially prevent or lessen competition. This legislation also requires any person who intends to acquire our common shares to file a notification with the Canadian Competition Bureau if (i) that person (and their affiliates) would hold, in the aggregate, more than 20% of all of our outstanding voting shares, (ii) certain financial thresholds are exceeded, and (iii) no exemption applies. Where a person (and their affiliates) already holds, in the aggregate, more than 20% of all of our outstanding voting shares, a notification must be filed if (i) the acquisition of additional shares would bring that person’s (and their affiliates) holdings to over 50%, (ii) certain financial thresholds are exceeded and (iii) no exemption applies. Where a notification is required, the legislation prohibits completion of the acquisition until the expiration of the applicable statutory waiting period, unless compliance with the waiting period has been waived or the Commissioner of Competition provides written notice that he does not intend to challenge the acquisition. The Commissioner of Competition’s review of a notifiable transaction for substantive competition law considerations may take longer than the statutory waiting period.

We are governed by the corporate laws of British Columbia, Canada which in some cases have a different effect on shareholders than the corporate laws of the United States.

We are incorporated under the Business Corporations Act (British Columbia) and other relevant laws, which may affect the rights of shareholders differently than those of a company governed by the laws of a U.S. jurisdiction, and may, together with our charter documents, have the effect of delaying, deferring or discouraging another party from acquiring control of our company by means of a tender offer, a proxy contest or otherwise, or may affect the price an acquiring party would be willing to offer in such an instance. The material differences between the Business Corporations Act (British Columbia) and Delaware General Corporation Law, or DGCL, that may have the greatest such effect include, but are not limited to, the following: (i) for certain corporate transactions (such as mergers and amalgamations or amendments to our articles) the Business Corporations Act (British Columbia) generally requires the voting threshold to be a special resolution approved by 66 2/3% of shareholders, or as set out in the articles, as applicable, whereas DGCL generally only requires a majority vote; and (ii) under the Business Corporations Act (British Columbia) a holder of 5% or more of our common shares can requisition a special meeting of shareholders, whereas such right does not exist under the DGCL. We cannot predict whether investors will find our company and our common shares less attractive because we are governed by foreign laws.

Risks Related to this Offering and the Ownership of Our Common Shares

We have broad discretion in the use of the net proceeds from this offering and may use the net proceeds in ways with which you disagree.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our securities. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our securities to decline and delay the development of our product candidates. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Investors in this offering will experience immediate and substantial dilution in net tangible book value (deficit).

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of an assumed 2,266,666 common shares based on an assumed public offering price of $5.99 per share, and after deducting the underwriter’s discounts and commissions and estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of $5.00 per share.

We have also issued options in the past to acquire common shares at prices significantly below the initial offering price. As of February 28, 2021, there were 1,450,918 common shares subject to outstanding options with a weighted-average exercise price of $2.01 per share. To the extent that these outstanding options are ultimately exercised, you will incur further dilution, and our stock price may decline. To the extent that additional or outstanding options or warrants are granted and/or exercised you will experience further dilution. See “Dilution” for a more complete description of how the value of your investment in our common shares will be diluted upon the completion of this offering.

A sustained, active trading market for our common shares or Series A Warrants may not develop or be maintained which may limit investors’ ability to sell shares at all or at an acceptable price.

As we are in our early stage of development, an investment in our Company will likely require a long-term commitment, with no certainty of return. There is currently no trading market for our common shares or Series A Warrants and we cannot predict whether an active market for our securities will ever develop or be sustained in the future. In the absence of an active trading market:

●	investors may have difficulty buying and selling or obtaining market quotations;

●	market visibility for our common shares, and Series A Warrants may be limited; and

●	a lack of visibility for our common shares and Series A Warrants may have a depressive effect on the market price for our common shares.

The lack of an active market impairs your ability to sell your securities at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your securities. An inactive market may also impair our ability to raise capital to continue to fund operations by selling securities and may impair our ability to acquire additional assets by using our securities as consideration.

There is no established trading market for our securities; further, our common shares and Series A Warrants will be subject to potential delisting if we do not maintain the listing requirements of the NASDAQ Capital Market.

This offering constitutes our initial public offering of units consisting of one common share and one Series A Warrant. No public market for these securities currently exists. We have applied to list the shares of our common shares and Series A Warrants on the NASDAQ Capital Market, or NASDAQ (and will also list our Series A Warrants if such application is accepted). An approval of our listing application by NASDAQ will be subject to, among other things, our fulfilling all of the listing requirements of NASDAQ. Even if these shares are listed on NASDAQ, there can be no assurance that an active trading market for these securities will develop or be sustained after this offering is completed. The initial offering price has been determined by negotiations among the lead underwriter and us. Among the factors considered in determining the initial offering price were our future prospects and the prospects of our industry in general, our revenue, net income and certain other financial and operating information in recent periods, and the financial ratios, market prices of securities and certain financial and operating information of companies engaged in activities similar to ours. However, there can be no assurance that following this offering our common shares will trade at a price equal to or greater than the offering price.

In addition, NASDAQ has rules for continued listing, including, without limitation, minimum market capitalization and other requirements. Failure to maintain our listing, or de-listing from NASDAQ, would make it more difficult for shareholders to dispose of our securities and more difficult to obtain accurate price quotations on our securities. This could have an adverse effect on the price of our common shares. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our common shares and/or other securities are not traded on a national securities exchange.

Our ability to have our common shares and Series A Warrants traded on the NASDAQ is subject to us meeting applicable listing criteria.

We have applied for our common shares and Series A Warrants to be listed on NASDAQ, a national securities exchange. The NASDAQ requires companies desiring to list their common shares to meet certain listing criteria including total number of shareholders: minimum stock price, total value of public float, and in some cases total shareholders’ equity and market capitalization. Our failure to meet such applicable listing criteria could prevent us from listing our common shares on NASDAQ. In the event we are unable to have our shares traded on NASDAQ, our common shares could potentially trade on the OTCQX or the OTCQB, each of which is generally considered less liquid and more volatile than the NASDAQ. Our failure to have our shares traded on NASDAQ could make it more difficult for you to trade our shares, could prevent our common shares trading on a frequent and liquid basis and could result in the value of our common shares being less than it would be if we were able to list our shares on NASDAQ.

The requirements of being a public company may strain our resources, divert management’s attention and affect our results of operations.

As a public company in the United States, we will face increased legal, accounting, administrative and other costs and expenses. After the consummation of this offering, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. For example, Section 404 of the Sarbanes-Oxley Act requires that our management report on the effectiveness of our internal controls structure and procedures for financial reporting. Section 404 compliance may divert internal resources and will take a significant amount of time and effort to complete. If we fail to maintain compliance under Section 404, or if in the future management determines that our internal control over financial reporting are not effective as defined under Section 404, we could be subject to sanctions or investigations by NASDAQ should we in the future be listed on this market, the SEC, or other regulatory authorities. Furthermore, investor perceptions of our Company may suffer, and this could cause a decline in the market price of our common shares. Any failure of our internal control over financial reporting could have a material adverse effect on our stated results of operations and harm our reputation. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results and could result in an adverse opinion on internal controls from our independent auditors. We may need to hire a number of additional employees with public accounting and disclosure experience in order to meet our ongoing obligations as a public company, particularly if we become fully subject to Section 404 and its auditor attestation requirements, which will increase costs. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time consuming and costly, although we are currently unable to estimate these costs with any degree of certainty. A number of those requirements will require us to carry out activities we have not done previously. Our management team and other personnel will need to devote a substantial amount of time to new compliance initiatives and to meeting the obligations that are associated with being a public company, which may divert attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations.

Additionally, the expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. These increased costs will require us to divert a significant amount of money that we could otherwise use to develop our business. If we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common shares, fines, sanctions and other regulatory action and potentially civil litigation.

New laws, regulations, and standards relating to corporate governance and public disclosure may create uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming.

These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, may evolve over time as new guidance is provided by the courts and other bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. If our efforts to comply with new laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

As a public company subject to these rules and regulations, we may find it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our Board of Directors, particularly to serve on its audit committee and compensation committee, and qualified executive officers.

The market price of our common shares and Series A Warrants may be volatile, and you may not be able to resell your common shares and Series A Warrants at or above the initial public offering price.

The market price for our common shares and Series A Warrants may be volatile and subject to wide fluctuations in response to factors including the following:

●	actual or anticipated fluctuations in our quarterly or annual operating results;

●	changes in financial or operational estimates or projections;

●	conditions in markets generally;

●	changes in the economic performance or market valuations of companies similar to ours;

●	general economic or political conditions in the United States or elsewhere;

●	any delay in development of our products or services;

●	our failure to comply with regulatory requirements;

●	our inability to commercially launch products and services and market and generate sales of our products and services,

●	developments or disputes concerning our intellectual property rights;

●	our or our competitors’ technological innovations;

●	general and industry-specific economic conditions that may affect our expenditures;

●	changes in market valuations of similar companies;

●	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures, capital commitments, new technologies, or patents;

●	future sales of our common shares or other securities, including shares issuable upon the exercise of outstanding warrants or convertible securities or otherwise issued pursuant to certain contractual rights;

●	period-to-period fluctuations in our financial results; and

●	low or high trading volume of our common shares due to many factors, including the terms of our financing arrangements.

In addition, if we fail to reach an important research, development or commercialization milestone or result by a publicly expected deadline, even if by only a small margin, there could be significant impact on the market price of our common shares. Additionally, as we approach the announcement of anticipated significant information and as we announce such information, we expect the price of our common shares to be particularly volatile and negative results would have a substantial negative impact on the price of our common shares and Series A Warrants.

In addition, in recent years, the stock market in general has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies, including for reasons unrelated to their operating performance. These broad market fluctuations may adversely affect our stock price, notwithstanding our operating results. The market price of our common shares and Series A Warrants will fluctuate and there can be no assurances about the levels of the market prices for our common shares and Series A Warrants.

In some cases, following periods of volatility in the market price of a company’s securities, shareholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm our business operations and reputation.

As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements, which could leave our shareholders without information or rights available to shareholders of more mature companies.

For as long as we remain an “emerging growth company” as defined in the JOBS Act, we have elected to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	taking advantage of an extension of time to comply with new or revised financial accounting standard;

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an “emerging growth company.” Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. We cannot predict whether investors will find our common shares less attractive if we rely on these exemptions. If some investors find our common shares less attractive as a result, there may be a less active trading market for our common shares and our stock price may be more volatile.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act and have elected to follow certain scaled disclosure requirements available to smaller reporting companies.

Because we have elected to use the extended transition period for complying with new or revised accounting standards for an “emerging growth company” our financial statements may not be comparable to companies that comply with public company effective dates.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates and may contain less or more modified disclosure than those public companies. Because our financial statements may not be comparable to companies that comply with public company effective dates, investors may have difficulty evaluating or comparing our business, performance or prospects in comparison to other public companies, which may have a negative impact on the value and liquidity of our common shares.

FINRA sales practice requirements may also limit your ability to buy and sell our common shares, which could depress the price of our shares.

Financial Industry Regulatory Authority, Inc. (FINRA) rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

If research analysts do not publish research about our business or if they issue unfavorable commentary or downgrade our common shares or Series A Warrants, our securities’ price and trading volume could decline.

The trading market for our securities may depend in part on the research and reports that research analysts publish about us and our business. If we do not maintain adequate research coverage, or if any of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, the price of our common shares and Series A Warrants could decline. If one or more of our research analysts ceases to cover our business or fails to publish reports on us regularly, demand for our securities could decrease, which could cause the price of our common shares and Series A Warrants or trading volume to decline.

We may issue additional equity securities, or engage in other transactions that could dilute our book value or relative rights of our common shares, which may adversely affect the market price of our common shares and Series A Warrants.

Our Board of Directors may determine from time to time that it needs to raise additional capital by issuing additional shares of our common shares or other securities. Except as otherwise described in this prospectus, we will not be restricted from issuing additional common shares, including securities that are convertible into or exchangeable for, or that represent the right to receive, shares of our common shares. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, or nature of any future offerings, or the prices at which such offerings may be affected. Additional equity offerings may dilute the holdings of existing shareholders or reduce the market price of our common shares and Series A Warrants, or all of them. Holders of our securities are not entitled to pre-emptive rights or other protections against dilution. New investors also may have rights, preferences and privileges that are senior to, and that adversely affect, then-current holders of our securities. Additionally, if we raise additional capital by making offerings of debt or preference shares, upon our liquidation, holders of our debt securities and preference shares, and lenders with respect to other borrowings, may receive distributions of its available assets before the holders of our common shares.

An investment in our Series A Warrants is speculative in nature and could result in a loss of your investment therein.

The Series A Warrants offered in this offering do not confer any rights of common share ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our common shares at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Series A Warrants may exercise their right to acquire the common shares and pay an assumed exercise price of $7.20 per share (120% of the public offering price of our common shares and Series A Warrants in this offering), prior to three years from the date of issuance, after which date any unexercised Series A Warrants will expire and have no further value. Moreover, following this offering, the market value of the Series A Warrants is uncertain and there can be no assurance that the market value of the Series A Warrants will equal or exceed their public offering price. There can be no assurance that the market price of the common shares will ever equal or exceed the exercise price of the Series A Warrants, and consequently, whether it will ever be profitable for holders of the Series A Warrants to exercise the Series A Warrants.

We do not currently intend to pay dividends on our common shares in the foreseeable future, and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common shares.

We have never declared or paid cash dividends on our common shares and do not anticipate paying any cash dividends to holders of our common shares in the foreseeable future. Consequently, investors must rely on sales of their common shares after price appreciation, which may never occur, as the only way to realize any future gains on their investments. There is no guarantee that our common shares will appreciate in value or even maintain the price at which our shareholders have purchased their shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim”, “anticipate”, “assume”, “believe”, “contemplate”, “continue”, “could”, “due”, “estimate”, “expect”, “goal”, “intend”, “may”, “objective”, “plan”, “predict”, “potential”, “positioned”, “pioneer”, “seek”, “should”, “target”, “will”, “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology.

These forward-looking statements include, but are not limited to, statements about:

●	our use of net proceeds from this offering;

●	the continued development and growth of the demand and markets for high technology agricultural crops;

●	our ability to raise future capital through debt or equity financing transactions;

●	our ability to attract and retain key employees;

●	our ability to manage growth in our business; and

●	our ability to identify and successfully execute strategic partnerships.

Although we base the forward-looking statements contained in this prospectus on assumptions that we believe are reasonable, we caution you that actual results and developments (including our results of operations, financial condition and liquidity, and the development of the industry in which we operate) may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if results and developments are consistent with the forward-looking statements contained in this prospectus, those results and developments may not be indicative of results or developments in subsequent periods. Certain assumptions made in preparing the forward-looking statements contained in this prospectus include:

●	our ability to implement our growth strategies;

●	our ability to complete the construction of our facilities on time and on budget;

●	our competitive advantages;

●	the development of new proprietary solutions for various other agriculture crops and growing systems;

●	our ability to obtain and maintain financing on acceptable terms;

●	the impact of competition;

●	the changes and trends in the agriculture industry;

●	changes in laws, rules and regulations;

●	our ability to obtain construction permits and associated licenses;

●	our ability to maintain good business relationships with our exclusive independent operators and strategic partners;

●	our ability to keep pace with changing consumer preferences;

●	our ability to protect our intellectual property;

●	our ability to identify, manage and integrate acquisitions;

●	our ability to retain key personnel; and

●	the absence of material adverse changes in our industry or the global economy, including as a result of the COVID-19 pandemic.

These forward-looking statements are based on our current expectations, estimates, forecasts and projections about our business and the industry in which we operate and management’s beliefs and assumptions, and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC, after the date of this prospectus. See “Where You Can Find More Information”.

This prospectus contains estimates, projections and other information concerning our industry, our business, and the markets for our products. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources.

In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors”. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of $13,600,000 of units will be approximately $11.9 million, or approximately $13.8 million if the underwriter exercises in full its option to purchase additional units, based on an assumed public offering price of $6.00 per unit, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. This estimate excludes the proceeds, if any, from the exercise of the Series A Warrants in this offering. If all of the Series A Warrants sold in this offering were to be exercised in cash at an assumed exercise price of $7.20 per share, we would receive additional net proceeds of approximately $16.3 million. We cannot predict when or if these Series A Warrants will be exercised. It is possible that these Series A Warrants may expire and may never be exercised. Each $1.00 increase (decrease) in the assumed public offering price of $6.00 per common share and Series A Warrant would increase (decrease) the net proceeds to us from this offering by approximately $2.1 million, or approximately $2.4 million if the underwriter exercises its over-allotment option in full, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remain the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The expected use of net proceeds of this offering represents our current intentions based upon our present plan and business conditions. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. The amounts and timing of our actual use of net proceeds will vary depending on numerous factors. As a result, management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering. We currently estimate that we will use the net proceeds from this offering as follows: for the acquisition of land, completion of associated infrastructure, constructing or purchasing our initial micropropagation and R&D facility, constructing our first working facility and for funding our working capital and general corporate purposes. We have presumed that we will receive aggregate gross proceeds of $13.6 million and deducted $1.7 million payable in offering costs, commissions and fees.

The use of the proceeds represents management’s estimates based upon current business and economic conditions. We reserve the right to use of the net proceeds we receive in the offering in any manner we consider to be appropriate. Although our Company does not contemplate changes in the proposed use of proceeds, to the extent we find that adjustment is required for other uses by reason of existing business conditions, the use of proceeds may be adjusted. The actual use of the proceeds of this offering could differ materially from those outlined above as a result of several factors including those set forth under “Risk Factors” and elsewhere in this prospectus.

Pending the use of the net proceeds of this offering, we intend to invest the net proceeds in short-term investment-grade, interest-bearing securities.

MARKET FOR OUR COMMON SHARES AND RELATED SHAREHOLDER MATTERS

Our common shares are not quoted on any market, and never have been.

As of February 28, 2021, we had 286 shareholders of record of our common shares.

We have applied for the listing of our common shares on the NASDAQ Capital Market under the symbol “AGRI.” In conjunction therewith, we also have applied to have the Series A Warrants listed on The NASDAQ Capital Market under the symbol “AGRIW”. No assurance can be given that such application will be approved or that a trading market will develop.

DIVIDEND POLICY

We have never paid any cash dividends on our common shares. We anticipate that we will retain funds and future earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future following this offering. Any future determination to pay dividends will be at the discretion of our Board of Directors and will depend on our financial condition, results of operations, capital requirements and other factors that our Board of Directors deems relevant. In addition, the terms of any future debt or credit financings may preclude us from paying dividends.

CAPITALIZATION

The following table sets forth our capitalization and cash as of December 31, 2020:

●	on an actual basis; and

●	on a pro forma as adjusted basis to reflect the sale by us of an assumed 2,266,666 units at an assumed combined initial public offering price of $6.00 per unit, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting the underwriting discounts and commissions and estimated offering costs payable by us.

The pro forma as adjusted information below is illustrative only and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited financial statements and the related notes appearing elsewhere in this prospectus.

You should read this table together with the section in this prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus. Numbers are expressed in thousands (U.S. dollars) except share and per share data.

	As of December 31, 2020
Capitalization in U.S. Dollars in thousands (except share data)	Actual	As Adjusted
Cash	$653	$12,529
Notes payable	31	31
Preferred Shares, no par value per share - unlimited shares authorized; 2,258,826 shares issued and outstanding; nil shares issued and outstanding pro forma as adjusted.	6,718	-
Common stock, no par value per share - unlimited shares authorized; 8,441,617 shares issued and outstanding; 12,967,110 shares issued and outstanding pro forma as adjusted	$5,696	$24,267
Additional paid in capital	1,297	1,320
Obligation to issue shares	95	95
Accumulated deficit	(12,522)	(12,522)
Accumulated other comprehensive income	119	119
Total stockholders’ equity	1,403	13,279
Total Capitalization	$1,434	$13,310

The number of common shares that will be outstanding after this offering set forth above is based on 8,441,617 common shares outstanding as of December 31, 2020, and includes the following:

●	2,258,826 common shares issuable upon the conversion of outstanding Series A Preferred Shares (consisting of all principal amounts and accrued and unpaid interest thereon) in the event of a Public Offering.

Unless specifically stated otherwise, all information in this prospectus assumes:

●	no exercise of the outstanding options or warrants described above;

●	no exercise by the underwriter of their option to purchase additional common shares and/or Series A Warrants to purchase our common shares to cover over-allotments, if any; and

●	no exercise of the representatives’ warrant.

(1)	A $1.00 increase or decrease in the assumed public offering price per share would increase or decrease our pro forma as adjusted cash and cash equivalents, additional paid-in capital, total shareholders’ equity and total capitalization by approximately $2.1 million assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discount and estimated offering expenses payable by us.

DILUTION

If you invest in our units in this offering, your ownership interest will be diluted to the extent of the difference between the initial public offering price per common share of in this offering and the as adjusted net tangible book value per share immediately after this offering. We calculate net tangible book value per share by dividing our net tangible book value, which is tangible assets less total liabilities less debt discounts, by the number of our outstanding common shares as of December 31, 2020, assuming no value is attributed to the Series A Warrants and such Series A Warrants are accounted for and classified as equity. Our historical net tangible book value as of December 31, 2020, was approximately $1.0 million or $0.12 per common share.

After giving effect to the sale of an assumed 2,266,666 6.00 per unit (including $5.99 per common share and $0.01 per Series A Warrant), after deducting the underwriting discounts and commissions and estimated offering costs payable by us, our as adjusted net tangible book value (deficit) as of December 31, 2020, would have been approximately $12.9 million, or $0.99 per common share and accompanying Series A Warrant. This represents an immediate increase in as adjusted net tangible book value of $0.87 per share to existing shareholders and an immediate dilution of $5.00 per share to investors purchasing our common shares in this offering at the assumed public offering price, attributing none of the assumed combined public offering price to the Series A Warrants offered hereby.

The following table illustrates per share dilution as of December 31, 2020:

Public offering price per common share		$5.99
Net tangible book value (deficit) per share as of December 31, 2020	$0.12
Increase in net tangible book value (deficit) per share attributable to this offering	$0.87
Net tangible book value (deficit) per share after this offering		$0.99
Dilution per share to investors participating in this offering		$5.00

Each $1.00 increase (decrease) in the assumed public offering price would increase (decrease) our as adjusted net tangible book value (deficit) after this offering by approximately $2.1 million, or approximately $0.16 per share, and the dilution per share to new investors by approximately $0.16 per share, assuming that the number of shares and related Series A Warrants offered by us, as set forth on the cover page of this prospectus, remain the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of shares and related Series A Warrants we are offering. An increase of 500,000 shares and related Series A Warrants in the number of shares and related Series A Warrants offered by us would increase our as adjusted net tangible book value (deficit) after this offering by approximately $2.7 million, or $0.17 per common share and related Series A Warrants, and decrease the dilution per share to new investors by $0.17 per common share and related Series A Warrants, assuming that the assumed initial public offering price remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, a decrease of 500,000 shares in the number of shares offered by us would decrease our as adjusted net tangible book value (deficit) after this offering by approximately $2.7 million, or $0.18 per common share and related Series A Warrants, and increase the dilution per share to new investors by $0.18 per common share and related Series A Warrants, assuming that the assumed initial public offering price remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. The information discussed above is illustrative only and will adjust based on the actual initial public offering price and other terms of this offering determined at pricing. This table does not take into account further dilution to new investors that could occur upon the exercise of outstanding options and warrants, including the Series A Warrants offered in this offering, having a per share exercise price less than the public offering price per share in this offering.

If the underwriters exercise in full their option to purchase up to 340,000 additional common shares at the assumed initial public offering price of $5.99 per share, the as adjusted net tangible book value (deficit) after this offering would be $1.11 per share, representing an increase in net tangible book value (deficit) of $0.99 per share to existing shareholders and immediate dilution in net tangible book value (deficit) of $4.88 per share to investors purchasing our common shares in this offering at the assumed public offering price.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Prospective investors should read the following discussion and analysis of our financial condition and results of operations together with our audited financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. All share and per share numbers have been retroactively adjusted to reflect the 1-for-4.75 reverse stock split effected on November 29, 2020.

Company History and Our Business

AgriFORCE Growing Systems Ltd. was incorporated as a private company by Articles of Incorporation issued pursuant to the provisions of the British Columbia Business Corporations Act on December 22, 2017. The Company’s registered and records office address is at 777 Hornby Street, Suite 600 Vancouver, British Columbia, Canada, V6Z 1S4. On February 13, 2018, the Company changed its name from 1146470 B.C. Ltd to Canivate Growing Systems Ltd. On November 22, 2019 the Company changed its name from Canivate Growing Systems Ltd. to AgriForce Growing Systems Ltd.

The Company is an innovative agriculture-focused technology company that delivers reliable, financially robust solutions for high value crops through our proprietary facility design and automation intellectual property to businesses and enterprises globally. The Company intends to operate in the plant based pharmaceutical, nutraceutical, and other high value crop markets using its unique proprietary facility design and hydroponics based automated growing system that enable cultivators to effectively grow crops in a controlled environment. The Company calls its facility design and automated growing system the “AgriFORCE grow house”. The Company has designed its AgriFORCE grow house to produce in virtually any environmental condition and to optimize crop yields to as near their full genetic potential as possible whilst substantially eliminating the need for the use of pesticides and/or irradiation.

Status as an Emerging Growth Company

On April 5, 2012, the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for private companies.

We are in the process of evaluating the benefits of relying on other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, as an “emerging growth company,” we intend to rely on certain of these exemptions from, without limitation, (i) providing an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act and (ii) complying with any requirement that may be adopted by the Public Company Accounting Oversight Board (PCAOB) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, known as the auditor discussion and analysis. We will remain an “emerging growth company” until the earliest of (a) the last day of our fiscal year following the fifth anniversary of the closing of this offering, (b) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (c) the last day of our fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, or Exchange Act (which would occur if the market value of our equity securities that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter), or (d) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three-year period.

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

Revenues

The Company has not generated any revenue since inception.

Operating Expenses

Operating expenses primarily consist of salaries and wages, share-based compensation, research and development, professional fees and consulting. Operating expenses decreased in the year ended December 31, 2020 as compared to December 31, 2019 by $1,791,425 or 35%, primarily due to deferring research and development expenditures, as well as reduction in consulting, investor relations, office, administrative and travel expenditures to manage cash position and due to restrictions of COVID-19 pandemic. These were partially offset by an increase in shareholder and regulatory, share-based compensation, wages and salaries owing to hiring of executives and board of directors fees to support growth of the company. We expect operating expenses to increase in the future as we hire additional management, operational employees and finance and administration staff to support anticipated growth in the business and due to incremental costs to comply with the requirements of being a publicly listed company.

Research and Development

During the year ended December 31, 2020, the Company spent $123,915 as compared to $1,111,562 for the year ended December 31, 2019 in research and development costs in relation to the development of a biosphere facility. The decrease in expense is due deferring expenditures until we receive financing. The following represents the breakdown of research and development activities:

	December 31, 2020	December 31, 2019
Architectural fees	$28,397	$388,033
Engineering consultants	16,962	233,109
Design and construction	4,406	371,117
Product development	74,150	119,303
Total	$123,915	$1,111,562

Other Income

The Company recorded Scientific Research and Experimental Development (“SR&ED”) tax incentive income of $106,195 during the year ended December 31, 2020 (December 31, 2019 - $Nil) representing amounts received from Canada Revenue Agency.

Net Loss

The Company recorded a net loss of $3,221,526 for the year ended December 31, 2020 as compared to a net loss of $5,119,146 for the year ended December 31, 2019.

Liquidity and Capital Resources

The Company’s primary need for liquidity is to fund working capital requirements, capital expenditures, and for general corporate purposes. The Company’s ability to fund operations and make planned capital expenditures and debt service obligations depends on future operating performance and cash flows, which are subject to prevailing economic conditions, financial markets, business and other factors. As of December 31, 2020, our total assets exceeded our total liabilities by $1,403,484 and $2,994,702, respectively. We have recorded a net loss of $3,221,526 for the year ended December 31, 2020, and recorded an accumulated deficit of $12,521,944 as of December 31, 2020. Net cash used in operating activities for the year ended December 31, 2020 was $1,851,711. Management has been able to raise capital from private placements as detailed below, which may not be sufficient to continue operations until the offering under this prospectus is complete.

We had $653,410 in cash at December 31, 2020 as compared to $2,158,891 at December 31, 2019.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty. The Company is at the stage of development of its first facility. As such it is likely that additional financing will be needed by the Company to fund its operations and to develop and commercialize its technology. These factors raise substantial doubt about the Company’s ability to continue as a going concern. For the next twelve months from issuance of these financial statements, the Company will seek to obtain additional capital through the sale of debt or equity financings or other arrangements to fund operations; however, there can be no assurance that the Company will be able to raise needed capital under acceptable terms, if at all. The sale of additional equity may dilute existing shareholders and newly issued shares may contain senior rights and preferences compared to currently outstanding common shares. Issued debt securities may contain covenants and limit the Company’s ability to pay dividends or make other distributions to shareholders. If the Company is unable to obtain such additional financing, future operations would need to be scaled back or discontinued. Due to the uncertainty in the Company’s ability to raise capital, management believes that there is substantial doubt in the Company’s ability to continue as a going concern for twelve months from the issuance of these condensed financial statements.

Cash Flows

The net cash used by operating activities for the year ended December 31, 2020 is attributable to a net loss of $3,221,526 due to operating costs associated with wages, consulting expenses, professional fees, research and development, and general administrative expenses, which was adjusted primarily by non-cash expenses related to shared based compensation of $571,210 and shares issued for consulting services amounting to $438,076. The net cash flows used in operating activities for the year ended December 31, 2019 was $4,307,486, attributable to a net loss of $5,119,146, which was adjusted primarily by non-cash expenses related to shared based compensation of $401,869 and shares issued for consulting services amounting to $57,603 .

There were no significant investing activities during the year ended December 31, 2020. The net cash used in investing activities for the year ended December 31, 2019 represents purchase of property and equipment of $16,149 as well as payments made for construction in progress of $1,286,079.

The net cash provided by financing activities for the year ended December 31, 2020 represents proceeds from exercise of warrants of $666,878 and proceed from the Canada Emergency Business Account Program of $31,417 (CAD 40,000). Whereas, the net cash provided by financing activities for the year ended December 31, 2019 represents proceeds from several rounds of private placements issuing common shares, preferred shares and convertible debentures for a total proceeds amounting to $8,312,162 as described in recent financing below.

Recent Financings

On January 16, 2019, pursuant to a non-brokered private placement, the Company issued 210,526 units (1,000,000 units before the Reverse Split) at a price of $1.24 (CAD $1.66) ($0.26 (CAD $0.35) before the Reverse Split) for gross proceeds of $264,191 (CAD $350,000). Each unit consists of one common share and a warrant to purchase one common share. Each warrant entitles the holder to purchase one common share at a price of CAD $2.38 (CAD $0.50 per share before the Reverse Split) for 36 months.

On January 31, 2019, pursuant to a non-brokered private placement, the Company issued 26,316 common shares (125,000 common shares before the Reverse Split) at a price of $1.80 (CAD $2.38) ($0.38 (CAD $0.50) before the Reverse Split) for gross proceeds of $47,550 (CAD $62,500).

On May 2, 2019, pursuant to a brokered and non-brokered private placement, the Company issued 1,371,789 units (6,516,000 units before the Reverse Split) at a price of $3.56 (CAD $ 4.75) ($0.75 (CAD $1.00) before the Reverse Split) per unit for gross proceeds of $4,840,291 (CAD $6,516,000). Each unit consists of one Series A Preferred share and a warrant to purchase one common share. Each warrant entitles the holder to purchase one common share at a price of CAD $9.50 per share (CAD $2.00 per share before the Reverse Split) for a period of 5 years following issuance date. The preferred shareholder shall be entitled to receive a 12% dividend in specie consisting of common shares on each six-month anniversary of the Closing Date.

Additionally, the principal amount of the Series A Preferred shares along with any unpaid dividends will automatically convert into common shares upon the earlier of (i) the Company issuing certain equity securities in a transaction or series of related transactions resulting in aggregate gross proceeds of at least CAD $5,000,000; (ii) the occurrence of certain liquidity events; or (iii) at the maturity date, May 2, 2024.

In relation to this financing, the Company issued 73,853 units (350,800 units before the Reverse Split) with a fair value of $260,585 (CAD $350,800) to the broker consortium. Each unit consists of one Series A Preferred share and one warrant to purchase common shares. Each warrant entitles the holder to purchase one common share at a price of CAD $9.50 per share (CAD $2.00 per share before the Reverse Split) for a period of 5 years following issuance date.

On May 10, 2019, pursuant to a brokered and non-brokered private placement, the Company issued 779,474 units (3,702,500 units before the Reverse Split) at a price of $3.56 (CAD $ 4.75) ($0.75 (CAD $1.00) before the Reverse Split) per unit for gross proceeds of $2,759,353 (CAD $3,702,500). Each unit consists of one Series A Preferred share and a warrant to purchase one common share. Each warrant entitles the holder to purchase one common share at a price of CAD $9.50 per share (CAD $2.00 per share before the Reverse Split) for a period of 5 years following issuance date. The preferred shareholder shall be entitled to receive a 12% dividend in specie consisting of Common Shares on each six-month anniversary of the Closing Date.

Additionally, the principal amount of the Series A Preferred share along with any unpaid dividends will automatically convert into common shares upon the earlier of (i) the Company issuing certain equity securities in a transaction or series of related transactions resulting in aggregate gross proceeds of at least CAD $5,000,000; (ii) the occurrence of certain liquidity events; or (iii) at the maturity date, May 10, 2024.

In relation to this financing, the Company issued 38,974 units (185,125 units before the Reverse Split) with a fair value of $137,968 (CAD $185,125), to the broker consortium. Each unit consists of one Series A Preferred share and one warrant to purchase common shares. Each warrant entitles the holder to purchase one common share at a price of CAD $9.50 per share (CAD $2.00 per share before the Reverse Split) for a period of 5 years following issuance date.

In connection with the above May 2 and May 10 share issuance, a total of $766,970 (CAD $1,029,121) was recorded as share issuance costs. In addition, 180,522 (857,480 before the Reverse Split) broker warrants were issued with a value of $nil. Each warrant entitles the holder to purchase one common share at a price of CAD $9.50 per share (CAD $2.00 per share before the Reverse Split) for a period of 5 years following issuance date.

On May 10, 2019, pursuant to the conversion of convertible debentures with a principal value of $372,634 (CAD $500,000), the Company issued 105,263 units (500,000 units before the Reverse Split) at a price of $3.56 (CAD $ 4.75) per unit ($0.75 (CAD $1.00) per unit before the Reverse Split). Each unit consists of one common share and one warrant to purchase common shares. Each warrant entitles the holder to purchase one common share at a price of CAD $9.50 per share (CAD $2.00 per share before the Reverse Split) for 60 months. In addition, the Company issued 1,453 units (6,904 units before the Reverse Split) at a price of $3.56 (CAD $ 4.75) per unit ($0.75 (CAD $1.00) per unit before the Reverse Split) representing the accreted value of the interest payable on the debentures at time of conversion.

Off Balance Sheet Arrangements

None.

Significant Accounting Policies

Cash

The Company’s cash consists of cash maintained in checking and interest-bearing accounts. The Company accounts for financial instruments with original maturities of three months or less at the date of purchase as cash equivalents. The Company held no cash equivalents as of December 31, 2020 and December 31, 2019.

Property and Equipment

Property and equipment are initially recognized at acquisition cost or manufacturing cost, including any costs directly attributable to bringing the assets to the location and condition necessary for them to be capable of operating in the manner intended by the Company’s management. Property, plant and equipment are subsequently measured at cost less accumulated depreciation and impairment losses.

Depreciation is recognized on a straight-line basis to write down the cost less estimated residual value of computer equipment and furniture and fixtures. The following useful lives are applied:

Computer equipment 5 years

Furniture and fixtures 10 years

Gains or losses arising on the disposal of property, plant and equipment are determined as the difference between the disposal proceeds and the carrying amount of the assets and are recognized in profit or loss within other income or other expenses.

Construction in progress includes construction progress payments, deposits, engineering costs, interest expense for debt financing on long-term construction projects and other costs directly related to the construction of the facilities. Expenditures are capitalized during the construction period and construction in progress is transferred to the relevant class of property and equipment when the assets are available for use, at which point the depreciation of the asset commences.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. In order to determine if assets have been impaired, assets are grouped and tested at the lowest level for which identifiable independent cash flows are available (“asset group”). An impairment loss is recognized when the sum of projected undiscounted cash flows is less than the carrying value of the asset group. The measurement of the impairment loss to be recognized is based on the difference between the fair value and the carrying value of the asset group. Fair value can be determined using a market approach, income approach or cost approach. The reversal of impairment losses is prohibited.

Deferred IPO Costs

Deferred IPO costs represent legal, accounting and other direct costs related to the Company’s efforts to raise capital through an initial public offering of the Company’s common stock (“IPO”). There were no IPO costs incurred prior to 2020. Future costs related to the Company’s IPO activities will be deferred until the completion of the IPO, at which time they will be reclassified to additional paid-in capital as a reduction of the IPO proceeds. If the Company terminates its plan for an IPO, any costs deferred will be expensed immediately.

Revenue Recognition

The Company has not recorded any revenues since its inception. However, in the future, the Company expects to generate returns from any or all the revenue sources below from its customers:

● Rental income from facilities.

● Intellectual property income from the licensing of its intellectual property

● Management and advisory fees from management service contracts and

On January 1, 2018, the Company early adopted ASU No. 2014-09, Revenue from Contracts with Customers and all related amendments (“ASC 606” or “the new revenue standard”). ASC 606 is a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The new revenue standard is based on the principle that an entity should recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle, ASC 606 provides that an entity should apply the following steps: (1) identify the contract(s) with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract and (5) recognize revenue when (or as) the entity satisfies a performance obligation. The new revenue standard also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, and costs to obtain or fulfill contracts. The Company will apply ASC 606 prospectively to all contracts.

Loss Per Common Share

The Company presents basic and diluted loss per share data for its common shares. Basic loss per common share is calculated by dividing the profit or loss attributable to common shareholders of the Company by the weighted average number of common shares outstanding during the year. Diluted loss per common share is calculated by adjusting the weighted average number of common shares outstanding to assume conversion of all potentially dilutive share equivalents, such as stock options and warrants and assumes the receipt of proceeds upon exercise of the dilutive securities to determine the number of shares assumed to be purchased at the average market price during the year. Diluted net loss attributable to common shareholders per share does not differ from basic net loss attributable to common shareholders per share for the years ended December 31, 2020 and December 31, 2019, since the effect of the Company’s stock options and warrants are anti-dilutive.

Research and Development

Expenditure on research and development activities, undertaken with the prospect of gaining new scientific or technical knowledge and understanding, is recognized as expense when incurred.

Foreign Currency Transactions

The financial statements of the Company and its subsidiaries whose functional currencies are the local currencies are translated into U.S. dollars for consolidation as follows: assets and liabilities at the exchange rate as of the balance sheet date, shareholders’ equity at the historical rates of exchange, and income and expense amounts at the average exchange rate for the period. Translation adjustments resulting from the translation of the subsidiaries’ accounts are included in “Accumulated other comprehensive income” as equity in the consolidated balance sheets. Transactions denominated in currencies other than the applicable functional currency are converted to the functional currency at the exchange rate on the transaction date. At period end, monetary assets and liabilities are remeasured to the reporting currency using exchange rates in effect at the balance sheet date. Non-monetary assets and liabilities are remeasured at historical exchange rates. Gains and losses resulting from foreign currency transactions are included within operating expenses.

Fair Value Measurement

Pursuant to the provisions of Accounting Standards Codification (ASC) 820, Fair Value Measurements and Disclosures (ASC 820), the Company measures certain assets and liabilities at fair value or discloses the fair value of certain assets and liabilities recorded at cost in the condensed consolidated interim financial statements. Fair value is calculated as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). ASC 820 establishes a fair value hierarchy which requires assets and liabilities measured at fair value to be categorized into one of three levels based on the inputs used in the valuation. The Company classifies assets and liabilities in their entirety based on the lowest level of input significant to the fair value measurement.

The three levels are defined as follows:

●	Level 1: Observable inputs based on quoted prices (unadjusted) in active markets for identical assets or liabilities.

●	Level 2: Observable inputs, other than those included in Level 1, based on quoted prices for similar assets and liabilities in active markets, or quoted prices for identical assets and liabilities in inactive markets.

●	Level 3: Unobservable inputs that reflect an entity’s own assumptions about what inputs a market participant would use in pricing the asset or liability based on the best information available in the circumstances.

Transfers between levels of the fair value hierarchy are deemed to have occurred at the end of the reporting period in which the event or change of circumstances caused the transfer to occur.

The Company’s financial instruments consist principally of cash, accounts receivable, accounts payable and accrued liabilities. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Income Tax

Current tax expense is the expected tax payable on the taxable income for the period, using tax rates enacted at period-end.

Deferred tax assets, including those arising from tax loss carryforwards, requires management to assess the likelihood that the Company will generate sufficient taxable earnings in future periods in order to utilize recognized deferred tax assets. Assumptions about the generation of future taxable profits depend on management’s estimates of future cash flows. In addition, future changes in tax laws could limit the ability of the Company to obtain tax deductions in future periods. To the extent that future cash flows and taxable income differ significantly from estimates, the ability of the Company to realize the net deferred tax assets recorded at the reporting date could be impacted.

The Company operates in various tax jurisdictions and is subject to audit by various tax authorities.

The Company records uncertain tax positions based on a two-step process whereby (1) a determination is made as to whether it is more likely than not that the tax positions will be sustained based on the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold the Company recognizes the largest amount of tax benefit that is greater than 50% likely to be realized upon ultimate settlement with the related tax authority. The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. Significant judgment is required in the identification of uncertain tax positions and in the estimation of penalties and interest on uncertain tax positions.

There were no material uncertain tax positions as of September 30, 2020 and December 31, 2019.

Share-Based Compensation

The Company generally uses the straight-line method to allocate compensation cost to reporting periods over each optionee’s requisite service period, which is generally the vesting period, and estimates the fair value of stock-based awards to employees and directors using the Black-Scholes option-valuation model (the “Black-Scholes model”). The Black-Scholes model requires the input of subjective assumptions, including volatility, the expected term and the fair value of the underlying common shares on the date of grant, among other inputs. The Company recognizes any forfeitures as they occur.

Recent Accounting Pronouncements

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, as modified by the Jumpstart Our Business Start-ups Act of 2012, (the “JOBS Act”). Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 13(a) of the Securities Exchange Act of 1934, as amended, for complying with new or revised accounting standards applicable to public companies. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

In December 2019, the FASB issued ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes.” ASU 2019-12 simplifies the accounting for income taxes by removing exceptions within the general principles of Topic 740 regarding the calculation of deferred tax liabilities, the incremental approach for intra-period tax allocation, and calculating income taxes in an interim period. In addition, the ASU adds clarifications to the accounting for franchise tax (or similar tax). which is partially based on income, evaluating tax basis of goodwill recognized from a business combination, and reflecting the effect of any enacted changes in tax laws or rates in the annual effective tax rate computation in the interim period that includes the enactment date. The ASU is effective for fiscal years beginning after December 15, 2020, and will be applied either retrospectively or prospectively based upon the applicable amendments. Early adoption is permitted. The Company is currently in the process of evaluating the impact of this guidance on our financial statements.

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820) - Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement.” ASU 2018-13 removes the disclosure requirement for the amount and reasons for transfers between Level 1 and Level 2 fair value measurements as well as the process for Level 3 fair value measurements. In addition, the ASU adds the disclosure requirements for changes in unrealized gains and losses included in other comprehensive income (loss) for recurring Level 3 fair value measurements held at the end of the reporting period as well as the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. The ASU is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years and will be applied on a retrospective basis to all periods presented. Early adoption is permitted. The Company has adopted this standard for the financial year beginning January 1, 2020 and there is no impact on the financial statements.

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments - Credit Losses.” The standard, including subsequently issued amendments, requires a financial asset measured at amortized cost basis, such as accounts receivable and certain other financial assets, to be presented at the net amount expected to be collected based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years, and requires the modified retrospective approach. Early adoption is permitted. Based on the composition of the Company’s trade receivables and other financial assets, current market conditions, and historical credit loss activity, the Company is currently in the process of evaluating the impact of this guidance on our financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases, and has subsequently issued several supplemental and/or clarifying ASU’s (collectively, “Topic 842”), which requires a dual approach for lease accounting under which a lessee would account for leases as finance leases or operating leases. Both finance leases and operating leases may result in the lessee recognizing a right of use asset and a corresponding lease liability. For finance leases, the lessee would recognize interest expense and amortization of the right-of-use asset, and for operating leases, the lessee would recognize lease expense on a straight-line basis. This ASU is effective for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years, and allows a modified retrospective approach. Early adoption is permitted. The Company is currently in the process of evaluating the impact of this guidance on our financial statements.

Related Party Transactions

As of December 31, 2020, $3,223 (December 31, 2019 - $35,093) in total was owing to officers and directors or to companies owned by officers and directors of the Company for services and expenses. These amounts owing have been included in accounts payable and accrued liabilities.

During the year ended December 31, 2020 and 2019, the Company incurred $38,395 and $186,971, respectively, to our U.S. general counsel firm, D R Welch against legal services. An aggregate of 13,158 shares (62,500 shares before the Reverse Split) were issued to David Welch as part of the payment.

During the year ended December 31, 2020, the Company paid $Nil (December 31, 2019 - $17,271) for management services to First Liberty Power Corp., related to the Chairman of the Board of Directors, Don Nicholson.

On April 30, 2019 a loan of $18,625 (CAD $25,000) bearing interest at 2% per annum was given to Ingo Mueller, Chief Executive officer for the purposes of obtaining corporate credit card. The loan was subsequently repaid on August 9, 2019 along with interest accrued.

During the year ended December 31, 2020 and December 31, 2019, the Company paid $8,862 and $37,682 (including $23,154 for services provided in 2018), respectively, for consulting services to 0902550 BC Ltd. where Don Nicholson is the principal consultant.

On May 1, 2019, the Company entered into a 12 months consulting agreement with Arni Johannson to provide Investor Relations services for a monthly fee of CAD 10,000. As of December 31, 2020, the Company owed $nil pursuant to the said agreement.

During the year ended December 31, 2019 the company paid share issue costs amounting to $2,355 and consulting fee amounting to $86,668 to Enkoodabaoo LLC related to officer, Troy McClellan.

There were no other payments to related parties for the year ended December 31, 2020 and 2019 other than expense reimbursements in the ordinary course of business.

Financial Instruments

Fair Value

Our financial instruments consist of cash, accounts receivable, bank overdraft accounts payable and accrued liabilities, and notes payable. There are no significant differences between the carrying amounts of the items reported on the statements of financial position and their estimated fair values. Our risk exposures and their impact on our financial instruments are summarized below.

Liquidity Risk

We are exposed to liquidity risk. Liquidity risk is the exposure of our Company to the risk of not being able to meet our financial obligations as they fall due. Our approach to managing liquidity risk is to regularly evaluate our projected cash from operations and to seek additional capital through equity and debt financings to ensure that we will have sufficient liquidity to meet liabilities when due. Our future liquidity is dependent on factors such as the ability to generate cash from operations and to raise money through debt or equity financing.

Foreign Currency Risk

Foreign exchange risk arises from the changes in foreign exchange rates that may affect the fair value or future cash flows of our financial assets or liabilities.

BUSINESS

Overview

AgriFORCE Growing Systems Ltd. was incorporated as a private company by Articles of Incorporation issued pursuant to the provisions of the Business Corporations Act (British Columbia) on December 22, 2017. The Company’s registered and records office address is at 777 Hornby St., Suite 600, Vancouver, British Columbia, V6Z 1S4. On February 13, 2018, the Company changed its name from 1146470 B.C. Ltd to Canivate Growing Systems Ltd. On November 22, 2019 the Company changed its name from Canivate Growing Systems Ltd. to AgriFORCE Growing Systems Ltd.

Our Business

AgriFORCE is dedicated to transforming modern agricultural development through our proprietary patent pending facility design and automated growing system. Our methods are designed to produce high-quality, pesticide-free, locally cultivated crops – cost-effectively and with the ability to quickly scale, in virtually any climate. Designed to meet both European Union Good Manufacturing Practices standards and the United States Department of Agriculture organic equivalent, we intend to utilize our platform as an industry accepted standard for, among other things, controlled environment plant-based vaccine and pharmaceutical biomass, cannabis and food production.

Understanding Our Approach – The AgriFORCE Precision Growth Method

Traditional farming includes three fundamental approaches: outdoor, greenhouse and indoor. AgriFORCE introduces a unique fourth method, the AgriFORCE precision growth method, which is informed by cutting-edge science and leveraging the latest advances in artificial intelligence (AI) and Internet of Things (IoT).

With a carefully optimized approach to facility design, IoT, AI utilization, nutrient delivery, and micro-propagation, we have devised an intricate, scientific and high success-oriented approach that was designed to produce much greater efficacy yields using fewer resources. This method is intended to outperform traditional growing methods using a specific combination of new and traditional techniques required to attain this efficiency. We call it precision growth. The AgriFORCE precision growth method focuses on addressing some of the most important legacy challenges in agriculture: environmental impact, operational efficiency and yield volumes.

The AgriFORCE precision growth method presents a tremendous opportunity to positively disrupt all corners of the industry. The market size of just the nutraceutical and plant-based pharmaceutical and vaccine/therapeutics market is over $500 billion. Including the traditional hydroponics high value crops and controlled-environment food markets, the addressable market approaches nearly $1 trillion. (1)(2)(3).

While our patent pending intellectual property initially targeted the hydroponics sector of high value crops to showcase its efficacy in a growing market, we are currently expanding operations to refine our technology and methodology for vegetables and fruit. Hydroponics was identified as an ideal sector to demonstrate proof of concept and has resulted in take or pay contracts for facilities once the facilities are in operation. We are now focused on evolving our IP and applying our precision growth method to other agricultural areas so that we can be a part of the solution in fixing the severe issues with the global food supply chain.

The AgriFORCE Model – Managing the Difficulties of Agricultural Verticals with Modern Technology and Innovation

Our intellectual property combines a uniquely engineered facility design and automated growing system to provide a clear solution to the biggest problems plaguing most agricultural verticals. It delivers a clean, self-contained environment that maximizes natural sunlight and offers near ideal supplemental lighting. It also limits human intervention and – crucially – it was designed to provide superior quality control. It was also created to drastically reduce environmental impact, substantially decrease utility demands, as well as lower production costs, while still delivering daily harvests and a higher crop yield.

Plants grow most robustly and flavorfully in full natural sunlight. While it may seem counterintuitive to some, even the clearest of glass greenhouses inhibit the full light spectrum of the sun. However, new translucent and transparent membrane materials have emerged recently that enable the near-full-transmission of the sun’s light spectrum.

(1) https://home.kpmg/pl/en/home/insights/2015/04/nutraceuticals-the-future-of-intelligent-food.html

(2) https://link.springer.com/article/10.1057/jcb.2010.37

(3) https://medium.com/artemis/lets-talk-about-market-size-316842f1ab27

Unlike plastic or glass, these new transparent membranes can help crops achieve their full genetic (and flavor) potential. Natural light also warms the microclimate when necessary, dramatically reducing heating energy requirements. And at times when the sun is not cooperating, advances in supplemental grow lighting can extend the plants’ photoperiod – even beyond natural daylight hours – to maximize crop growth, quality, and time to harvest by up to 50% or better.

Greenhouses and vertical farms are also compromised by outdoor and human-introduced contamination. The new model relies on creating a sealed, cleanroom-like microclimate that keeps pests, pesticides and other pollutants outside.

Thanks to artificial intelligence, the Internet of Things, and similar advances, farmers can now benefit from highly automated growing systems that reduce human intervention and its associated costs. Finely tuned convective air circulation systems enable the microclimate to remain sealed and protected. Natural temperature regulation using sunlight and organic foam-based clouds can significantly reduce air-conditioning electricity requirements. Highly automated hydration, fertilization and lighting are all continuously optimized by machine learning.

This new AgriFORCE model, which has been designed with more than three years of research and development, is set to be put into large scale practice when the first of three new grow facilities completes construction on a 41-acre site in Coachella, California we expect to purchase in the coming year. This unique approach, which included contributions from lighting experts who had previously worked at NASA sending plants into space, was developed to significantly improve local food security in an environmentally friendly way. It uses the best aspects of current growing methods – outdoor, greenhouse and indoor – and replaces their shortcomings with better technology and processes.

Any solution whether in agriculture, industry, or consumer goods is typically the integration of various disparate parts which, in and of themselves, require independent skill sets and levels of expertise to bring together the desired outcome. Controlled environment agriculture solutions such as our patent pending proprietary facility and automated grow system are no different. Centered around four pillars: facility and lighting; automation and AI; nutrients and fertigation and micropropagation and genetics, our business not only has a tremendous opportunity to grow organically by virtue of its existing contracts and a future pipeline of similar contracts, but also through accretive acquisitions.

Our Position in the Ag-Tech Sector

The Ag-Tech sector is severely underserved by the capital markets, and we see an opportunity to acquire global companies who have provided solutions to the industry and are leading innovation moving forward. We are creating a separate corporate office to aggressively pursue such acquisitions. The robustness of our engagement with potential targets has confirmed our belief and desire to be part of a larger integrated Ag-Tech solutions provider, where each separate element of the business has its existing legacy business and can leverage across areas of expertise to expand their business footprint. We believe that there is currently no one that we are aware of who is pursuing this model in the US capital markets environment at this time.

Plant Based Vaccines

Our technology and grow houses may be modified to work with various plant based pharmaceutical crops. One timely and potentially life-saving application is to cultivate plants which can be used to produce vaccines for various diseases, and most currently relevant, Covid-19.

As research groups are developing vaccines to fight the pandemic, they need a method to produce these vaccines quickly, in large amounts and at a low cost. One potential solution is to use plants as bio-factories. The genes to produce the vaccine can be transferred quickly and temporarily to plants that can be grown and harvested using simple and safe farming techniques.

Genetically engineered plants have been used for more than 30 years to provide a platform for manufacturing biopharmaceuticals. A diverse group of biopharmaceuticals, including antibodies, vaccines, growth factors, and cytokines have been produced in plant systems. A recombinant enzyme produced in carrot cells, for example, has been approved by the U.S. Food and Drug Administration for replacement therapy treatment of Gaucher’s disease, a genetic enzyme deficiency. The main advantages of plant-based platforms include their inability to replicate human pathogens. This requires less strident efforts to diminish the risk of contamination during the purification process. Plant-based platforms also require less sophisticated bioreactors for efficient synthesis of complex proteins.

Plant-based vaccines are gradually becoming a reality, although progress has been slower than expected. Slow progress is particularly true for the development of oral vaccines, with the main drawbacks being a poor characterization of antigen stability, bioavailability and reproducibility.

Injectable vaccines could be produced by using transient expression systems, which offer the highest protein yields and are already adopted at the industrial level to produce virus-like particle (VLPs) vaccines and other biopharmaceuticals under GMPC-processes.

Stably transformed plants are another option, but this approach requires more time for the development of antigen-producing lines. Nonetheless, this approach offers the possibility of developing oral vaccines in which the plant cell could act as the antigen delivery agent. This is the most attractive approach in terms of cost, easy delivery and neutralizing the pathogen before it can cause infection.

One of the significant challenges of plant-based pharmaceuticals including vaccines is the segregation of food and feed crops used as production hosts. This is particularly important for where there is a risk of admixture with commodities intended for food and feed. Therefore, it is not just the crop itself but the way in which it interacts with surrounding crops. Preventing the genetic mixing as a result of cross pollination, in large part can only be managed through the careful breeding, cloning and an enclosed facility. Although traditional greenhouses or indoor facilities could notionally provide some form of controlled environment, most do not meet Good Manufacturing Practices standards or are not designed to allow for the plant to achieve its full genetic potential/expression. Good Manufacturing Practices standards is a component of quality assurance that ensures that a pharmaceutical product or vaccine is manufactured to a quality appropriate for its intended use on a consistent basis. This means that the manufacturing process is completely defined, both in terms of materials and procedures. Appropriate certified facilities and equipment must be available, processes and analytical methods must be validated, and staff must be adequately trained.

In the case of terrestrial plants that are used to produce pharmaceuticals and vaccines, there are natural variations and inconsistencies in growth, soil and weather conditions that limit suitability. Furthermore, the location of crop production would have to be outside of the traditional food belt areas, which are typically the best conditions for growing crops, in order to avoid cross pollination and the contamination of food and feed crops. The production of crops (plant biomass) in a controlled environment in which conditions are optimized in compliance with Good Manufacturing Practices standards, from the genetic origination of material through to automated growing offers the best way to allow for plant based vaccine and pharmaceutical feed stock to be grown. Additionally, a self-contained facility that allows the plant biomass to be extracted and clarified on an as produced biomass daily basis offers tremendous scaling benefits, which are often cited as the reason for controlled environment solutions to be pursued. This allows the Company to pursue relationships with biotechnology and pharmaceutical companies who are currently pursuing plant based COVID vaccines and other plant-based pharmaceuticals and imbed downstream processing specific to their needs within the Company’s facility design. This will allow for more efficient logistics and movement of product to the plant made pharmaceutical facility reducing some costs.

Based upon an initial analysis of notable plants (Artemisia annua, Cocculus hirsutus, Nicotiana benthamiana, Solanum nigrum, etc.) currently used in research, the Company has determined that the AgriFORCE Operations, Facilities, Systems, and Environment (four of the five factors in COFSE, our Crops, Ops, Facilities, Systems, Environment optimization strategy) can easily and readily optimize cultivation of the plants analyzed, as well as a wide range of other similar medicinal plants.

Plants identified by pharma companies in the future, that have other COSFE challenges, can certainly be cultivated and optimized in AgriFORCE facilities with minimal to moderate change in any of the factors, most likely the Systems (Automated Grow Systems) and achievable in a matter of months at nominal cost.

Although the design changes are seemingly quite straight forward, the Company does note that certain conditions or requirements may cause more extensive work and hence an impact on time and cost. Likewise, the integration of extraction and clarification may require specialized processes outside of the scope of what the Company is familiar with but would reasonably assume that its biotech and pharmaceutical customers would provide such expertise. It is the Company’s belief that most of the impact on time and budget would not be considered material except that the urgency of the race to provide a vaccine for COVID could re-define materiality in the context of time.

AgriFORCE facilities development, fabrication, and construction is based upon “modular components and systems” in place and ready, prefabricated and shipped to site for most efficient assembly and commissioning. Due to the Company’s foundational development strategy, these facilities can be strategically located and multiplied virtually anywhere in the US and Canada, ideally between 33°N -50°N latitudes. Therefore, the location, count, and schedule to deliver operational facilities is a matter of capital and time.

The AgriFORCE Grow House

The Company is an agriculture-focused technology company that delivers innovative and reliable, financially robust solutions for high value crops through our proprietary facility design and automation IP to businesses and enterprises globally. The Company intends to operate in the plant based pharmaceutical, nutraceutical, and high value crop markets using its unique proprietary facility design and hydroponics based automated growing system that enable cultivators to effectively grow crops in a controlled environment. The Company calls its facility design and automated growing system the “AgriFORCE grow house”. The Company has designed its AgriFORCE grow house to produce in virtually any environmental condition and to optimize crop yields to as near their full genetic potential possible while substantially eliminating the need for the use of pesticides, fungicides and/or irradiation. The Company is positioning itself to deliver solutions to a growing industry where end users are demanding environmentally friendly and sustainable, controlled growing environments and processes. The initial market focus is the cultivation of cannabis and hemp in California, and proof of concept will be to apply the IP to biomass production of plant based vaccine materials. The Company believes will offer cannabis and hemp producers with a lower cost cultivation solution for the indoor production of premium quality medical and recreational cannabis due to a combination of higher crop quality and yields, and reduced operating costs and higher quality hemp for the production of CBD. The Company has designed its AgriFORCE grow house as a modular growing facility that it plans to build and license to licensed operators for the cultivation of cannabis or hemp. The AgriFORCE grow house incorporates a design and technology that is the subject of a provisional patent that the Company has submitted to the United States Patent and Trademark Office on March 7, 2019. On March 6, 2020, a New International Patent Application No. PCT/CA2020/050302 Priority Claim United States 62/815, 131 was filed. The Company’s IP can be adapted to a multitude of crops and required growing conditions where exacting environmental control and pharma grade equivalent cleanliness and processes are required to meet the highest cultivation standards. By delivering the first facility, the Company will be in a position to demonstrate the performance and to target Good Manufacturing Practices standards compliance necessary to engage the pharma industry as it moves into modifying its IP to meet the particular plant biomass requirements for vaccines and other pharma biomass.

As the Company commences construction of its micropropagation facility and grow house, it will start to develop its solution for fruits and vegetables focusing on the integration of its current structure with a new form of vertical grow technology. Although many of the components and elements will be the same or similar in nature, the automation and integration for going vertical and accommodating lighting, circulation, climate control and humidity control will be somewhat different. Therefore, the Company intends to develop a small working commercial facility as it moves to finalize design and engineering. The Company believes it can deliver new IP for vertical farming with a view to constructing its first commercial facility to serve the Southern California market for fresh local leafy greens (first crop) before rolling out its solution to address other crops and other local markets in the United States.

Our Intellectual Property Strategy

The Company’s IP and business is focused on four (4) key elements:

1)	FACILITY AND LIGHTING DESIGN

-the facility utilizes a proprietary building envelope system that allows virtually the full light spectrum and substantial portions of the UV light spectrum through ~~it~~. It is fully sealed and utilizes positive air pressure exchange to create a microclimate that optimizes temperature, humidity, CO2, air velocity, filtration, and sanitation through the process of biomimicry.

-Advanced proprietary supplemental grow lighting technologies achieving optimal luminous efficacy, spectrum, distribution characteristics, automated DLI management and fixture architecture.

2)	AUTOMATION AND ARTIFICIAL INTELLIGENCE

-Proprietary automated grow system(s) and technology integrated through IOT and artificial intelligence.

-Self learning input factors to create the highest yield, lowest impact cultivation.

3)	FERTIGATION AND NUTRIENTS

-white label and proprietary organic based blends/products tailored and focused on improved yields and reduced impact cultivation.

4)	MICROPROPAGATION AND GENETICS

Optimized cellular cloning and tissue culture process tailored to facility environment optimization to ensure enhanced solution specific genetic outcomes.

The Company has entered into commercial arrangements wherein it can leverage the value of its intellectual property on a value-added basis to move away from traditional farming metrics. The Company has developed its first business model to achieve such value-added outcomes with respect to cannabis and hemp. The Company does not plan to cultivate cannabis or hemp and consequently does not have plans to obtain any licenses to grow or cultivate cannabis or hemp. Rather, it will provide its facilities to licensed operators who the Company refers to as its “Exclusive Independent Operators”, or “EIOs”. The EIOs will cultivate cannabis and hemp under the licenses that they obtain from the requisite governmental authorities under a series of agreements that the Company enters into with each EIO, which will include an intellectual property license agreement, a facility sub-lease and a services agreement. The Company plans to earn revenues from its AgriFORCE grow houses from a combination of license fees, lease payments and services fees that its EIOs will pay to use under agreements that the Company will enter into with the EIOs, as described below.

To maximize the AgriFORCE grow house’s production capacity, each AgriFORCE grow house will incorporate its own tissue culture laboratory for micropropagation into the Company’s proprietary mechanized and automated growing system. AgriFORCE micropropagation laboratories will enable the micropropagation of healthy plantlets that will then be transplanted and grown to maturity in its facilities.

Our Business Plan

The Company plans to develop its business by focusing on both an organic growth plan and through M&A. The Company’s organic growth plan is focused on four distinct phases:

PHASE 1: COMPLETED: 2017-2020

●	Conceptualization, Engineering, and Design of Facility and Systems.
●	Completed selection process of key environmental systems with preferred vendors.
●	The signing of revenue contracts with the Exclusive Independent Operator (EIO) for the first 3 facilities completed.
●	The arrangement of 3 offtake agreements signed with Exclusive Independent Operator (EIO) for those 3 facilities when complete.
●	Selection and Land Purchase agreement in Coachella, CA for 41.37-acre parcel subject to financing completion in 2021.
●	ForceFilm material ordered.

PHASE 2: 2021:

●	Complete the financing for, and purchase of, the 41.37-acre parcel in Coachella, CA
●	Site preparation and utilities infrastructure build out for the campus (up to 8 facilities).
●	Fit out and complete genetics lab for micropropagation, breeding, and R&D to achieve near term revenue (8 months) of the sale of tissue culture clones.
●	Additional raw materials procurement of AgriFORCE IP specific automated grow system, supplemental grow lighting and controls systems, and manufacture of the building envelope materials.
●	Conceptualization and design of vertical grow solutions in order to develop a small scale vertical grow house.
●	Focus on the delivery and installation of the first of three contracts

PHASE 3: 2022-2024:

●	Focus on the delivery and installation of the second and third contracts and commence financing and construction of facilities two through seven to deliver total $105m annual EBITDA run rate within 3 years. Proof of quantitative and qualitative benefits will drive both sales pipeline acceleration for years 4 onward, with an expected near-term addition during years 2 through 4 of four additional contracts representing a further $60m in annual EBITDA.
●	Design and complete an R&D facility for plant-based pharma and food solutions testing and demonstration including genetic optimization through TC and breeding. Commence engagement with universities and pharmaceutical companies.
●	Construct small scale vertical grow house and operate successfully.
●	Finalize the design and engineering of vertical grow solution with construction commencement late in the third year. Commence engagement with local restaurants and grocery stores and develop a vertical grow house branding strategy.

PHASE 4: 2025:

●	Focus on delivery and installation of additional facilities.
●	Expand geographic presence into other states whilst also introducing the grow house to other international markets with a view to securing additional locations and markets by year four.
●	Targeted additional contracts of 3 facilities.
●	Commence and complete first vertical grow commercial facility to serve Southern California market by end of year 4.

The Company’s initial AgriFORCE grow houses are planned to be constructed in California.

With respect to M&A growth, the Company is creating a separate corporate office to aggressively pursue acquisitions. The Company will focus on identifying target companies in the key four pillars of its platform where each separate element of the business has its existing legacy business and can leverage across areas of expertise to expand their business footprint. The Company believes that a buy and build strategy will provide unique opportunities for innovation across each segment of the Ag-Tech market we serve. Our unique IP combined with the know-how and IP of acquired companies will create additional value if the way we grow or produce crops. The Company believes there is currently no other public traded publicly in the United States pursing this model.

Below is a diagram of the intended strategy with respect to the Company’s M&A strategy:

Corporate Structure

The Company currently has the following wholly-owned subsidiaries, which perform the following functions – AgriForce Investments will handle any investments in the U.S., West Pender Holdings will hold real estate assets, West Pender Management will manage those assets and AGI IP will hold intellectual property in the U.S. and DayBreak is dormant:

Name of Subsidiary	Jurisdiction of Incorporation	Date of Incorporation
AgriFORCE Investments Inc. (US)	Delaware	April 9, 2019
West Pender Holdings, Inc.	Delaware	September 1, 2018
AGI IP Co.	Nevada	March 5, 2020
West Pender Management Co.	Nevada	July 9, 2019
DayBreak Ag Systems Ltd.	British Columbia	December 4, 2019

Summary Three Year History

From the date of Incorporation (December 22, 2017) to the date of the Prospectus, the Company has largely been engaged in completion of its initial corporate organization, assembling its management team, completing the design and engineering of its IP and filing the appropriate intellectual property protection and taking the initial steps to implement its business plan through the commencement of initial operations in California. Significant milestones during this period are as follows:

●	The Company completed its initial seed round financings in early 2018.

●	From November 2018 to August 2019, the Company engaged architectural, lighting design, engineering and tensile structure engineering consultants to advance “Concept Solution” to an “Engineered Solution” for the AgriFORCE grow houses, and the Company’s consultants completed testing and verification of its proprietary solutions, as described below in detail under “Advancement from Concept Solution to Engineered Solution”.

●	In December 2018, the Company selected FabriTec as its primary contractor for the growing portion of the AgriFORCE grow houses, which will be constructed of tensile steel and the high strength flexible covering material.

●	In January 2019, the Company received from FabriTec the initial engineering drawings for the greenhouse enclosure for the AgriFORCE grow house.

●	In February 2019, the Company arranged for PharmHaus, as its initial EIO, to enter into three offtake agreements with well-known California high value crop producers for the potential offtake purchase of an aggregate of 19,500 kilograms of production, which has since been increased to 21,878 kilograms of production per year under a replacement offtake agreement executed in September 2019.

●	On March 7, 2019, the Company filed an initial provisional patent application for the original concept related to the AgriFORCE grow house.

●	In July 2019, the Company entered into a master “Design/ Build” construction contract with FabriTec for the construction of the greenhouse enclosure (subject to final agreement on pricing).

●	In August 2019, the Company submitted an amended provisional patent application for its Structure Technology that reflects the “engineered solution” and related technology and intellectual property developed by the Company through the testing and verification process with FabriTec and the Company’s other architectural, engineering and technical consultants.

●	On March 6, 2020, a New International Patent Application No. PCT/CA2020/050302 Priority Claim United States 62/815, 131 was filed. The Company’s IP can be adapted to a multitude of crops and required growing conditions where exacting environmental control and pharma grade equivalent cleanliness and processes are required to meet the highest cultivation standards.

●	As of the date of this prospectus, the Company has substantially finalized the final design and engineering drawings for the AgriFORCE grow house.

Debt Financing

The Company signed a Term Sheet with Capital Funding Group on April 8, 2020 for the provision of debt related to the potential purchase of a property in Coachella, CA and all site improvements and infrastructure. The Term Sheet was further renewed on February 5, 2021. The terms of the debt are to provide 50% of the value of the land purchase price and 80% of the value of the site improvements and infrastructure. The value of the debt is expected to be approximately $12,000,000. The interest rate applicable to the land purchase is 10.5% per annum and for the site improvements and infrastructure it is 15.5% annum. In order to complete the debt facility agreement, the Company will need to raise approximately $4,500,000 in equity by February 1, 2021. The term of the loan is eighteen months. The Company expects to re-finance at the completion of the improvements and infrastructure through traditional lending sources. The Company is also in discussions with respect to debt financing for the grow house structure as well as the associated equipment including but not limited to the HVAC system and the automated growing system through the same debt broker used to secure the Capital Funding Group loan facility term sheet. Capital Funding Group has agreed to provide such debt financing subject to the completion of a development appraisal and final approval by its board of directors. There can be no assurance as to whether the Company will be able to secure further debt or secure such debt on commercially reasonable terms.

The Company’s Initial California EIO (Exclusive Independent Operator)

The Company has selected PharmHaus, a private company that is arms-length to AgriFORCE, as its initial EIO. The Company has entered into each of the following agreements, on the terms outlined above, with PharmHaus as the EIO (the “PharmHaus Agreements”):

●	Cultivation Facility Lease Agreement;

●	IP License Agreement; and

●	Management Services Agreement.

Under the PharmHaus Agreements, the Company is anticipating that approximately 90% of revenues, net of costs of goods sold and operator fees, derived by PharmHaus from its operations (after payment of operating fees/ expenses) will ultimately be paid to the Company through its wholly owned subsidiaries under the PharmHaus Agreements.

The Company assisted PharmHaus in entering into three offtake agreements (the “PharmHaus Offtake Agreements”) representing the aggregate agreement to purchase an original minimum aggregate of 19,500 kilograms of production per year. Each PharmHaus Offtake Agreement is with a separate company. We refer to these companies as the “Offtake Distributors”, as they will purchase and then distribute the high value crops produced at the initial PharmHaus facility. The Offtake Distributors are well established high value crop producers in the California marketplace. The PharmHaus Offtake Agreements were originally each for annual amounts of 6,500 kilograms per year, but one PharmHaus Offtake Agreement was replaced with an offtake agreement for 8,878 kilograms per year. The PharmHaus Offtake Agreements each provide that the Offtake Distributor will take and pay for the agreed minimal annual amount of production derived from the PharmHaus cultivation facility. Pricing will be based upon mutually agreeable published indices and benchmarks. In addition, the Offtake Distributor will have a right of first refusal to purchase additional product above the set minimum amount. The PharmHaus Offtake Agreements include agreements with respect to bonding to be provided by the Offtake Distributor, delivery and storage of products, title and risk of loss, events of default and representations and warranties. In September 2019, one of the offtake partners advised of their intent to withdraw from one of the PharmHaus Offtake Agreements. As a result, the initial offtake agreement with this offtake partner was terminated and a new offtake agreement for 8,878 kilograms of high value crops per year was entered into by PharmHaus with a company that is related to one of the other original offtake partners. According, the total minimum purchase agreement under the PharmHaus Offtake Agreements is now 21,878 kilograms of cannabis product per year.

In order to enable PharmHaus to operate the AgriFORCE grow houses and to deliver product under the PharmHaus Operating Agreements, PharmHaus has entered into operating agreements with each of the Offtake Distributors for the operation of the initial AgriFORCE grow houses to be constructed at the site (each a “PharmHaus Operating Agreement”). Under each PharmHaus Operating Agreement, the Offtake Distributor will be engaged as the operator of the cultivation facility and will agree to operate the facility in accordance with AgriFORCE’s operating standards. PharmHaus will pay to the Offtake Distributor an operating fee equal to cost of golds sold plus 5%. The operating costs will be paid by PharmHaus using funds to be received from the sale of the high value crops sold to the Offtake Distributor under the relevant PharmHaus Offtake Agreement. Under the PharmHaus Operating Agreement, the Offtake Distributor will agree to transfer to PharmHaus any and all licenses, if required, related to the production of high value crops held by the Offtake Distributor in connection with the operation of the grow house. The PharmHaus Operating Agreement requires the Offtake Distributor, as operator, to comply with all applicable laws, licenses and permits in operating the facility and to confer with PharmHaus as to the high value crops grown, their genetic profiles and on their pricing when sold. The PharmHaus Operating Agreement will require the Offtake Distributor to pay for all operating costs of the facility and related business, with such costs ultimately being funded through payment by PharmHaus of the operating fee.

PharmHaus will be applying for the required governmental licenses and permits from the State of California and as required by local authorities in order to enable it to high value crops in accordance with any applicable California and local laws.

PharmHaus will require additional financing in order to achieve its business plan and objectives and in order to perform its contractual obligations under the Company’s agreements with PharmHaus. There is no assurance that PharmHaus will obtain such funding, and if PharmHaus does not obtain funding or perform its obligation under its agreements with the Company, then the Company may have to terminate its series of agreements with PharmHaus and identify another EIO that is capable of advancing the business.

Micropropagation Laboratories

The Company has undertaken the steps described below in connection with the design and deployment of the Company’s micropropagation laboratories. These laboratories will ultimately be deployed at the Company’s AgriFORCE grow houses. However, the Company has identified a business opportunity through one of the PharmHaus’s Offtake Distributors for deployment of the micropropagation laboratories for plantlet growth in advance of the completion of the initial AgriFORCE grow houses. The advantage of the Company for pursuing this opportunity is that it enables the Company to achieve initial revenues in advance of incurring the full construction expenditure required for the initial AgriFORCE grow houses, thereby providing internally generated funding for the Company’s expenditures and tests of the micropropagation process with the selected plant strains:

●	the Company has completed the evaluation of options for construction of the micropropagation facility;

●	the Company has completed the determination of the most suitable low capital expenditure option providing flexibility;

●

Acquired in-house expertise through Dr. Laila Benkrima, the Company’s Chief Scientific Officer, who has a PhD from the University of Paris in horticulture with a specialization in tissue culture and the hybridization and selection of plant varietals;

●	completed the design of full facility and equipment scope and layout;

●	identified potential vendors and received final quotations; and

●	Research and preparation for permitting and licensing requirements as well as identifying an operating location in connection with installation and operation of the first laboratory.

Following these efforts, the Company has undertaken discussions with the PharmHaus Offtake Distributors as to deployment of the micropropagation laboratory facility and sale of plantlets to the Offtake Distributors.

PharmHaus has entered into a binding memorandum of understanding dated September 12, 2019 (the “MOU”) with one of the PharmHaus Offtake Distributors for sharing in the sale proceeds of the product grown in a new (mobile) micropropagation laboratory. Under the MOU, PharmHaus has agreed to exclusively supply the Offtake Distributor with product from the micropropagation laboratory, provided that PharmHaus may supply plantlets to other parties with the consent of the Offtake Distributor, with such consent not to be unreasonably withheld. PharmHaus will be responsible for all costs relating to the micropropagation laboratory and producing the plantlets, including licensing and operation expenses. Upon growth of plantlets in the laboratory, the plantlets will be transferred to the Offtake Distributor for growth into mature plants suitable for harvesting and commercial sales. The Offtake Distributor will be responsible for all costs of growing the plantlets and commercial sales, including licensing and operator expenses. All revenues received will be shared equally by the Offtake Distributor and PharmHaus. The MOU is contingent upon PharmHaus being able to obtain use of the micropropagation laboratory, which condition it intends to satisfy by entering into the arrangements with the Company’s operating subsidiaries described below. The MOU between PharmHaus and the Offtake Distributor contemplates the execution of a definitive agreement for this arrangement, provided that the terms of the arrangement are legally binding on the parties pending finalization of the definitive agreement.

In order to enable PharmHaus to perform its obligations under the MOU, the Company will provide a micropropagation laboratory to PharmHaus under arrangements that will provide for rental fees, licensing fees and service fees being paid by PharmHaus to the Company’s operating subsidiaries. These arrangements will be finalized once costing of the micropropagation laboratories has been completed and are expected to follow a similar structure to the leasing, licensing, and service fee arrangements under the existing PharmHaus Agreements. The Company is presently proceeding with selecting vendors from whom we obtained quotations for the manufacture of the micropropagation laboratories in order that these laboratories can be constructed and rented to PharmHaus, with PharmHaus then being able to perform its obligations under the MOU.

Intellectual Property

The Company’s intellectual property rights are important to its business. In accordance with industry practice, the Company protects its proprietary products, technology and its competitive advantage through a combination of contractual provisions and trade secret, copyright and trademark laws in Canada, the United States and in other jurisdictions in which it conducts its business. The Company also has confidentiality agreements, assignment agreements and license agreements with employees and third parties, which limit access to and use of its intellectual property.

Patent Applications

Date filed or Information received	Registration Date	Title	Serial #	Registration#	Prov.Patent Application #	PCT Patent Application	Patent #	Comment	Expiry Date for Either Application or Registration	Applicant
7/Mar/2019		Structures For Growing Plants and Related Aparatrus and Methods			62/815,131				Expired replaced with 56288979-7PCT	Canivate Growing Systems Ltd
26/Aug/2019		AUTOMATED GROWING SYSTEMS			62/891,562				Expired replaced with 56288979-10PCT
6/Mar/2020		Structures For Growing Plants	56288979-7PCT			PCT/CA2020/050302		Prior Claim date: 03/07/2019 - Pending	5/Sep/2022	AgriFORCE Growing Systems Ltd.
26/Aug/2020		AUTOMATED GROWING SYSTEMS	56288979-10PCT			PCT/CA2020/051161		Prior Claim date: 08/26/2019 - Pending	25/Feb/2022	AgriFORCE Growing Systems Ltd.

Trademarks

Date filed or Information received	Registration Date	Title	Serial #	US Trade Mark Application #	CDN Trade Mark Application #2	Trademark International Registration #	US Trade Mark #	Comment	Expiry Date	Owner
24/Jan/2019		PLANET LOVE			1942554			IS&EDC	25/Jul/2029	Canivate Growing Systems Ltd
19/Dec/2019		PLANET LOVE	79274347	1504091					Awaiting examination in US	Canivate Growing Systems Ltd
21/Jan/2020	25/Jul/2019	PLANET LOVE	806/1273879901			1504091			25/Jul/2029	AgriFORCE Growing Systems Ltd.
24/Jan/2019		HYDROFILM			1942547			IS&EDC	Formalized; awaiting examination	Canivate Growing Systems Ltd
21/Jan/2020	24/Jul/2019	HYDROFILM				1506916				AgriFORCE Growing Systems Ltd.
7/Dec/2018		HYDROHAUS			1934896			IS&EDC	Formalized; awaiting examination	Canivate Growing Systems Ltd
7/Dec/2018		HYDROHOUSE			1934895			IS&EDC	Formalized; awaiting examination	Canivate Growing Systems Ltd
1/Mar/2019		CANIVATE			1949210	1494234		CLASS 6: Greenhouses of metal, CLASS 19: Greenhouses of plastic, CLASS 44: Greenhouse services; horticultural services	Formalized; awaiting examination	Canivate Growing Systems Ltd
21/Jan/2020	30/Aug/2019	CANIVATE				1494234				AgriFORCE Growing Systems Ltd.
1/Mar/2019		THE CANIVATE WAY			1949209			IS&EDC	Formalized; awaiting examination	Canivate Growing Systems Ltd
1/Mar/2019	27/Oct/2020	THE CANIVATE WAY	79-270,261			1494231	6,182,017	CLASS 6: Greenhouses of metal, CLASS 19: Greenhouses of plastic, CLASS 44: Greenhouse services; horticultural services	26/Oct/2030	AgriFORCE Growing Systems Ltd.
26/Nov/2019		AGRIFORCE Trademark application			1997835			CLASS 6: Greenhouses of metal, CLASS 19: Greenhouses of plastic, CLASS 44: Greenhouse services; horticultural services	Formalized; awaiting examination	AgriFORCE Growing Systems Ltd.
22/May/2020		AGRIFORCE Trademark application	88930218	88930218				CLASS 6: Greenhouses of metal, CLASS 19: Greenhouses of plastic, CLASS 44: Greenhouse services; horticultural services	Awaiting examination in US	AgriFORCE Growing Systems Ltd.
18/Sep/2020		AGRIFORCE Trademark application				18243244		CLASS 6: Greenhouses of metal, CLASS 19: Greenhouses of plastic, CLASS 44: Greenhouse services; horticultural services	22/May/2030	AgriFORCE Growing Systems Ltd.
19/Aug/2020		FORCEFILM Trademark application	90124842	90/124842					Awaiting examination in US	AgriFORCE Growing Systems Ltd.
7/Aug/2020		FORCEFILM Trademark application			2044675				Formalized; awaiting examination	AgriFORCE Growing Systems Ltd.

Our Competitive Conditions

Both indoor and greenhouse growing facilities have come to the forefront in recent years. With the advent of new business opportunities and the necessity and demand for increasing efficiency and yields, the facility design for both indoor and greenhouse has been significantly improved through advancing technologies and operational procedures, even more importantly in hybrid facility environments.

While indoor (warehouse growing) has really come to interest primarily through the origination of the cannabis sector, in recent decades, the greenhouse industry has been transforming from small scale facilities used primarily for research and aesthetic purposes (i.e. botanic gardens) to significantly more large-scale facilities that compete directly with land-based conventional food and ornamental plant production. While indoor growing allows production throughout the year and in most geographical locations, the energy used for lighting and climate control is costly while those systems are critical to the success, efficiency and yield of the operation. In large part due to the recent improvements in growing technology, the industry is witnessing a blossoming like no time before. Greenhouses today are increasingly emerging that are large-scale, capital-infused, more resource conscientious and urban-centered.

A major part of this recent transformation in the greenhouse industry has been the rise of a technology-infused Smart Greenhouse Market. Smart Greenhouses feature new levels of technology and automated control systems that allow for further optimization of growing conditions. These technologies include LED grow-lights that provide energy efficient supplemental lighting during cloudy conditions and at night, as well as an array of smart sensors that can detect issues with plants or the growing environment as they arise and trigger responses from different control systems.

No matter the country or region, one universal trend is that modern greenhouses are being built closer to metropolitan areas and large transportation hubs. One reason for this shift is to locate greenhouses closer to universities where research opportunities and skilled labor abound. As greenhouses become more tech-heavy, having this close proximity to research institutions will continue to be an important factor in location.

As the market has grown dramatically, it has also experienced clear trends in recent years. Modern greenhouses are becoming increasingly tech-intensive, using LED lights and automated control systems to tailor optimal growing environments. Successful greenhouse companies are scaling significantly and locating their growing facilities near urban hubs to capitalize on the ever-increasing demand for local (sustainable, conscientious, nutritious) food, no matter the season. To accomplish these feats, the greenhouse industry is also becoming increasingly capital-infused, using venture funding and other sources to build out the infrastructure necessary to compete in the current market.

As the smart greenhouse market continues to expand, new technologies are also coming online that will shape the future of production. Like before, many of these technologies are being developed for the greenhouse industry in particular. However, perhaps recently more than ever, innovation is also coming from other sectors. From artificial intelligence to Solar PV, new technologies from a wide range of industries are now finding their way into the modern greenhouse.

Past and current deficiencies with indoor farming in general have already signaled two important messages. First, there is logical reasoning to support the argument that indoor agriculture will become the norm and play a vital role to our current food (water intensive, non-grain) landscape. It will not be an easy journey, but the industry is growing and evolving at a fascinating speed. Second, technology advancements play a key role in leading the industry to continue to mature and reach greater efficiencies, production, and profitability.

As the global population continues to grow, and resources like land and water become more restricted, greenhouse (and hybrid) farming will be a dominant contributor for feeding global population that is just as important as land-based farming.

As a whole, the solutions provided to the agriculture industry have been driven by the integration of disparate components predominately lead by the client / farmer, major greenhouse vendors such as Kubo, Van der Hoeven, Certhon and Havecon or by major automation vendors such as Codema Systems or Ridder Group. This has resulted in fragmentation and sub-optimal IP that has not been fully integrated in a form as the Company is endeavoring to provide. Additionally, many solutions often are an amalgamation of disparate parts and vendors that are not necessarily optimized for a particular crop. In the indoor growing space, this is even more pronounced as the facility is often a simple warehouse which is in and of itself suboptimal and the draw backs are more pronounced. Often the integration is led by the cultivators themselves, who often do not possess the necessary skills to effectively manage such a process or it is led by one of the main vendors.

The future: hardware, software, & plant physiology

Currently innovation is steered by three main drivers: in-house development within companies, technology providers, and “cross-industry pollination”. New and upcoming companies have great potential to create innovative products. When companies showcase how their innovative technology can be applied, other companies can either adapt or further develop these ideas. There are also technology providers who specialize in specific areas of Ag-Tech. Through cross-industry pollination, we can acquire existing technology from other industries for use in greenhouse application.

Lighting/materials

Energy costs—primarily associated with lighting—are of major significance in the operation of a greenhouse facility. Lighting is a critical component for growing plants in fully closed environments because it is the primary energy input used by plants for photosynthesis. Light-emitting diodes (LEDs) were first adopted for indoor growing in the 1970s to supplement natural sunlight more efficiently than previously used incandescent bulbs. With the advancement of LED technology, the cost has dropped significantly over the last 10 years—specifically, LED lighting costs have halved, while their efficacy, or light energy, has more than doubled. We can expect costs to continue to drop as technology develops and this trend continues. Additionally, precise control of lighting can enable the discovery and dissemination of reproducible “light recipes” that are tailored to crops specifically grown indoors. These light recipes are being developed and used by cultivators to manipulate how plants grow, what they taste like, and their nutrient composition.

In addition to lighting, improvements related to materials can also help further efficiency. Companies like Soliculture, are paving the way for a revolution of greenhouse materials. Their LUMO solar panel contains a low density of silicon photovoltaic (PV) strips arranged with space in between to allow light to transmit between the strips. A thin layer of luminescent material is adhered to the backside of the glass, enhancing light quality by converting green light to red light. Red light has the highest efficiency for photosynthesis in plants, and therefore this optimized light spectrum increases yield faster maturation rate, and has proven to contribute to more disease resistant plants.

Data/AI

Artificial intelligence (“AI”) is expected to grow significantly in the coming years, where humans are certainly not obsolete but essential in leading innovation to significantly enhance results. AI-powered tools are gaining popularity across several industries including agriculture. In the future, we expect AI to be used in operations by means of automation and for predictive analytics.

Robots are increasingly replacing humans as we see more fully automated operations. Robots excel at repetitive, precision mundane tasks such as seeding, weeding, and harvesting. Start-up Iron Ox uses robots every step of the way from seed to harvest.

This allows allocation of resources elsewhere to focus on their overall production. Robotics also reduce labor costs while increasing efficiency. Currently farming is facing a labor shortage for reasons ranging from immigration policy to a lack of desire to work in the industry. Robots can help fill in the gaps in missing labor.

AI and machine learning technologies are developed to integrate and deliver more precise control of comprehensive growing operations. Ag-Tech company, Autogrow, provides intelligent automation systems including pH sensors, irrigation, and climate control products. Both hardware and software are improving to become more analytical and help detect and solve problems such as pest management, nutrient solution maintenance, and disease prevention.

Automation will become more feasible and available as AI technology improves and becomes less expensive. Reduced labor costs will allow product prices to decrease, making local food more accessible.

Biological Development

While improved environmental control and cultivation practices will undoubtedly lead to greater crop yields, biological alterations can more specifically tailor plants to growing environments and consumer needs. Indoor growing environments and processing facilities reduce the need for plant traits which provide stability in the face of environmental fluctuations, pests, pathogens, and post-harvest injury. New plant breeding techniques and genome-editing technologies such as CRISPR/Cas9 can be used to promote new plant traits focused on rapid plant growth, performance in low-light environments, plant stature, nutrition, and flavor. Coupling heightened environmental control with biological control also opens the door for variable gene expression under different growing conditions. This could lead to crop varieties that are distinct from their outdoor counterparts for new culinary applications and create unique markets for produce grown indoors.

Industrial synergies

With the rise of abundant tech providers and cross-disciplinary innovators, we can expect collaboration and knowledge sharing to become more common. In addition to delivering more effective indoor growing technologies, collaboration may also substantiate partnerships between companies which reduce their ecological footprints. For instance, co-locating greenhouses with industrial power plants can divert carbon dioxide and heat—by products of combustion—from the atmosphere to crops for photosynthesis enhancement and climate control. Furthermore, composted food waste may be diverted from landfills to fertilize crops in soil-based greenhouses. In the other direction, transparent solar panels may enable greenhouses to become net producers of energy to supply nearby buildings without sacrificing crop performance.

New technologies and ideas will better integrate agricultural businesses with the world around them, helping urban and industrial communities become more productive and sustainable.

Innovation in technology and practice will be the key drivers of new developments in indoor and greenhouse ag businesses. While these developments will be diverse and multidimensional, their effects will be focused on improvements to the potential scale and efficiency of, and quality of food from, indoor agriculture. Following the greenhouse’s historical trajectory, we believe it is safe to assume its relevance to global food systems will continue to expand as we progress into the future.

Competitor Comparison

The Company believes that it has no direct competitors who provide a proprietary facility design and automated grow system as well as a system of operational processes designed to optimize the performance of the Company’s grow houses. On a broader basis, the competitive landscape includes greenhouse vendors, agriculture systems providers, automated grow system vendors, system/solutions consultants and cannabis and hemp companies themselves who are all trying to service the fast-growing market.

Competitive Differentiation

The Company believes it has developed one of the world’s most technologically advanced indoor agriculture systems by focusing on competitive differentiators to deliver vastly improved results beyond conventional indoor approaches. By conceiving new IP, as well as utilizing tried trued tested existing Ag-Tech and Bio-Tech solutions, the Company delivers integrated unique architectural design, intelligent automation and advanced growing processes to create precisely controlled growing environments optimized for each nominated crop variety. These precision ecosystems should enable the Company to cost-effectively produce the cleanest, greenest and most flavorful produce, as well as consistent medical-grade plant-based nutraceuticals and pharmaceuticals, available. The key points of differentiation are as follows:

Crops		Ops

●	Optimized genetics through advanced tissue culture and micropropagation.	●	Advanced propagation/cultivation/harvest SOP’s.
●	Higher yields.	●	Minimal workforce.
●	Improved nutrition/efficacy values.	●	Enhanced automation.
●	Lower production costs.	●	Substantive capital, resource, and operational savings.
●	Patents, future pending and provisional.	●	Reduced ecological impacts.
		●	Trade-marks, EU registered and Canada + US pending.
		●	Patents, pending and provisional.

Facilities		Systems		Environment
●	High-tech high efficiency building envelope.	●	IoT to AI integrated facility/systems controls.	●	High efficiency climate control equipment.
●	Proprietary building engineering and materials.	●	Critical sensing and monitoring interface equipment.	●	Micro-climate delivery materials and systems.
●	Natural sunlight, indoors.	●	Advanced Ag-tech Automated Grow Systems.	●	Automated chronological/meteorological/biological integrated controls.
●	Proprietary supplemental grow lighting. Dynamic foam solar gain control. Significantly reduced utility demands. Alternative clean energy sourcing. Green Building Initiative/Green Globe certification. Patents, pending and provisional.	● ● ●	Proprietary high efficiency grow channels. Hybrid hydroponic-aeroponic nutrient systems. Patents, pending and provisional.	● ●	Sealed environment. Herbicide and pesticide free cultivation. Patents, pending and provisional.

Employees

As of the date of this Prospectus, the Company has five employees and four consultants. Prior to COVID-19, the Company had eight employees and two consultants. The Company also relies on consultants and contractors to conduct its operations. The Company anticipates that it will move back to pre-COVID -19 staffing levels upon completion of further financing and hopes that certain senior management personnel whose employment was terminated will be available to re-join the Company. However, there can be no assurances that previous employees will be desirous of rejoining or available to rejoin the Company in which case the Company will likely need to incur recruitment costs to identify and recruit suitable personnel in key management positions.

Operations

The Company primary operating activities are in California. The Company’s head office is located in Vancouver, British Columbia, Canada. The Company intends to open a project office near Coachella, CA and maintain an administrative office in Los Angeles. The Company also anticipates opening an office in Holland in the next year upon completion of its financing. The Company also plans to construct its initial AgriFORCE micropropagation laboratories and its initial AgriFORCE grow houses in the State of California.

Description of Property

The Company currently leases virtual office space at 777 Hornby Street, Suite 600, Vancouver, B.C., V6Z 1S4 as its principal office. The Company believes these facilities are in good condition and satisfy its current operational requirements. The Company intends to seek additional leased space, as its business efforts increase and moves back to pre-COVID staffing levels.

Litigation

We are subject to the legal proceeding and claims described in detail in “Note 14. Commitments and Contingencies” to the audited financial statements included in this prospectus. Although the results of litigation and claims cannot be predicted with certainty, as of the date of this prospectus, we do not believe the outcome of such legal proceeding and claims, if determined adversely to us, would be reasonably expected to have a material adverse effect on our business. Regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

MANAGEMENT

Name	Age	Position	Served Since
Ingo W. Mueller	55	Director, Chief Executive Officer, Disclosure Committee	December 2017
Donald Nicholson	81	Chairman, Director, Audit Committee, Disclosure Committee	July 2018
William J. Meekison	56	Director, Audit Committee Chair, Disclosure Committee	June 2019
David Welch	39	Director, Audit Committee	June 2019
Richard S. Wong	55	Chief Financial Officer	October 2018
Troy T. McClellan	58	Officer, Vice President Design & Construction, President Daybreak Ag Systems Ltd.	February 2018
Dr. Laila Benkrima	58	Chief Scientist	May 1, 2018

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one year until the meeting of the Board of Directors following the annual meeting of shareholders and until their successors have been elected and qualified.

Ingo Wilhelm Mueller – Director and Chief Executive Officer

Mr. Mueller has been involved in the finance and advisory business for the past 25 years having been involved in the financing of companies and projects. Mr. Mueller is the founder and currently the CEO of the Company since inception and has been responsible for the development of the Company’s intellectual property, business model and financing. He is full time with the Company. He is also currently the CEO of St. George Capital Corp. (since 1998), doing business as Capital Fusion Group, a private financial advisory firm. Mr. Mueller was Chairman and CEO of International Coal Company Ltd. from 2008-2010 before it was sold to London Mining plc, after which Mr. Mueller was named Chairman and CEO of London Mining Colombia Ltd. (2010 to 2012). Mr. Mueller was also the CEO and Chairman of WIGU City Edutainment Centers Plc (2014 to 2017). Mr. Mueller has a Bachelor Commerce (major in Finance and minor in Urban Land Economics) from the University of British Columbia. The Board has determined that Mr. Mueller is suited to serve on the Board due to his long standing involvement in the financial community.

Don Nicholson, Chairman, Director

Mr. Nicholson began his career as an engineer at Shell Canada Ltd. and went on to serve as President, Vice President and Chief Executive Officer of several multinational companies. Mr. Nicholson has been retired for the past five years. Prior to his retirement, he acted as President of Pan Pacific Aggregates plc from January 2005 to August 2008.

Mr. Nicholson was responsible for executing major projects in the LNG, power generation, mining, nuclear, natural gas production, and pipeline construction industries. Prior to his retirement, he was a member of the Registered Professional Engineers of the Province of British Columbia, a Member of Prospector and Developers Association of Canada, of the Canadian Institute of Mining and Metallurgy, and the Institute of Corporate Directors of Canada. Mr. Nicholson earned a B.A. Sc., in Electrical Engineering at the University of British Columbia and a DIC in Automatic Control Systems at the Imperial College in London, England. The Board has determined Mr. Nicolson is suited to serve as a director due to his long term involvement with multinational corporations.

David Welch, Director

Mr. Welch is the founding partner at D|R Welch Law, a law firm in Los Angeles, California for which he has been employed full time for the past five years.. He has a broad base of experience in representing clients in the areas of litigation, corporate governance and financing, intellectual property and regulatory advisement and defense. Mr. Welch also focuses on complex commercial transactions and finance. Mr. Welch obtained his Juris Doctorate degree from Loyola Law School and received his Bachelor of Arts in Political Science from the California State University, Fullerton. He is a member of the Los Angeles County and American Bar Associations. He is suited to serve as a director due to his long standing experience in intellectual property.

William John Meekison, Director

Mr. Meekison is a career Chief Financial Officer and former investment banker. He has spent the last fifteen years serving in a variety of executive management and CFO roles with both private and public companies, currently as the CFO and Director of Exro Technologies Inc. (since October 2017), a technology company that creates energy management system, and CFO and Director of ArcWest Exploration Inc. (since December 2010), a mining exploration company in British Columbia. He is currently on the board of directors of Pike Mountain Minerals Inc. (since July 2018) and Quest Pharmatech Inc. (since November 2017). Prior to his position at Exro Technologies Inc., Mr. Meekison spent fifteen years in corporate finance with a focus on raising equity capital for North American technology companies, including nine years at Haywood Securities Inc. Mr. Meekison received his Bachelor of Arts from the University of British Columbia and is a Chartered Professional Accountant, Professional Logistician and Certified Investment Manager. He is suited to serve as a director due to his long time experience as a CFO.

Richard Wong, Chief Financial Officer

Mr. Wong, who works full time for the Company, has over 25 years of experience in both start-up and public companies in the consumer goods, agricultural goods, manufacturing, and forest industries. Prior to joining the Company in 2018, he was a partner in First Choice Capital Advisors from 2008-2016 and a partner in Lighthouse Advisors Ltd. from 2016-2018. Mr. Wong has also served as the CFO of Emerald Harvest Co., Dan-D Foods, Ltd., and was the Director of Finance and CFO of SUGOI Performance Apparel and had served positions at Canfor, Canadian Pacific & other Fortune 1000 companies. Mr. Wong is a Chartered Professional Accountant, and a member since 1999. Mr. Wong has a Diploma in Technology and Financial Management from the British Columbia Institute of Technology.

Troy McClellan, Vice President, Design and Construction

Mr. McClellan, who works full time for the Company, has focused on innovative design and construction technologies throughout his career. Most recently, he was V.P. of Design and Development at WIGU City from 2015-2018, at which time he joined the Company. Mr. McClellan was the VP Design and Development of MGM Macau. Previously, he was a Project Manager at Wynn Design & Development and a Design Manager at Universal Studios (Japan). Mr. McClellan is a registered professional architect and received his Master’s Degree in Architecture from Montana State University.

Dr. Laila Benkrima, Chief Scientist

Dr. Benkrima, who consults part-time for the Company, holds a PhD from the University of Paris in horticulture with a specialization in tissue culture and the hybridization and selection of plant varietals. Her employment history includes Inflazyme Pharmaceuticals, the University of British Columbia, and Celex Laboratory.

Our philosophy as to the structure of our management team is a follows:

Employee Title	Description of Employee Duties and Responsibilities

Chief Executive Officer (Ingo Mueller)	The Chief Executive Officer in partnership with the Board, is responsible for the success of the organization, making high-level decisions about the Company’s policies and strategy. Together, the Board and CEO assure the accomplishment of the Company’s vision and mission, and the accountability of the Company to its stakeholders and shareholders. The Board delegates responsibility for management and day-to-day operations to the CEO, and he has the authority to carry out these responsibilities, in accordance with the direction and policies established by the Board.

Chief Financial Officer (Richard Wong)	As a key member of the Executive team, the CFO reports to the CEO and assumes an overall strategic role in the Company. The CFO participates in driving the organization towards achieving its objectives whilst building the Finance and Administration function by demonstrating ethical leadership and business integrity. The CFO will ensure risk management is put in place with responsibility over internal controls to ensure transactions are done to prevent fraud while being cost efficient. In so doing, the incumbent will balance short term concerns and pressures, such as managing cash, liquidity and profitability with long-term vision and sustainable Company success. The CFO will work closely with the CEO and the rest of the Executive team to drive and manage change and innovation in a quickly evolving and changing industry landscape whilst fulfilling stewardship responsibilities. In so doing the CFO will ensure effective compliance and control and respond to regulatory developments and financial reporting obligations. Directly responsibility includes accounting, finance, forecasting, costing, property management, deal analysis and negotiations, compliance, financing and capital markets activities.

Vice-President of Design & Construction (Troy McClellan)	Reporting to the CEO, the Vice President, Design and Construction is responsible for establishing, implementing and enforcing of all aspects and activities of the Design and Construction group. Responsibilities will include; supporting and partnering with other executives and stakeholders to develop and implement a comprehensive development strategy to build the Company’s facilities master plan both nationally and internationally, ensuring innovative, intelligently constructible LEED objective facilities, utilizing construction standardization and efficiency, ensuring best sustainability and HSE practices. The VP Design & Construction will oversee development and coordination of all AgriFORCE facilities, ensuring program and performance optimization, development schedule adherence and budget management based on the Company’s capital investment program; and work closely with other executives to deliver on the Company’s KPI, operational performance and specific programming direction to ensure focused, directed, timely project advancement.

Chief Scientist (Dr. Laila Benkrima)	Dr. Benkrima is responsible for overseeing the research and development of the company’s plant biology, biotechnology, and genetics initiatives. Dr. Benkrima is responsible for planning, development and creative problem solving of various projects from plant micropropagation and functional/medicinal crop cultivation to hydroponics and laboratory design. Her work also involves tissue culture, hybridization of plant varietals in the agricultural, horticultural, nutraceutical, and hydroponic sectors.

Involvement in Legal Proceedings

To the best of our knowledge, during the past ten years, none of the following occurred with respect to a present or former director or executive officer of our Company: (1) any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (4) being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission (the “Commission”) or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated; and (5) being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, law or regulation respecting financial institutions or insurance companies or law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (6) being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act, as amended), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or associated persons.

Notwithstanding the foregoing, in April 2010, Mr. Mueller, without admitting any liability, did enter into a consent agreement with regard to a civil action in Nevada, pursuant to which he agreed to pay a $75,000 civil penalty and agreed to not act as an officer or director of a public company or be involved in any penny stock company for five years (which expired in 2015).

Corporate Governance

The business and affairs of our Company are managed under the direction of the Board of Directors.

Term of Office

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve until the Company requires them to be replaced.

Director Independence

We use the definition of “independence” of The NASDAQ Stock Market to make this determination. We are not yet listed on NASDAQ, and although we use its definition of “independence,” its rules are inapplicable to us until such time as we become listed on NASDAQ. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of our Company or any other individual having a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of our Company;

●	the director or a family member of the director accepted any compensation from our Company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	a family member of the director is, or at any time during the past three years was, an executive officer of our Company;

●	the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which our Company made, or from which our Company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of our Company served on the compensation committee of such other entity; or

●	the director or a family member of the director is a current partner of our Company’s outside auditor, or at any time during the past three years was a partner or employee of our Company’s outside auditor, and who worked on our Company’s audit.

Under the following three NASDAQ director independence rules a director is not considered independent: (a) NASDAQ Rule 5605(a)(2)(A), a director is not considered to be independent if he or she also is an executive officer or employee of the corporation, (b) NASDAQ Rule 5605(a)(2)(B), a director is not consider independent if he or she accepted any compensation from our Company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, and (c) NASDAQ Rule 5605(a)(2)(D), a director is not considered to be independent if he or she is a partner in, or a controlling shareholder or an executive officer of, any organization to which our Company made, or from which our Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000. Under such definitions, we have __ independent directors.

Family Relationships

The Chairman of the Board and the Chief Executive Officer have a family relationship as the Chairman is the stepfather of the Chief Executive Officer, although they do not live in the same household.

Board Committees

Our Board of Directors has no standing committees, except for an audit committee, which is not Nasdaq compliant. In connection with our application to list our common shares on NASDAQ, we have identified and will appoint the requisite number of independent directors required under the NASDAQ listing rules and to establish an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each comprised entirely of independent directors and otherwise Nasdaq-compliant, all effective as of the date of our initial listing on NASDAQ. We do not intend to take advantage of any transition periods permissible under the NASDAQ rules.

Audit Committee

Our Audit Committee will be comprised of three individuals, each of whom will be an independent director and at least one of whom will be an “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K. Our audit committee is currently comprised of Messrs. Nicholson, Meekison and Welch, who after giving effect to the offering will all be independent, and Mr. Welch is our financial expert.

Our Audit Committee will oversee our corporate accounting, financial reporting practices and the audits of financial statements. For this purpose, the Audit Committee will have a charter (which will be reviewed annually) and perform several functions. The Audit Committee will:

●	evaluate the independence and performance of, and assess the qualifications of, our independent auditor and engage such independent auditor;

●	approve the plan and fees for the annual audit, quarterly reviews, tax and other audit-related services and approve in advance any non-audit service to be provided by our independent auditor;

●	monitor the independence of our independent auditor and the rotation of partners of the independent auditor on our engagement team as required by law;

●	review the financial statements to be included in our future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and review with management and our independent auditor the results of the annual audit and reviews of our quarterly financial statements; and

●	oversee all aspects our systems of internal accounting control and corporate governance functions on behalf of the Board of Directors.

Compensation Committee

Our Compensation Committee will be comprised of three individuals, each of whom will be an independent director, all effective as of the date of our initial listing on NASDAQ.

The Compensation Committee will review or recommend the compensation arrangements for our management and employees and also assist our Board of Directors in reviewing and approving matters such as company benefit and insurance plans, including monitoring the performance thereof. The Compensation Committee will have a charter (which will be reviewed annually) and perform several functions.

The Compensation Committee will have the authority to directly engage, at our expense, any compensation consultants or other advisers as it deems necessary to carry out its responsibilities in determining the amount and form of employee, executive and director compensation.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee will be comprised of three individuals, each of whom will be an independent director, all effective as of the date of our initial listing on NASDAQ.

The Nominating and Corporate Governance Committee will be charged with the responsibility of reviewing our corporate governance policies and with proposing potential director nominees to the Board of Directors for consideration. This committee will also have the authority to oversee the hiring of potential executive positions in our Company. The Nominating and Corporate Governance Committee will have a charter (which will be reviewed annually) and perform several functions.

Code of Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Following the consummation of this offering, we will post a current copy of the code on our website, www.AgriFORCEGS.com. In addition, we intend to post on our website all disclosures that are required by law or the listing standards of NASDAQ concerning any amendments to, or waivers from, any provision of the code. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this prospectus.

Indemnification of Directors and Officers

The Registrant is subject to the provisions of the Business Corporations Act (British Columbia) (the “Act”) and the articles of the Registrant (the “Articles”) regarding indemnification of the Registrant’s directors and officers.

Indemnification under the Act

Under Section 160(a) of the Act, and subject to Section 163 of the Act, the Registrant may indemnify any eligible party (as defined in the Act) against all eligible penalties (as defined in the Act) to which the eligible party is or may be liable. Section 160(b) of the Act permits the Registrant to pay the expenses (as defined in the Act) actually and reasonably incurred by an eligible party after the final disposition of the eligible proceeding (as defined in the Act).

Under Section 159 of the Act:

· an “eligible party” means an individual who:

○ is or was a director or officer of the Registrant,

○ is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of the Registrant, or (ii) at the request of the Registrant, or

○ at the request of the Registrant, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and includes, except in the definition of “eligible proceeding” and except in sections 163(1)(c) and (d) and 165 of the Act, the heirs and personal or other legal representatives of that individual;

· an “eligible penalty” is defined as a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

· an “eligible proceeding” means a proceeding (as defined herein) in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Registrant or an associated corporation:

○ is or may be joined as a party, or

○ is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

· “expenses” are defined to include costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of any proceeding; and

· a “proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Under Section 161 of the Act, the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the Act, and subject to section 163, the Registrant may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding; provided the Registrant must not make such payments unless it first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by Section 163, the eligible party will repay the amounts advanced.

Under Section 163 of the Act, the Registrant must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the Act, as the case may be, if any of the following circumstances apply:

●	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Registrant was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

●	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Registrant is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

●	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the Registrant or the associated corporation, as the case may be; or

●	in the case of an eligible proceeding other than a civil proceeding if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

Under Section 163(2) of the Act, if an eligible proceeding is brought against an eligible party by or on behalf of the Registrant or by or on behalf of an associated corporation, the Registrant must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable in respect of the proceeding, or, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party under Sections 160(b), 161 or 162 of the Act in respect of the proceeding.

Under Section 164 of the Act, despite any other provision of Division 5-Indemnification of Directors and Officers and Payment of Expenses under the Act and whether or not payment of expenses or indemnification has been sought, authorized or declined under such Division, the Supreme Court of British Columbia may, on application of the Registrant or an eligible party, may:

●	order the Registrant to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

●	order the Registrant to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

●	order the enforcement of, or any payment under, an agreement of indemnification entered into by the Registrant;

●	order the Registrant to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under this section; or

●	make any other order the Court considers appropriate.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Section 16(a) Beneficial Ownership Reporting Compliance

Since our common shares are not yet registered under Section 12 of the Exchange Act, our directors and executive officers and persons who beneficially own more than 10% of our common shares are not required to file with the Commission various reports as to their ownership of and activities relating to our common shares.

EXECUTIVE COMPENSATION

The following table summarizes compensation of our named executive officers, as of December 31, 2020 and 2019.

Summary Compensation Table

Name and position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Non-qualified Incentive Plan Compensation ($)	All Other Compensation ($) *	Total ($)
Ingo W. Mueller,	2020	114,499	-	-	219,462			83,861	417,822
Chief Executive Officer	2019	100,031	60,291	-	-	-	-	28,261	188,583
Richard S. Wong,	2020	179,372	-	-	69,304	-	-	15,225	263,901
Chief Financial Officer	2019	90,673	-	-	31,256	-	-	76,407	198,336
Troy T. McClellan,	2020	154,028	-	-	98,180	-	-	`	252,208
Vice President Design & Construction	2019	77,861	-	-	-	-	-	86,668	164,529

* All other compensation represents payments to officers for consulting services.

Employment and Related Agreements

Except as set forth below, we currently have no other written employment agreements with any of our officers and directors. The following is a description of our current executive employment agreements:

Agreements with Our Named Executive Officers

We have entered into written employment agreements with each of our named executive officers, as described below. Each of our named executive officers has also executed our standard form of confidential information and invention assignment agreement.

Employment Agreement with Ingo Mueller

We have verbally agreed with Mr. Mueller that his employment as our Chief Executive Officer is governed by the terms of the employment agreement, dated July 1, 2019, by and between Mr. Mueller and HydroHaus US Holdings Inc. unless and until such agreement is earlier terminated by the Company or Mr. Mueller as hereinafter provided. Under the terms of this agreement, Mr. Mueller is entitled to an annual base salary of CDN$150,000 beginning on July 1, 2019, eligible to receive payment of up to $3,600 per annum, paid monthly, for medical expenses, and is subject to annual reviews where the Company at its discretion may increase, but not decrease, Mr. Mueller’s base salary each year. The employment agreement also entitles Mr. Mueller to, among other benefits, the following compensation: (i) eligibility to receive an annual cash bonus of up to 100% of base salary; based on performance targets established by the Board from time to time at the sole discretion of the Board and as determined by the Compensation Committee once established or otherwise by the Board commensurate with the policies and practices applicable to other senior executive officers of the Company; (ii) an opportunity to participate in any stock option, performance share, performance unit or other equity based long-term incentive compensation plan commensurate with the terms and conditions applicable to other senior executive officers and (iii) participation in health benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent available to our other senior executive officers.

Employment Agreement with Richard Wong

We entered into an employment agreement with Mr. Wong on July 1, 2019 that governs the terms of his employment with us as Chief Financial Officer which and shall thereafter continue unless and until such employment is earlier terminated by either party as hereinafter provided. Under the terms of this agreement, Mr. Wong is entitled to an annual base salary of CDN$236,500 beginning on July 1, 2019, and is subject to annual reviews where the Company at its discretion may increase, but not decrease, Mr. Wong’s base salary each year. The employment agreement also entitles Mr. Wong to, among other benefits, the following compensation: (i) eligibility to receive an annual cash bonus of up to 100% of base salary; based on performance targets established by the Board from time to time at the sole discretion of the Board and as determined by the Compensation Committee once established or otherwise by the Board commensurate with the policies and practices applicable to other senior executive officers of the Company; (ii) an opportunity to participate in any stock option, performance share, performance unit or other equity based long-term incentive compensation plan commensurate with the terms and conditions applicable to other senior executive officers and (iii) participation in health benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent available to our other senior executive officers.

Employment Agreement with Troy McClellan

We entered into an employment agreement with Mr. McClellan on June 15, 2019 that continues unless and until such employment is terminated by either party pursuant to the terms of the agreement. Under the terms of this agreement, Mr. McClellan is entitled to an annual base salary of CDN$202,500 beginning on June 15, 2019, and is subject to annual reviews where the Company at its discretion may increase, but not decrease, Mr. McClellan’s base salary each year. The employment agreement also entitles Mr. McClellan to, among other benefits, the following compensation: (i) eligibility to receive an annual cash bonus of up to 100% of base salary; based on performance targets established by the Board from time to time at the sole discretion of the Board and as determined by the Compensation Committee once established or otherwise by the Board commensurate with the policies and practices applicable to other senior executive officers of the Company; (ii) an opportunity to participate in any stock option, performance share, performance unit or other equity based long-term incentive compensation plan commensurate with the terms and conditions applicable to other senior executive officers and (iii) participation in health benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent available to our other senior executive officers.

Potential Payments to Messrs. Mueller, Wong and McClellan or Change in Control

Pursuant to the employment, regardless of the manner in which Messrs. Mueller’s, Wong’s and McClellan’s service terminates, each executive officer is entitled to receive amounts earned during his term of service, including salary, other benefits. In addition, each of them is eligible to receive certain benefits pursuant to his agreement with us described above.

The Company is permitted to terminate the employment of Messrs. Mueller, Wong and McClellan, for the following reasons: (1) death, (2) Termination for Cause (as defined below) or (3) for no reason. The employment of Mssrs. Mueller, Wong and McClellan automatically terminates upon determination of permanent disability, provided that the disability renders the executive officer incapable of performing his or her duty.

Each such officer is permitted Termination for Good Reason (as defined below) of such officer’s employment. In addition, each such officer may terminate his or her employment upon written notice to the Company 30 days prior to the effective date of such termination.

In the event of such officer’s Termination for Cause by the Company or the termination of such officer’s employment as a result of such officer’s resignation other than a Termination for Good Reason, such officer shall be provided certain benefits provided in the employment agreement and payment of all accrued and unpaid compensation and wages, but such officer shall have no right to compensation or benefits for any period subsequent to the effective date of termination. In the event of such officer’s termination without Cause, the officer shall be entitled to severance in lieu of notice equal to six months of the then base salary, benefits continuation for a period of three months following the termination date and payment of any outstanding and accrued vacation pay and expenses, as applicable.

Under the employment agreements, “Cause” means: any material breach of the employment agreement, and any act, omission, behavior, conduct or circumstance of the Executive that constitutes just cause for dismissal of the Executive at common law, including an act involving gross negligence, or willful misconduct, commission or a felony, becoming bankrupt, or any material omission in the performance of Services, or the doing or condoning any unlawful or manifestly improper act. “Good Reason” means: (i) a material reduction in Executive’s salary or benefits (excluding the substitution of substantially equivalent compensation and benefits), other than as a result of a reduction in compensation affecting employees of the Company, or its successor entity, generally; (ii) a material diminution in Executive’s duties or responsibilities, provided however, that, a mere change in title or reporting relationship alone shall not constitute “Good Reason;” or (iii) relocation of Executive’s place of employment to a location more than 50 miles from the Company’s office location.

Involuntary Termination other than for Cause, Death or Voluntary Termination for Good Reason Following a Change of Control. If within twelve (12) months following a Change of Control, the officer’s employment is terminated (1) involuntarily by the Company other than for Cause, (2) death, or (3) by such officer pursuant to a Voluntary Termination for Good Reason, and such officer executes and does not revoke a general release of claims against the Company and its affiliates in a form acceptable to the Company, then the Company shall provide such officer with, among other benefits:

1.	a lump sum payment in the amount equal to twelve months of the then Base Salary
2.	any outstanding Vacation pay as at the Effective Date of Termination; and
3.	any outstanding Expenses as at the Effective Date of Termination;

and maintain the Executive’s then Group Benefits for a period of three months from the Effective Date of Termination.

Outstanding Equity Awards at December 31, 2020

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Ingo W. Mueller	200,000	-	-	1.31	12-Dec-24
Ingo W. Mueller	42,850	71,416	-	3.73	30-Jun-26
Richard S. Wong	10,526	-	-	1.31	24-Oct-24
Richard S. Wong	42,105	-	-	1.87	10-Jun-25
Richard S. Wong	13,532	22,552	-	3.73	30-Jun-26
Troy T. McClellan	89,474	-	-	1.31	12-Dec-24
Troy T. McClellan	19,170	31,949	-	3.73	30-Jun-26

Stock Option Plan

The Company adopted a stock option plan originally on December 12, 2018 (the “Option Plan”), as amended, under which the committee of the Board (the “Committee”) may from time to time in its discretion, grant to directors, officers, employees and consultants of the Company non-transferable options to purchase common shares (“Options”). As of the date of this Prospectus, the Company has 1,450,918 Options outstanding. The Option Plan was approved by the shareholders of the Company on June 10, 2019.

The principal purpose of the Option Plan is to advance the interests of the Company by encouraging the directors, employees and consultants of the Company and of its subsidiaries or affiliates, if any, by providing them with the opportunity, through options, to acquire Shares in the share capital of the Company, thereby increasing their proprietary interest in the Company, encouraging them to remain associated with the Company and furnishing them with additional incentive in their efforts on behalf of the Company in the conduct of its affairs.

The Plan will be administered by the Compensation Committee of our Board of Directors, once established, or by the full board, which may determine, among other things, the (a) terms and conditions of any option or stock purchase right granted, including the exercise price and the vesting schedule, (b) persons who are eligible to receive options and stock purchase rights and (c) the number of shares to be subject to each option and stock purchase right. The types of equity awards that may be granted under the Plan are: (i) incentive stock options (“ISOs”) and non-incentive stock options (“Non-ISOs”).

Eligibility

Any officer, director, employee or consultant of the Company or its wholly-owned subsidiaries (each as described in the Option Plan and each, an “Eligible Person”) is eligible to receive Options under the Option Plan. The Committee has full and final authority to determine the Eligible Persons who are granted Options under the Option Plan and the number of Shares subject to each Option.

Shares Subject to Option Plan

The maximum number of Shares which may be available for issuance under the Option will not exceed 15% of the total number of Shares issued and outstanding from time to time. The Option Plan is an “evergreen plan” and accordingly, any issuance of Shares from treasury, including the issuances of Shares in respect of which Options are exercised, and any expired or cancelled Options, shall automatically replenish the number of Shares issuable under the Option Plan.

The maximum number of Shares which may be issued or reserved for issuance to any one Person (as described in the Option Plan), and companies wholly-owned by that Person, under the Option Plan within any 12-month period shall not exceed 5% of the issued and outstanding Shares, calculated on the date an Option is granted to such Person.

Limits with Respect to Consultants and Employees or Consultants engaged in Investor Relations Activities

The maximum number of Options which may be granted to any one consultant under the Option Plan within any 12-month period, must not exceed 2% of the issued and outstanding Shares, calculated at the date an Option is granted to such consultant (on a non-diluted basis).

The maximum number of Options which may be granted to employees or consultants engaged in investor relations activities under the Option Plan within any 12-month period, must not exceed 2% of the issued and outstanding Shares, calculated on the date an Option is granted to any such investor relations person (on a non-diluted basis).

Exercise of Options

The exercise price of Options issued may not be less than the “Market Value” (as described in the Option Plan) of the Shares at the time the Option is granted. In addition, the exercise price will not be lower than as permitted by applicable stock exchange policies.

Subject to the provisions of the Option Plan and the particular Option, an Option may be exercised, in whole or in part, by delivering a written notice of exercise to the Company along with payment in cash or certified cheque for the full amount of the exercise price of the Shares then being purchased.

Term and Expiry Date

The period within which Options may be exercised and the number of Options which may be exercised in any such period are determined by the Committee at the time of granting the Options provided, however, that the maximum term of any Options awarded under the Option Plan is ten (10) years. The term and expiry date of any Options granted to a Ten Percent Shareholder Participant (as defined in the Option Plan) shall not exceed five (5) years from the date of grant.

Vesting

All Options granted pursuant to the Option Plan will be subject to the vesting requirements imposed by the Board at the time of grant of the Options.

Termination of Options

An optionee who ceases to be an Eligible Person for any reason, other than as a result of having been dismissed for cause or as a result of the optionee’s death, may exercise any vested and unexpired Options held by such optionee for a period of 30 days from the date of cessation (or until the normal expiry date of the Option rights of such optionee, if earlier), unless otherwise determined by the Committee and expressly provided for in the certificate representing the Options.

In the event of a death of the optionee during the currency of the optionee’s Options, any Options theretofore granted to the optionee are exercisable by the optionee’s lawful personal representatives, heirs or executors until the earlier of one (1) year after the date of death of such optionee and the expiry date of the Options.

If an optionee ceases to be an Eligible Person as a result of having been dismissed for cause, all unexercised Options of that optionee under the Option Plan shall immediately become terminated and shall lapse.

In the event of terminated by the Company by reason of disability of an optionee, any Options held by such optionee shall be exercisable by such optionee or by the personal representative on or before the date which is the earlier of one year following the date of disability and the expiry date of options.

Non-Assignability and Non-Transferability

Options granted under the Option Plan will be non-assignable and non-transferable by an optionee other than pursuant to a will or by the laws of descent and distribution, and such Option shall be exercisable, during an optionee’s lifetime, only by the optionee.

Adjustments in Shares Subject to Option Plan

The Option Plan contains provisions for the treatment of Options in the event of a reorganization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the corporate structure or Shares of the Company. The Options granted under the Option Plan may contain such provisions as the Committee may determine with respect to adjustments to be made in the number and kind of Shares covered by such Options and in the exercise price in the event of such change.

The following table provides information with respect to options outstanding under our Plan:

Plan category	Number of securities to be issued upon exercise of outstanding options*	Weighted-average exercise price of outstanding options*	Number of securities remaining available for future issuance

Equity compensation plans approved by security holders	1,450,918	$2.01	-
Equity compensation plans not approved by security holders	-	-	-
Total	1,450,918	$2.01	-

* reflects the 1:4.75 reverse stock split effected on November 29, 2020.

Non-Employee Director Remuneration Policy

Upon a Nasdaq listing, the directors’ compensation will be set at $30,000 each, which includes all committee participation, while the chairman of the Board and the chair of the Audit Committee will receive $40,000 each. It is anticipated that these payments will all be made in cash.

Director Compensation

No annual compensation was paid to our employee directors for the fiscal years ended December 31, 2019 or 2020.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

In computing the number and percentage of shares beneficially owned by a person, shares that may be acquired by such person within 60 days of the date of February 28, 2021 are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, the principal address of each of the persons below is c/o AgriFORCE Growing Systems, Ltd.

			Options Granted vested within					Percentage beneficially owned
	Common shares		60 days of February 28, 2021		Warrants	Series A Preferred Shares	Total	Before offering (1)	After offering (2)
Directors and Officers:
Ingo Mueller	692,030	(a)	257,133		-	-	949,163	8.66%	7.18%
Don Nicholson	473,684	(b)	156,386	(c)	-	-	630,070	5.80%	4.80%
John Meekison	-		60,900		-	-	60,900	0.57%	0.47%
David Welch	13,158		40,600		-	-	53,758	0.50%	0.41%
Richard Wong	10,526		70,674		-	-	81,200	0.75%	0.62%
Troy McCllellan	308,137		115,033		-	-	423,170	3.91%	3.23%
Total all officers and directors (6 persons)	1,497,535		700,726		-	-	2,198,261	20.20%	16.72%

			Options Granted vested					Percentage beneficially owned
	Common shares		within 60 days of February 28, 2021		Warrants	Series A Preferred Shares	Total	Before offering (1)	After offering (2)
5% or Greater Beneficial Owners:
Ingo Mueller	692,030	(a)	257,133		-	-	949,163	8.66%	7.18%
Don Nicholson	473,684	(b)	156,386	(c)	-	-	630,070	5.80%	4.80%
Arni Johannson	842,105		63,158	(d)	-	-	905,263	8.41%	6.95%
Brand X Lifestyle Corp.	355,138		-		317,243	210,526	882,907	7.86%	6.54%

(a)	Includes (1) 92,030 common shares held by St. George Capital Corp. of which Mr. Mueller is the President and (2) 421,053 common shares held by 1071269 BC Ltd. of which Mr. Mueller is the sole owner.
(b)	Includes 421,053 common shares held by 0902550 BC Ltd. of which Mr. Nicholson is the sole owner.
(c)	Includes 21,053 options held by 0902550 BC Ltd. of which Mr. Nicholson is the sole owner.
(d)	Represents options held by Canadian Nexus Ventures Ltd. of which Mr. Johannson is the President.

(1)	Percentage ownership is based on 10,700,443 including (a) 8,441,617 common shares outstanding as of February 28, 2021 and (b) 2,258,826 preferred shares outstanding as of February 28, 2021 which vote as if converted into 2,258,826 common shares. For each person or entity listed above, warrants or options to purchase our common shares which are exercisable within 60 days of the date of this prospectus are deemed outstanding for computing the percentage ownership of the person holding such options, warrants, or other convertible securities, but are not deemed outstanding for computing the percentage of any other person.

(2)	Percentage ownership is based on 12,967,110 common shares outstanding assuming completion of the offering in which an assumed 2,266,666 common shares are issued. For each person or entity listed above, warrants or options to purchase our common shares which are exercisable within 60 days of the date of this prospectus are deemed outstanding for computing the percentage ownership of the person holding such options, warrants, or other convertible securities, but are not deemed outstanding for computing the percentage of any other person. In this offering, the purchasers will receive warrants which have a beneficial ownership limitation of __% and such shares underlying the warrants are not counted for purposes of beneficial ownership to the extent that the beneficial ownership limitation is applicable.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related-party transactions.” For purposes of our policy only, and not for purposes of required disclosure, which will be all related party transactions, even if less than $120,000, a “related-party transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related party” are participants involving an amount that exceeds $120,000.

Transactions involving compensation for services provided to us as an employee, consultant or director are not considered related-person transactions under this policy. A related party is any executive officer, director or a holder of more than five percent of our common shares, including any of their immediate family members and any entity owned or controlled by such persons.

At present, while the policy has been established, our Board of Directors does not yet include any independent members and no committees have been formed. Therefore no one has been appointed to the Nominating and Corporate Governance Committee. As a result, our Chief Financial Officer, Richard Wong, must present information regarding a proposed related-party transaction to our Board of Directors. Under the policy, where a transaction has been identified as a related-party transaction, Mr. Wong must present information regarding the proposed related-party transaction to our Nominating and Corporate Governance Committee, once the same is established, for review. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related parties, the benefits of the transaction to us and whether any alternative transactions are available. To identify related-party transactions in advance, we rely on information supplied by our executive officers, directors and certain significant shareholders. In considering related-party transactions, our Nominating and Corporate Governance Committee will take into account the relevant available facts and circumstances including, but not limited to:

●	whether the transaction was undertaken in the ordinary course of our business;

●	whether the related party transaction was initiated by us or the related party;

●	whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

●	the purpose of, and the potential benefits to us from the related party transaction;

●	the approximate dollar value of the amount involved in the related party transaction, particularly as it relates to the related party;

●	the related party’s interest in the related party transaction, and

●	any other information regarding the related party transaction or the related party that would be material to investors in light of the circumstances of the particular transaction.

The Nominating and Corporate Governance Committee shall then make a recommendation to the Board, which will determine whether or not to approve of the related party transaction, and if so, upon what terms and conditions. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

Except as set forth below, we have not had any related party transactions, regardless of dollar amount:

●

As of December 31, 2020, $3,223 (December 31, 2019 - $35,093) in total was owing to officers and directors or to companies owned by officers and directors of the Company for services and expenses. These amounts owing have been included in accounts payable and accrued liabilities.

●	During the year ended December 31, 2020 and 2019, the Company incurred $38,395 and $186,971, respectively, to our U.S. general counsel firm, D R Welch against legal services. An aggregate of 13,158 shares (62,500 shares before the Reverse Split) were issued to David Welch as part of the payment.

●

During the year ended December 31, 2020, the Company paid $Nil (December 31, 2019 - $17,271) for management services to First Liberty Power Corp., related to the Chairman of the Board of Directors, Don Nicholson.

●

On April 30, 2019 a loan of $18,625 (CAD $25,000) bearing interest at 2% per annum was given to Ingo Mueller, Chief Executive officer for the purposes of obtaining corporate credit card. The loan was subsequently repaid on August 9, 2019 along with interest accrued.

●	During the year ended December 31, 2020 and December 31, 2019, the Company paid $8,862 and $37,682 (including $23,154 for services provided in 2018), respectively, for consulting services to 0902550 BC Ltd. where Don Nicholson is the principal consultant..

●

On May 1, 2019, the Company entered into a 12 months consulting agreement with Arni Johannson to provide Investor Relations services for a monthly fee of CAD 10,000. As of December 31, 2020, the Company owed $nil pursuant to the said agreement.

●	During the year ended December 31, 2019 the company paid share issue costs amounting to $2,355 and consulting fee amounting to $86,668 to Enkoodabaoo LLC related to officer, Troy McClellan.

●	There were no other payments to related parties for the year ended December 31, 2020 and 2019 other than expense reimbursements in the ordinary course of business.

The Company also had an executive services agreement with PSV Enterprises Corporation, of which the sole employee is Ingo Mueller, pursuant to which Mr. Mueller provided executive services to the Company to perform the duties and responsibilities normally, and reasonably associated with the office of the CEO. This agreement was terminated as of December 31, 2020.

DESCRIPTION OF OUR SECURITIES

General

We have authorized unlimited common shares and preferred shares.

Common Shares

As of February 28, 2021, we had 8,441,617 common shares issued and outstanding.

Voting

The holders of the common shares are entitled to one vote for each share held at all meetings of shareholders (and written actions in lieu of meeting). There is no cumulative voting. The holders of common shares are entitled to dividends when and as declared by the Board of Directors from funds legally available therefor, and upon liquidation are entitled to share pro rata in any distribution to holders of common shares. There are no preemptive, conversion or redemption privileges, nor sinking fund provisions with respect to the common shares.

Series A Preferred Shares

Our preferred shares may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of preferred share and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of preferred share and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series than outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

As of the date of this prospectus, the Company has 2,258,826 issued and outstanding Series A Preferred Shares, with no par value.

Holders of Series A Preferred Shares are entitled to receive, when and as declared by the Board cumulative dividends at 12% per annum per Preferred Share, less any deductions required to be deducted and withheld, payable in Common Shares. Dividends will be payable on every six month anniversary after the date of issuance. Dividends on the Preferred Shares will accrue regardless of whether such dividends are declared by the Board.

Each outstanding Series A Preferred Share shall be convertible at any time at the option of the holder into that number of Common Shares equal to the quotient obtained by dividing the sum of (i) CAD $4.75 (CAD $1.00 before the reverse stock split), and (ii) all accrued and unpaid dividends, by the CAD $4.75 (CAD $1.00 before the reverse stock split). If the conversion of the Preferred Shares into Common Shares would result in the issuance of fractional Common Shares, the amount accrued and unpaid dividends that would be represented by the fractional Common Share will be paid in cash.

Each Series A Preferred Share is automatically convertible into a Common Share (without issuance of any accrued but unpaid dividend) upon the earlier to occur of:

i.	the completion of one more offerings of securities of the Company for aggregate gross proceeds of at least CAD $5,000,000;

ii.	the occurrence of a “Liquidity Event”, which is defined under the Articles of the Company.

iii.	the date that is five years from the issue date of the Series A Preferred Shares.

The holders of Series A Preferred Shares are entitled to receive notice of and to attend and vote at all meetings of shareholders of the Company. The Series A Preferred Shares have the voting rights as provided below:

a.	on each matter of which holders of Series A Preferred Shares are exclusively entitled to vote (which means any creation of any class or series of Preferred Shares with the same rights and preferences as the Series A Preferred Shares, which are referred to as “parity shares”), each Series A Preferred Shares will be entitled to one vote; and

b.	on each matter on which holders of Common Shares are entitled to vote, each Series A Preferred Share will be entitled to the number of votes equal to the number of Common Shares into which such Series A Preferred Shares is convertible at such time.

The Series A Preferred Shares rank senior to the Common Shares and any other class or series of preferred shares that the Company may issue in the future and junior to all existing and future indebtedness of the Company.

In the event of any liquidation or winding up of the Company, whether voluntary or involuntary, the holders of the Series A Preferred Shares are entitled to receive, in preference to the holders of the Common Shares or any other class or series of junior shares, an amount equal to CAD $4.75 (CAD $1.00 before the reverse stock split) per Series A Preferred Share, plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon.

The Series A Preferred Shares are not subject to call or assessment rights, redemption rights, rights regarding purchase for cancellation or surrender, any pre-emptive right or any sinking fund provisions.

Securities Class	Number	Expiry	Conversion feature

$9.50 CDN Common Share Warrants Tranche 1	1,563,806	May 2, 2024	Each warrant entitles holder to purchase One common share within 5 years, and is accelerated to 30 days expiry when stock trades for a minimum of CAD$14.25 for 10 consecutive days
$9.50 CDN Common Share Warrants Tranche 2	875,542	May 10, 2024	Each warrant entitles holder to purchase One common share within 5 years, and is accelerated to 30 days expiry when stock trades for a minimum of CAD$14.25 for 10 consecutive days
$9.50 CDN Common Share Warrants from convertible debentures	106,717	May 10, 2024	Each warrant entitles holder to purchase One common share within 5 years, and is accelerated to 30 days expiry when stock trades for a minimum of CAD$14.25 for 10 consecutive days
TOTAL	2,546,065

Securities Offered in this Offering

We are offering $13,600,000 of units each consisting of one common share and one Series A Warrant to purchase one common share. The common share and accompanying Series A Warrant will be split from the units immediately upon issuance. We are also registering the common shares issuable from time to time upon exercise of the Series A Warrants offered hereby. The description of our common shares is set forth above in this section. The following summary of certain terms and provisions of the Series A Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the form of Series A Warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the form of Series A Warrant.

Exercisability. The Series A Warrants are exercisable at any time after their issuance and at any time up to the date that is three years after their issuance. The Series A Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the common shares underlying the Series A Warrants under the Securities Act is effective and available for the issuance of such common shares, or an exemption from registration under the Securities Act is available for the issuance of such common shares, by payment in full in immediately available funds for the number of common shares purchased upon such exercise. If a registration statement registering the issuance of the common shares underlying the Series A Warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the Series A Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the Series A Warrant. No fractional common shares will be issued in connection with the exercise of a Series A Warrant. In lieu of fractional shares, we will round up to the next full share.

Exercise Limitation. A holder will not have the right to exercise any portion of the Series A Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of our common shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series A Warrants.

Exercise Price. The assumed exercise price per whole common share purchasable upon exercise of the Series A Warrants is $7.20 per share or 120% of the public offering price of our common shares and Series A Warrants. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common shares and also upon any distributions of assets, including cash, stock or other property to our shareholders.

Transferability. Subject to applicable laws, the Series A Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We have applied for the listing of the Series A Warrants offered in this offering on The NASDAQ Capital Market under the symbol “AGRIW”. No assurance can be given that such listing will be approved or that a trading market will develop.

Warrant Agent. The Series A Warrants will be issued in registered form under a warrant agency agreement between VStock Transfer, LLC , as warrant agent, and us. The Series A Warrants shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Series A Warrants and generally including any reorganization, recapitalization or reclassification of our common shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common shares, the holders of the Series A Warrants will be entitled to receive upon exercise of the Series A Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series A Warrants immediately prior to such fundamental transaction.

Rights as a Shareholder. Except as otherwise provided in the Series A Warrants or by virtue of such holder’s ownership of our common shares, the holder of a Series A Warrant does not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the Series A Warrants.

Governing Law. The Series A Warrants and the warrant agency agreement are governed by New York law. The courts of the State of New York and federal courts with jurisdiction in the State New York have jurisdiction for all matters brought under the Warrants except that any claims under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, must be brought in federal court.

Equity Incentive Plan

The Company adopted a stock option plan originally on December 12, 2018 (the “Option Plan”), as amended, under which the committee of the Board (the “Committee”) may from time to time in its discretion, grant to directors, officers, employees and consultants of the Company non-transferable options to purchase common shares (“Options”). As of the date of this Prospectus, the Company has 1,450,918 Options outstanding. The Option Plan was approved by the shareholders of the Company on June 10, 2019.

The principal purpose of the Option Plan is to advance the interests of the Company by encouraging the directors, employees and consultants of the Company and of its subsidiaries or affiliates, if any, by providing them with the opportunity, through options, to acquire Shares in the share capital of the Company, thereby increasing their proprietary interest in the Company, encouraging them to remain associated with the Company and furnishing them with additional incentive in their efforts on behalf of the Company in the conduct of its affairs.

Eligibility

Any officer, director, employee or consultant of the Company or its wholly-owned subsidiaries (each as described in the Option Plan and each, an “Eligible Person”) is eligible to receive Options under the Option Plan. The Committee has full and final authority to determine the Eligible Persons who are granted Options under the Option Plan and the number of Shares subject to each Option.

Shares Subject to Option Plan

The maximum number of shares which may be available for issuance under the Option will not exceed 15% of the total number of shares issued and outstanding from time to time. The Option Plan is an “evergreen plan” and accordingly, any issuance of Shares from treasury, including the issuances of Shares in respect of which Options are exercised, and any expired or cancelled Options, shall automatically replenish the number of Shares issuable under the Option Plan.

The maximum number of shares which may be issued or reserved for issuance to any one person (as described in the Option Plan), and companies wholly-owned by that Person, under the Option Plan within any 12-month period shall not exceed 5% of the issued and outstanding Shares, calculated on the date an Option is granted to such Person.

Limits with Respect to Consultants and Employees or Consultants engaged in Investor Relations Activities

The maximum number of Options which may be granted to any one consultant under the Option Plan within any 12-month period, must not exceed 2% of the issued and outstanding shares, calculated at the date an Option is granted to such consultant (on a non-diluted basis).

The maximum number of Options which may be granted to employees or consultants engaged in investor relations activities under the Option Plan within any 12-month period, must not exceed 2% of the issued and outstanding shares, calculated on the date an Option is granted to any such investor relations person (on a non-diluted basis).

Exercise of Options

The exercise price of Options issued may not be less than the “Market Value” (as described in the Option Plan) of the Shares at the time the Option is granted. In addition, the exercise price will not be lower than as permitted by applicable stock exchange policies.

Subject to the provisions of the Option Plan and the particular Option, an Option may be exercised, in whole or in part, by delivering a written notice of exercise to the Company along with payment in cash or certified cheque for the full amount of the exercise price of the Shares then being purchased.

Term and Expiry Date

The period within which Options may be exercised and the number of Options which may be exercised in any such period are determined by the Committee at the time of granting the Options provided, however, that the maximum term of any Options awarded under the Option Plan is ten (10) years. The term and expiry date of any Options granted to a Ten Percent Shareholder Participant (as defined in the Option Plan) shall not exceed five (5) years from the date of grant.

Vesting

All Options granted pursuant to the Option Plan will be subject to the vesting requirements imposed by the Board at the time of grant of the Options.

Termination of Options

An optionee who ceases to be an Eligible Person for any reason, other than as a result of having been dismissed for cause or as a result of the optionee’s death, may exercise any vested and unexpired Options held by such optionee for a period of 30 days from the date of cessation (or until the normal expiry date of the Option rights of such optionee, if earlier), unless otherwise determined by the Committee and expressly provided for in the certificate representing the Options.

In the event of a death of the optionee during the currency of the optionee’s Options, any Options theretofore granted to the optionee are exercisable by the optionee’s lawful personal representatives, heirs or executors until the earlier of one (1) year after the date of death of such optionee and the expiry date of the Options.

If an optionee ceases to be an Eligible Person as a result of having been dismissed for cause, all unexercised Options of that optionee under the Option Plan shall immediately become terminated and shall lapse.

Non-Assignability and Non-Transferability

Options granted under the Option Plan will be non-assignable and non-transferable by an optionee other than pursuant to a will or by the laws of descent and distribution, and such Option shall be exercisable, during an optionee’s lifetime, only by the optionee.

Adjustments in Shares Subject to Option Plan

The Option Plan contains provisions for the treatment of Options in the event of a reorganization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the corporate structure or Shares of the Company. The Options granted under the Option Plan may contain such provisions as the Committee may determine with respect to adjustments to be made in the number and kind of Shares covered by such Options and in the exercise price in the event of such change.

The following table provides information with respect to options outstanding under our Plan:

Plan category	Number of securities to be issued upon exercise of outstanding options*	Weighted-average exercise price of outstanding options*	Number of securities remaining available for future issuance

Equity compensation plans approved by security holders	1,450,918	$2.01	0
Equity compensation plans not approved by security holders	-	-	-
Total	1,450,918	$2.01	0

* reflects the 1:4.75 reverse stock split effected on November 29, 2020.

The purpose of our Plan is to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in our development and financial achievements. The Plan will be administered by the Compensation Committee of our Board of Directors, once established, or by the full board, which may determine, among other things, the (a) terms and conditions of any option or stock purchase right granted, including the exercise price and the vesting schedule, (b) persons who are eligible to receive options and stock purchase rights and (c) the number of shares to be subject to each option and stock purchase right. The types of equity awards that may be granted under the Plan are: (i) incentive stock options (“ISOs”) and non-incentive stock options (“Non-ISOs”).

Transfer Agent

The transfer agent and registrar for our common shares is VStock Transfer, LLC. The transfer agent’s address and phone number is: 18 Lafayette Place. Woodmere, NY 11598, 212.828.8436

Listing

We have applied to have our common shares listed on NASDAQ under the symbol “AGRI.” In conjunction therewith, we have also applied to have the Series A Warrants listed on The NASDAQ Capital Market under the symbol “AGRIW” No assurance can be given that our application will be approved.

Provisions of British Columbia Law Governing Business Combinations

All provinces of Canada have adopted National Instrument 62-104 entitled “Take-Over Bids and Issuer Bids” and related forms to harmonize and consolidate take-over bid and issuer bid regimes nationally (“NI 62-104”). The Canadian Securities Administrators, or CSA, have also issued National Policy 62-203 entitled “Take-Over Bids and Issuer Bids” (the “National Policy”) which contains regulatory guidance on the interpretation and application of NI 62-104 and on the conduct of parties involved in a bid. The National Policy and NI 62-104 are collectively referred to as the “Bid Regime.” The National Policy does not have the force of law, but it is an indication by the CSA of what the intentions and desires of the regulators are in the areas covered by their policies. Unlike some regimes where the take-over bid rules are primarily policy-driven, in Canada the regulatory framework for take-over bids is primarily rules-based, which rules are supported by policy.

A “take-over bid” or “bid” is an offer to acquire outstanding voting or equity securities of a class made to any person who is in one of the provinces of Canada or whose last address as shown on the books of a target is in such province, where the securities subject to the offer to acquire, together with the securities “beneficially owned” by the offeror, or any other person acting jointly or in concert with the offeror, constitute in the aggregate 20% or more of the outstanding securities of that class of securities at the date of the offer to acquire, but does not include an offer to acquire if the offer to acquire is a step in an amalgamation, merger, reorganization or arrangement that requires approval in a vote of security holders. For the purposes of the Bid Regime, a security is deemed to be “beneficially owned” by an offeror as of a specific date if the offeror is the beneficial owner of a security convertible into the security within 60 days following that date, or has a right or obligation permitting or requiring the offeror, whether or not on conditions, to acquire beneficial ownership of the security within 60 days by a single transaction or a series of linked transactions. Offerors are also subject to early warning requirements, where an offeror who acquires “beneficial ownership of”, or control or direction over, voting or equity securities of any class of a reporting issuer or securities convertible into, voting or equity securities of any class of a target that, together with the offeror’s securities, would constitute 10% or more of the outstanding securities of that class must promptly, and no later than the opening of trading on the business day following the acquisition, publicly issue and file a news release containing certain prescribed information, and, promptly, and no later than two business days from the date of the acquisition, file an early warning report containing substantially the same information as is contained in the news release.

In addition, where an offeror is required to file an early warning report or a further report as described above and the offeror, or any person acting jointly or in concert with the offeror, acquires or disposes beneficial ownership of, or the power to exercise control or direction over, an additional 2% or more of the outstanding securities of the class or securities convertible into 2% or more of the outstanding securities of the class, or disposes of beneficial ownership of outstanding securities of the class below 10%, the offeror must issue an additional press release and file a new early warning report. Any material change in a previously filed early warning report also triggers the issuance and filing of a new press release and early warning report. During the period commencing on the occurrence of an event in respect of which an early warning report is required and terminating on the expiry of one business day from the date that the early warning report is filed, the offeror, or any person acting jointly or in concert with the offeror, may not acquire or offer to acquire beneficial ownership of, or control of direction over, any securities of the class in respect of which the early warning report was required to be filed or any securities convertible into securities of that class. This requirement does not apply to an offeror that has beneficial ownership of, or control or direction over, securities that, together with the offeror’s securities of that class, comprise 20% of more of the outstanding securities of the class.

Related party transactions, issuer bids and insider bids are subject to additional regulation that may differ depending on the particular jurisdiction of Canada in which it occurs.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

Canadian Federal Income Tax Considerations for U.S. Holders

The following is a general summary, as of the date hereof, of the principal Canadian federal income tax considerations generally applicable to the holding and disposition of common shares and Series A Warrants acquired pursuant to this prospectus and common shares acquired pursuant to such Series A Warrants (collectively, the “Securities”) by a holder who, at all relevant times, (a) for the purposes of the Income Tax Act (Canada) and the regulations thereunder (collectively, the “Tax Act”), (i) is not resident, or deemed to be resident, in Canada, (ii) deals at arm’s length with us and the underwriters and is not affiliated with us or the underwriters, (iii) beneficially owns any Securities as capital property, (iv) does not use or hold the Securities in the course of carrying on, or otherwise in connection with, a business or a part of a business carried on or deemed to be carried on in Canada, and (v) is not an insurer carrying on business in Canada and elsewhere for purposes of, or an “authorized foreign bank” within the meaning of, the Tax Act, and (b) for the purposes of the Canada-United States Tax Convention (1980) (the “Convention”), (i) is a resident of the U.S., (ii) has never been a resident of Canada, (iii) does not have and has not had, at any time, a permanent establishment or fixed base in Canada, and (iv) is a qualifying person or otherwise qualifies for, and is entitled to, the full benefits of the Convention. Securities will generally be considered to be capital property to a holder unless such Securities are held in the course of carrying on a business of buying or selling securities or an adventure or concern in the nature of trade. Holders who meet all the criteria in clauses (a) and (b) are referred to herein as a “U.S. Holder” or “U.S. Holders.” This summary does not apply to holders with special status under the Tax Act, such as financial institutions, or deal with special situations, such as the particular circumstances of traders or dealers or holders who have entered or will enter into a “derivative forward agreement” (as defined in the Tax Act) in respect of any of the Securities. Such holders and other holders who do not meet the criteria in clauses (a) and (b) should consult their own tax advisors.

This summary is based upon the current provisions of the Tax Act and an understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) made publicly available prior to the date hereof. It also takes into account all proposed amendments to the Tax Act publicly released by the Minister of Finance (Canada) (the “Tax Proposals”) prior to the date hereof, and assumes that all such Tax Proposals will be enacted as currently proposed. No assurance can be given that the Tax Proposals will be enacted in the form proposed or at all. This summary does not otherwise take into account or anticipate any changes in law, whether by way of legislative, judicial or administrative action or interpretation, nor does it take into account tax laws of any province or territory of Canada or of any other jurisdiction outside Canada.

This summary only describes the Canadian federal income tax considerations to a U.S. Holder of the exercise of Series A Warrants for common shares and the disposition of Series A Warrants, and does not describe the Canadian federal income tax consequences of the receipt of any other payment, right or property under or in connection with the Series A Warrants. U.S. Holders should consult their own tax advisors in this regard.

The summary assumes that the Securities are not and will not, at any relevant time, constitute “taxable Canadian property” of any U.S. Holder for purposes of the Tax Act. In general, the Securities will not constitute “taxable Canadian property” of any Non-Resident Holder at a particular time, provided that (a) at no time during the 60-month period immediately preceding the particular time was more than 50% of the fair market value of the common shares derived, directly or indirectly, from one or any combination of (i) real or immovable property situated in Canada, (ii) “Canadian resource properties”, as defined in the Tax Act, (iii) “timber resource properties”, as defined in the Tax Act, and (iv) options in respect of, or interests in, or for civil law rights in, such property, whether or not such property exists, and (b) the Securities are not otherwise deemed to be “taxable Canadian property” under the Tax Act. We do not expect the Securities to be “taxable Canadian property” of any U.S. Holder at any relevant time; however, no assurances can be given in this regard. U.S. Holders whose Securities may be taxable Canadian property should consult their own tax advisors.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular U.S. Holder and no representation with respect to the Canadian federal income tax consequences to any particular U.S. Holder or prospective U.S. Holder is made. The tax consequences to a U.S. Holder will depend on the holder’s particular circumstances. Accordingly, U.S. Holders should consult with their own tax advisors for advice with respect to their own particular circumstances.

Currency Conversion

In general, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the Securities must be converted into Canadian dollars based on the applicable exchange rates as determined in accordance with the Tax Act.

Allocation of Cost

A U.S. Holder who acquires a common share and a Series A Warrant pursuant to this prospectus will be required to allocate the purchase price paid on a reasonable basis between the common share and the Series A Warrant in order to determine their respective costs to such U.S. Holder for the purposes of the Tax Act.

Exercise or Expiry of Warrants

No gain or loss will be realized by a U.S. Holder of a Series A Warrant upon the exercise of such Series A Warrant for a common share. When the Series A Warrant is exercised, the U.S. Holder’s cost of the common share acquired thereby will be equal to the adjusted cost base of the Series A Warrant to such U.S. Holder, plus the amount paid by such U.S. Holder on the exercise of the Series A Warrant. For the purpose of computing the adjusted cost base to a U.S. Holder of the common shares acquired on the exercise of the Series A Warrants, the cost of such common shares must be averaged with the adjusted cost base to such U.S. Holder of all other common shares (if any) held by the U.S. Holder as capital property immediately prior to the exercise of such Series A Warrant.

Generally, the expiry of an unexercised Series A Warrant will give rise to a capital loss equal to the adjusted cost base to the U.S. Holder of such expired Series A Warrant.

Dividends

If an amount is paid or credited or deemed to be paid or credited as, on account or in lieu of payment, or in satisfaction of, dividends on the common shares to a U.S. Holder, the amount will be subject to Canadian withholding tax at the rate of 25% on the gross amount of the dividend, subject to reduction under an applicable tax treaty or convention. Under the Convention, the rate of Canadian withholding tax on dividends paid or credited by us to a U.S. Holder that beneficially owns such dividends is generally limited to 15% of the gross amount of the dividend.

Dispositions

Upon the disposition or deemed disposition of a Security (but not upon the exercise of a Series A Warrant), a U.S. Holder will realize a capital gain (or capital loss) in the taxation year of the disposition or deemed disposition equal to the amount, if any, by which the U.S. Holder’s proceeds of disposition, net of any reasonable costs of disposition, exceed (or are exceeded by) the adjusted cost base to the U.S. Holder of the particular Security immediately before the disposition or deemed disposition.

Capital Gain and Losses

A U.S. Holder will not be subject to tax under the Tax Act in respect of any capital gain realized by such U.S. Holder on a disposition or deemed disposition of Securities, nor will capital losses arising therefrom be recognized under the Tax Act.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the material U.S. federal income tax consequences to U.S. Holders (as defined below) of acquiring, owning, and disposing of our common shares and Series A Warrants.

Scope of this Summary

Tax Consequences Not Addressed

This summary does not address all potential U.S. federal income tax considerations that may be relevant to a particular U.S. Holder. In addition, this summary does not take into account the individual facts and circumstances that may affect the U.S. federal income tax consequences to a particular U.S. Holder, including specific tax consequences under an applicable income tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder. This summary does not address any U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, or non-U.S. tax considerations. Except as specifically set forth below, this summary does not discuss tax reporting requirements that may be applicable to any particular U.S. Holder. Each prospective U.S. Holder should consult its own tax advisors regarding the tax consequences of acquiring, owning, and disposing of our common shares and Series A Warrants acquired pursuant to this prospectus.

Authorities

This summary is based upon the provisions of the Code, the Treasury Regulations (whether final, temporary, or proposed) promulgated thereunder, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “Canada-U.S. Tax Convention”), and administrative rulings and judicial decisions interpreting the Code and the Treasury Regulations, all as currently in effect, and all subject to differing interpretations or change, possibly on a retroactive basis. We have not sought, and will not seek, a ruling from the IRS regarding any matter discussed herein, and no assurance can be given that the IRS would not assert, or that a court would not sustain, a position that is different from, and contrary to, the positions taken in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of common shares and Series A Warrants acquired pursuant to this prospectus that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States (as determined under U.S. federal income tax rules);

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any political subdivision of the United States;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (i) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Certain U.S. Holders Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders that:

●	are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;

●	are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies;

●	are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method;

●	have a “functional currency” other than the U.S. dollar;

●	own common shares and Series A Warrants as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position;

●	acquired common shares and Series A Warrants in connection with the exercise of employee stock options or otherwise as compensation for services;

●	hold common shares and Series A Warrants other than as a capital asset within the meaning of Section 1221 of the Code;

●	own, have owned, or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or total value of our outstanding shares;

●	are subject to special tax accounting rules with respect to our common shares and Series A Warrants;

●	are partnerships or other “pass through” entities for U.S. federal income tax purposes (or investors in such partnerships or entities);

●	are U.S. expatriates or former long-term residents of the United States; or

●	are subject to taxing jurisdictions other than, or in addition to, the United States.

U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal income, U.S. net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences of acquiring, owning, and disposing of our common shares and Series A Warrants.

U.S. Federal Income Tax Consequences of the Acquisition of Common Shares and Warrants

The combined public offering price will be allocated between the common shares and the Series A Warrants in proportion to the relative fair market values of each at the time of purchase by the U.S. Holder. This allocation of the combined public offering price will establish a U.S. Holder’s initial tax basis for U.S. federal income tax purposes in the common shares and Series A Warrants.

A U.S. Holder’s allocation of the purchase price between the common shares and the Series A Warrants is not binding on the IRS or the courts, and no assurance can be given that the IRS or the courts will agree with a U.S. Holder’s allocation. Each U.S. Holder should consult its own tax advisor regarding the allocation of the offering price.

PFIC Status and Related Tax Consequences

Status as a PFIC

We believe we were classified as a PFIC during our taxable year ended December 31, 2020, and based on current business plans and financial expectations, we believe we will continue to be a PFIC for the current and future taxable years. As a result, certain potentially adverse rules may affect the U.S. federal income tax consequences to a U.S. Holder of acquiring, owning, and disposing of our common shares and Series A Warrants. No opinion of legal counsel or ruling from the IRS concerning our status as a PFIC has been obtained or is currently planned to be requested. The determination of whether any corporation was, or will be, a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether any corporation will be a PFIC for any taxable year depends on the assets and income of such corporation calculated on an annual basis and, as a result, cannot be predicted with certainty as of the date of this prospectus. Each U.S. Holder should consult its own tax advisors regarding our PFIC status.

A foreign corporation generally will be classified as a PFIC under Section 1297 of the Code in any taxable year in which either of the following tests is met:

●	at least 75% of its gross income is “passive income,” (the “PFIC Income Test”); or

●	at least 50% of the gross value of its assets is attributable to assets that produce, or are held for the production of, passive income, based on the quarterly average of the gross fair market value of such assets (the “PFIC Asset Test”).

For this purpose, passive income generally includes, among other things, dividends, interest, rents, royalties, gains from the disposition of passive assets and gains from commodities and securities transactions. Passive assets include cash and liquid securities, even if used as working capital. Proposed regulations issued in December, 2020 would, if finalized, generally except from passive asset treatment cash working capital held in a non-interest bearing financial account that is held for the present needs of an active trade or business and is no greater than the amount necessary to cover operating expenses incurred in the ordinary course of the trade or business of the foreign corporation and reasonably expected to be paid within 90 days.

If we are a PFIC for any taxable year during which a U.S. Holder owns common shares and Series A Warrants, such U.S. Holder will be subject to different taxation rules with respect to an investment in our common shares and Series A Warrants depending on whether such U.S. Holder makes an election to treat us as a “qualified electing fund” under Section 1295 of the Code (a “QEF Election”), or makes a mark-to-market election under Section 1296 of the Code (a “Mark-to-Market Election”). A U.S. Holder that does not make either election is referred to in this summary as a “Non-Electing U.S. Holder.”

Default PFIC Rules

A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code. Pursuant to these rules, distributions are divided into two categories, “excess distributions” and others. An excess distribution is the amount received in a taxable year that exceeds 125% of the average annual distributions paid on our common shares in the three preceding taxable years. Any gain realized on the sale, exchange or other disposition of our common shares and Series A Warrants is also considered an excess distribution. Under these rules:

●	the excess distribution is allocated ratably over the holding period (on a daily basis) for the common shares and Series A Warrants;

●	the amount allocated to prior taxable years is subject to tax at the highest rate of tax applicable to ordinary income in each such year;

●	an interest charge for the deemed tax deferral is imposed with respect to the resulting tax attributable to each such prior taxable year (a taxpayer that is not a corporation must treat any such interest paid as “personal interest,” which is not deductible); and

●	the amount allocated to the current taxable year is taxed as ordinary income and would not be “qualified dividend income” or long-term capital gain (see “U.S. Federal Income Tax Consequences of the Ownership and Disposition of Common Shares and Warrants - Sale or Other Taxable Disposition of Common Shares” below).

To the extent a distribution on our common shares does not constitute an excess distribution to a Non-Electing U.S. Holder, such Non-Electing U.S. Holder generally will be required to include the amount of such distribution in gross income as a dividend to the extent of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) that are not allocated to excess distributions, and will not be eligible for the reduced rates applicable to “qualified dividend income” with respect to such distribution.

Under proposed Treasury Regulations, if a U.S. Holder has an option, warrant, or other right to acquire stock of a PFIC (such as the Series A Warrants being offered pursuant to this prospectus), such option, warrant or right is considered to be PFIC stock for purposes of applying the default rules of Section 1291 of the Code to its disposition. Under rules described below, the holding period for the common share acquired upon exercise of a Series A Warrant will begin on the date a U.S. Holder acquires the Series A Warrant. This will impact the availability of the QEF Election and Mark-to-Market Election with respect to the common shares acquired upon exercise of the Series A Warrants. Thus, a U.S. Holder will have to account for common shares acquired in this offering and common shares acquired upon exercise of the Series A Warrants under the PFIC rules and the applicable elections differently.

Although a determination as to our PFIC status will be made annually, an initial determination that we are a PFIC will generally apply for subsequent years to a Non-Electing U.S. Holder who held common shares or Series A Warrants while we are a PFIC, whether or not we meet the PFIC Income Test or PFIC Asset Test in those subsequent years. Non-Electing U.S. Holders are encouraged to consult their tax advisors regarding the application of the PFIC rules to their specific situations.

QEF Election

A U.S. Holder that makes a timely and effective QEF Election with respect to our common shares acquired pursuant to this offering, referred to in this disclosure as an “Electing U.S. Holder,” will not be subject to the default PFIC tax under Section 1291 and the interest charge rules discussed above with respect to such common shares. Instead, an Electing U.S. Holder must include in income such shareholder’s pro rata share of our ordinary earnings and net capital gain, if any, for our taxable year that ends with or within the taxable year of the Electing U.S. Holder. The amount so included in income generally will be treated as ordinary income to the extent of such Electing U.S. Holder’s allocable share of the PFIC’s ordinary earnings and as long-term capital gain to the extent of such Electing U.S. Holder’s allocable share of the PFIC’s net capital gains. No portion of any such inclusion of ordinary earnings will be eligible to be treated as “qualified dividend income.” If an Electing U.S. Holder is an individual, any such net capital gain inclusions would be eligible for taxation at the preferential capital gain tax rates. Such income inclusions generally will be treated as income from sources outside the United States for foreign tax credit purposes.

An Electing U.S. Holder will be subject to U.S. federal income tax on such income inclusions for each taxable year in which we are a PFIC, regardless of whether such amounts are actually distributed to such Electing U.S. Holder. However, an Electing U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If an Electing U.S. Holder is not a corporation, any such interest will be treated as non-deductible “personal interest.”

Any net operating loss or net capital loss of a PFIC will not pass through to the Electing U.S. Holder and will not offset any ordinary earnings or net capital gain of a PFIC recognized by the Electing U.S. Holder in subsequent years (although such losses would ultimately reduce the gain, or increase the loss, recognized by the Electing U.S. Holder on its disposition of the common shares).

An Electing U.S. Holder generally (i) may receive a tax-free distribution from us to the extent that such distribution represents our earnings and profits that were previously included in income by the Electing U.S. Holder because of such QEF Election and (ii) will adjust such Electing U.S. Holder’s tax basis in the common shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, an Electing U.S. Holder generally will recognize capital gain or loss on the sale, exchange, or other taxable disposition of common shares.

If a U.S. Holder does not make a timely and effective QEF Election for the first year in the U.S. Holder’s holding period for the common shares, the U.S. Holder may still be able to make a timely and effective QEF Election in a subsequent year if such U.S. Holder meets certain requirements and makes a “purging election” pursuant to Section 1291(d) of the Code recognizing gain as if its common shares were sold for their fair market value on the day the QEF Election is effective (which will be taxed under the default rules of Section 1291 of the Code discussed above). If a U.S. Holder makes a QEF Election but does not make a “purging election,” then such U.S. Holder shall not be subject to the QEF Election rules and shall continue to be subject to tax under the rules of Section 1291 discussed above with respect to its common shares. If a U.S. Holder owns PFIC stock indirectly through another PFIC, separate QEF Elections must be made for the PFIC in which the U.S. Holder is a direct shareholder and the subsidiary PFIC for the QEF rules to apply to both PFICs.

A QEF Election will apply to the taxable year for which such QEF Election is timely made and to all subsequent taxable years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent taxable year we cease to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those taxable years in which we are not a PFIC. Accordingly, if we become a PFIC in another subsequent taxable year, the QEF Election will be effective and the Electing U.S. Holder will be subject to the QEF rules described above during any subsequent taxable year in which the Company qualifies as a PFIC.

As discussed above, under proposed Treasury Regulations, if a U.S. Holder has an option, warrant, or other right to acquire stock of a PFIC (such as the Series A Warrants being offered pursuant to this prospectus), such option, warrant or right is considered to be PFIC stock for purposes of applying the default rules of Section 1291 of the Code to its disposition. However, a U.S. Holder of an option, warrant or right to acquire stock of a PFIC may not make a QEF Election that will apply to the option, warrant or other right to acquire PFIC stock. In addition, under proposed Treasury Regulations, if a U.S. Holder holds an option, warrant or other right to acquire stock of a PFIC, the holding period with respect to shares of stock of the PFIC acquired on exercise of such option, warrant or other right will include the period that the option, warrant or other right was held.

Consequently, under the proposed Treasury Regulations, if a U.S. Holder of common shares acquired pursuant to this offering makes a QEF Election, such election generally will not be treated as a timely QEF Election with respect to common shares acquired upon exercise of the Series A Warrants, and the rules of Section 1291 of the Code discussed above will continue to apply with respect to such shares. However, a U.S. Holder of such common shares should be eligible to make a timely QEF Election if such U.S. Holder meets certain requirements and makes the “purging election” discussed above, electing in the year in which such shares are received to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above) as if such shares were sold for fair market value on the date such U.S. Holder acquired them by exercising the corresponding Series A Warrants. In addition, gain recognized on the sale or other taxable disposition (other than by exercise) of the Series A Warrants by a U.S. Holder will be subject to the rules of Section 1291 of the Code discussed above. Each U.S. Holder should consult its own tax advisor regarding the application of the PFIC rules to the Series A Warrants.

A U.S. Holder may make a timely QEF Election with respect to its ownership of our common shares by filing one copy of IRS Form 8621, including a PFIC Annual Information Statement, to a timely filed United States federal income tax return for the first year in which it holds our common shares. However, U.S. Holders should be aware that we do not intend to satisfy the recordkeeping requirements that apply to a “qualified electing fund,” or supply U.S. Holders with information that such U.S. Holders require to report under the QEF Election rules, in the event that we are a PFIC and a U.S. Holder wishes to make a QEF Election. Thus, if you are a U.S. Holder, you may not be able to make a QEF Election.

Mark-to-Market Election

Alternatively, if our common shares are “marketable stock,” a U.S. Holder generally would be permitted to make a Mark-to-Market Election. Generally, stock will be considered “marketable stock” if it is “regularly traded” on a “qualified exchange” within the meaning of applicable Treasury Regulations. A class of stock is “regularly traded” on an exchange during any calendar year in which such class of stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. A “qualified exchange” includes: (i) a national securities exchange that is registered with the Securities and Exchange Commission, (ii) the national market system established pursuant to section 11A of the Securities and Exchange Act of 1934, or (iii) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (a) such foreign exchange has trading volume, listing, financial disclosure, and surveillance requirements, and meets other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced and (b) the rules of such foreign exchange effectively promote active trading of listed stocks.

A U.S. Holder that makes a Mark-to-Market Election with respect to common shares generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such shares. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first taxable year of such U.S. Holder’s holding period for the common shares for which we are a PFIC and such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the common shares.

If a Mark-to-Market Election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the common shares at the end of the taxable year over such U.S. Holder’s adjusted tax basis in the common shares. The U.S. Holder would also be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder’s adjusted tax basis in the common shares over their fair market value at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the Mark-to-Market Election. A U.S. Holder’s tax basis in the common shares would be adjusted to reflect the amount included in gross income or allowed as a deduction because of the Mark-to-Market Election. Gain realized on the sale, exchange, or other disposition of the common shares would be treated as ordinary income, and any loss realized on the sale, exchange, or other disposition of the common shares would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included in income by the U.S. Holder. Losses that exceed this limitation are subject to the rules generally applicable to losses provided in the Code and Treasury Regulations (see “U.S. Federal Income Tax Consequences of the Ownership and Disposition of Common Shares and Series A Warrants - Sale or Other Taxable Disposition of Common Shares” below). Amounts treated as ordinary income are not eligible for the preferential tax rates applicable to “qualified dividend income” or long-term capital gains.

A U.S. Holder makes a Mark-to-Market Election by attaching a completed IRS Form 8621 to a timely filed United States federal income tax return. A Mark-to-Market Election applies to the taxable year in which such Mark-to-Market Election is made and to each subsequent taxable year, unless the common shares cease to be marketable stock or the IRS consents to revocation of such election. Each U.S. Holder should consult its own tax advisors regarding the availability of, and procedure for making, a Mark-to-Market Election.

Other PFIC Rules

Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to certain exceptions, would cause a U.S. Holder that had not made a timely QEF Election to recognize gain (but not loss) upon certain transfers of common shares and Series A Warrants that would otherwise be tax-deferred (e.g., certain gifts and exchanges pursuant to corporate reorganizations). However, the specific U.S. federal income tax consequences to a U.S. Holder may vary based on the manner in which common shares and Series A Warrants are transferred.

Certain of the proposed Treasury Regulations applicable to PFICs could be effective with retroactive effect. Because certain proposed Treasury Regulations have not yet been adopted in final form, they are not currently effective, and there is no assurance that they will be adopted in the form and with the effective date proposed. Nevertheless, the IRS has announced that, in the absence of final Treasury Regulations, taxpayers may apply reasonable interpretations of the Code provisions applicable to PFICs and that it considers the rules set forth in certain of the proposed Treasury Regulations to be reasonable interpretations of those Code provisions. The PFIC rules are complex, and the implementation of certain aspects of the PFIC rules requires the issuance of Treasury Regulations which in many instances have not been promulgated and which, when promulgated, may have retroactive effect. U.S. Holders should consult their own tax advisors about the potential applicability of proposed Treasury Regulations.

Certain additional adverse rules may apply with respect to a U.S. Holder if we are a PFIC, regardless of whether such U.S. Holder makes a QEF Election. For example, under Section 1298(b)(6) of the Code, a U.S. Holder that uses our common shares and Series A Warrants as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such common shares and Series A Warrants.

Special rules also apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to such special rules, foreign taxes paid with respect to any distribution by a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult with their own tax advisor regarding the availability of the foreign tax credit with respect to distributions by a PFIC.

Lastly, if we are not treated as a PFIC, and you paid taxes as if we were a PFIC, then you may be able to claim a refund for taxes you paid in excess of the taxes you actually owed. If you do not timely make such a refund claim, then your refund will be disallowed and you will bear more taxes than you actually owe.

The rules dealing with PFICs and with the QEF and Mark-to-Market Election are very complex and are affected by various factors in addition to those described above. Prospective investors should consult their own tax advisors regarding the application of the PFIC rules to our common shares and Series A Warrants.

U.S. Federal Income Tax Consequences of the Ownership and Disposition of Common Shares and Series A Warrants

The following discussion describes the general rules applicable to the ownership and disposition of the common shares and Series A Warrants but is subject in its entirety to, and may be overridden by, the special rules described above under the heading “PFIC Status and Related Tax Consequences.”

Distributions

The gross amount of any distribution (including amounts, if any, withheld in respect of Canadian withholding tax) actually or constructively received by a U.S. Holder with respect to our common shares will be taxable to the U.S. Holder as a dividend to the extent of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Distributions to a U.S. Holder in excess of earnings and profits will be treated first as a return of capital that reduces a U.S. Holder’s tax basis in such common shares (thereby increasing the amount of gain or decreasing the amount of loss that a U.S. Holder would recognize on a subsequent disposition of our common shares), and then as gain from the sale or exchange of such common shares (see “Sale or Other Taxable Disposition of Common Shares”). The amount of any distribution of property other than cash will be the fair market value of that property on the date of distribution. In the event we make distributions to holders of common shares, we may or may not calculate our earnings and profits under U.S. federal income tax principles. If we do not do so, any distribution may be required to be regarded as a dividend, even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain. The amount of the dividend will generally be treated as foreign-source dividend income to U.S. Holders.

To the extent that we are a “qualified foreign corporation,” the common shares on which the dividend is paid are held for a minimum holding period, and other requirements are satisfied, non-corporate U.S. Holders, including individuals, may be eligible for the preferential U.S. federal rate on “qualified dividend income.” A “qualified foreign corporation” includes a foreign corporation that is not a PFIC in the year of the distribution or in the prior taxable year and that is eligible for the benefits of an income tax treaty with the United States that contains an exchange of information provision and has been determined by the United States Treasury Department to be satisfactory for purposes of the legislation (such as the Canada-U.S. Tax Convention).

Distributions to U.S. Holders generally will not be eligible for the “dividends received deduction” generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations.

Sale or Other Taxable Disposition of Common Shares

A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of common shares in an amount equal to the difference, if any, between the amount of cash plus the fair market value of any property received and such U.S. Holder’s tax basis in the securities sold or otherwise disposed of. If the U.S. Holder receives Canadian dollars in the transaction, the amount realized will be the U.S. dollar value of the Canadian dollars received, which is determined for cash basis taxpayers on the settlement date for the transaction and for accrual basis taxpayers on the trade date (although accrual basis taxpayers can also elect the settlement date). Subject to the PFIC rules discussed above, gain or loss recognized on such sale or other taxable disposition generally will be a capital gain or loss, which will be long-term capital gain or loss if the security is held for more than one year.

Preferential tax rates currently apply to long-term capital gain of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gain of a corporate U.S. Holder. Deductions for capital losses are subject to significant limitations under the Code. The gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes.

Sale or Other Disposition, Exercise or Expiration of Series A Warrants

A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of Series A Warrants in an amount equal to the difference, if any, between the amount of cash plus the fair market value of any property received and such U.S. Holder’s tax basis in the Series A Warrants sold or otherwise disposed of, in each case as determined in U.S. dollars. Subject to the PFIC rules discussed above, gain or loss recognized on such sale or other taxable disposition generally will be a capital gain or loss, which will be long-term capital gain or loss if the Series A Warrant is held for more than one year. The gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. Deductions for capital losses are subject to complex limitations under the Code.

A U.S. Holder should not recognize gain or loss on the exercise of Series A Warrants and related receipt of common shares (unless cash is received in lieu of the issuance of a fractional common share). A U.S. Holder’s initial tax basis in the common share received on the exercise of a Series A Warrant should be equal to the sum of (i) such U.S. Holder’s initial tax basis in such warrant plus (ii) the exercise price paid by such U.S. Holder on the exercise of such warrant. If, as anticipated, we are a PFIC, pursuant to proposed Treasury Regulations a U.S. Holder’s holding period for the common share received will begin on the date on which such U.S. holder acquired its Series A Warrant.

In certain limited circumstances, a U.S. Holder may be permitted to undertake a cashless exercise of Series A Warrants into common shares. The U.S. federal income tax treatment of a cashless exercise of warrants into common shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Series A Warrant described in the preceding paragraph. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of warrants

Upon the lapse or expiration of a Series A Warrant, a U.S. Holder will recognize a loss in an amount equal to such U.S. Holder’s tax basis in the warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the Series A Warrants are held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

Certain Adjustments to the Series A Warrants

Under Section 305 of the Code, an adjustment to the number of common shares that will be issued on the exercise of the Series A Warrants or an adjustment to the exercise price of the Series A Warrants may be treated as a constructive distribution to a U.S. Holder of the Series A Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our earnings and profits or our assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or property to the shareholders). Adjustments to the exercise price of the Series A Warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the Series A Warrants should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property (see more detailed discussion of the rules applicable to distributions we make at “Distributions” above).

Additional Considerations

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or on the sale, exchange, or other taxable disposition of common shares or Series A Warrants, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). If the foreign currency received is not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a tax basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S.-source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisors regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Subject to the PFIC rules discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the common shares (or with respect to any constructive dividend on the Series A Warrants) generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all creditable foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.

Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s foreign- source taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign-source” or “U.S.-source.” Generally, dividends paid by a foreign corporation (including constructive dividends) should be treated as foreign-source for this purpose, and gains recognized on the sale of stock of a foreign corporation by a U.S. Holder should be treated as U.S.-source for this purpose, except as otherwise provided in an applicable income tax treaty, and if an election is properly made under the Code. However, the amount of a distribution that is treated as a “dividend” may be lower for U.S. federal income tax purposes than it is for Canadian federal income tax purposes, resulting in a reduced foreign tax credit allowance to a U.S. Holder. In addition, this limitation is calculated separately with respect to specific categories of income. The foreign tax credit rules are complex, and each U.S. Holder should consult its own U.S. tax advisors regarding the foreign tax credit rules.

Information Reporting and Backup Withholding

Under U.S. federal income tax law, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, certain U.S. Holders who hold certain “specified foreign financial assets” that exceed certain thresholds are required to report information relating to such assets. The definition of “specified foreign financial assets” generally includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person, and any interest in a foreign entity. U.S. Holders may be subject to these reporting requirements unless their common shares and Series A Warrants are held in an account at certain financial institutions. Significant penalties may apply for failure to satisfy applicable reporting obligations.

Distributions paid with respect to common shares and proceeds from a sale, exchange, or redemption of common shares and Series A Warrants made within the United States or through certain U.S.-related financial intermediaries may be subject to information reporting to the IRS and possible U.S. backup withholding (at a rate of 24%). Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct U.S. taxpayer identification number and makes any other required certification on IRS Form W-9 or that is a corporation or other entity that is otherwise exempt from backup withholding. Each U.S. Holder should consult its own tax advisors regarding the application of the U.S. information reporting and backup withholding rules. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability, and such holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing an appropriate claim for refund with the IRS and furnishing any required information in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax and, under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. U.S. Holders should consult with their own tax advisors regarding their reporting obligations, if any, as a result of their acquisition, ownership, or disposition of our common shares and Series A Warrants.

MATERIAL DIFFERENCES BETWEEN THE BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA) AND THE DELAWARE GENERAL CORPORATION LAW

Our corporate affairs are governed by our articles of association and the provisions of applicable laws of British Columbia, including the Business Corporations Act (British Columbia), or the BCBCA. The BCBCA differs from the various state laws applicable to U.S. corporations and their shareholders. The following table provides a summary of the material differences between the provisions of the BCBCA and the Delaware General Corporation Law, or the DGCL.

	BCBCA	DGCL
Authorized Share Capital	As permitted by the BCBCA, our articles provide that our authorized share capital consists of (i) an unlimited number of common shares without par value, with special rights and restrictions attached and (ii) an unlimited number of preferred shares without par value, with special rights and restrictions attached.	Under the DGCL, a corporation’s certificate of incorporation must specify the number of shares of each class of stock and their par value, or include a statement that such shares are without par value. The certificate of incorporation must also set forth the designations, powers, preferences, rights, qualifications, limitations and restrictions of each class of shares, if any. Under the DGCL, a corporations certificate of incorporation give the board of directors the authority to issue preferred stock in one or more series, with such designations and special rights and restrictions as determined by the board of directors.

Dividends	Under the BCBCA and our articles, dividends may be declared at the discretion of the board of directors. Any dividends declared shall be subject to the rights, if any, of shareholders holding shares with special rights as to dividends.	The DGCL generally provides that, subject to certain restrictions, the directors of a corporation may declare and pay dividends upon the shares of its capital stock either out of the corporations surplus or, if there is no such surplus out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Further, the holders of preferred or special stock of any class or series may be entitled to receive dividends at such rates, on such conditions and at such times as stated in the certificate of incorporation.

	BCBCA	DGCL
Shareholder Action by Written Consent	Under the BCBCA and our articles, shareholder action without a meeting may be taken by written resolution signed by all of the shareholders who would be entitled to vote on the relevant issue at a general meeting.	Under the DGCL, any action required or permitted to be taken at a stockholder meeting may be taken without a meeting if consents in writing are signed by the holders of outstanding stock having at least the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, unless otherwise provided in the certificate of incorporation. Typically, public company certificates of incorporation prohibit actions by written consent of the stockholders.

Election of Directors	The BCBCA provide for cumulative voting.	Under the DGCL, stockholders are not entitled to cumulative voting in the election of directors unless provided for in the corporation’s certificate of incorporation.

Removal of Directors	As permitted under the BCBCA, our articles provide that a director may be removed before the expiration of their term by a special resolution of shareholders. Our articles also provide that the directors may remove any director before the expiration of their term by special resolution and that the office of the director will be vacated if the director is convicted of an indictable offence or if the director ceases to be qualified to act as a director and does not promptly resign.	Under the DGCL any director may be removed, with or without cause, by the affirmative vote of a majority of the shares then entitled to vote at an election of directors, unless the board is classified, cumulative voting is permitted by the certificate of incorporation or the certificate of incorporation provides otherwise.

	BCBCA	DGCL
Required Vote for Certain Transactions	Under the BCBCA, certain extraordinary corporate actions, such as continuances, certain amalgamations, sales, leases or other dispositions of all, or substantially all of, the property of a corporation (other than in the ordinary course of business), liquidations, dissolutions and certain arrangements, are required to be approved by special resolution of shareholders.	Under the DGCL, certain mergers, consolidation, sale, lease, exchange or other disposition of all, or substantially all, the property and assets of a corporation or dissolution of the corporation requires the approval of a majority of the outstanding voting stock of the corporation entitled to vote thereon.

Amendment of Organizing Documents	As permitted by the BCBCA, under our articles, any amendment to the notice of articles or articles generally requires approval by an ordinary resolution of the shareholders. In the event that an amendment to the articles would prejudice or interfere with a right or special right attached to issued shares of a class or series of shares, such amendment must be approved separately by the holders of the class or series of shares being affected.	The DGCL provides that a corporation may amend its certificate of incorporation if its board of directors has adopted such amendment, followed by the affirmative vote of a majority of the outstanding voting stock and a majority of the outstanding shares of each class entitled to vote on the amendment as a class. In the event the amendment would alter the aggregate number of authorized shares of a class of stock, their par value, or the powers, preferences or special rights of the shares of a class so as to affect them adversely, the holders of the outstanding shares of the class are entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation.

Quorum of Shareholders	As permitted by the BCBCA, our articles provide that a quorum for general meetings of shareholders is one person who is, or who represents by proxy, one or more shareholders who, in the aggregate, holds not less than 50% of the issued shares entitled to be voted at the meeting.	Under the DGCL, unless otherwise provided in the certificate of incorporation, with respect to any matter, a quorum for a meeting of stockholders requires the holders of a majority of the shares entitled to vote are represented at the meeting in person or by proxy.

Shareholder Access to Corporate Records	Under the BCBCA, specified books and records of the corporation must be available for inspection by any of our shareholders at the registered and records office.	Under the DGCL, a stockholder of record has the right to inspect the books and records of the corporation, provided that such inspection is for a proper purpose which is reasonably related to such stockholders interest as a stockholder.

	BCBCA	DGCL
Annual Meetings of Shareholders	Under the BCBCA, the holders of not less than 5% of the issued shares of a corporation that carry the right to vote at a general meeting may requisition the directors to call a meeting of shareholders.

Under the DGCL, special meetings of stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or the bylaws.

Typically public company certificates of incorporation do not authorize shareholders to call special meetings.

Anti-takeover Provisions and Related Party Transactions

As permitted by the BCBCA, our articles provide that our board of directors may fix the number of shares in, and determine the designation of the shares of, each series and create, define and attach rights and restrictions to the preferred shares without shareholder approval. Neither the BCBCA nor our articles restrict us from adopting a shareholder rights plan.

The BCBCA does not restrict related party transactions.

Under the DGCL, a certificate of incorporation may provide the board of directors with the ability to designate the terms of and issue a new class or series of preferred stock, and to issue a stockholder rights plan. Delaware corporations are subject to Delaware’s business combination statute. In general, such statute prohibits a corporation from engaging in any business combination transactions with an interested stockholder for a period of three years after the time that the stockholder became an interested stockholder, unless approved by the board of directors beforehand or upon satisfaction of other criteria.

	BCBCA	DGCL
Interested Director and Officer Transactions	Under the BCBCA and our articles, a director or senior officer who possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that director’s or senior officer’s duty or interest as a director or senior officer of the corporation must disclose the nature and extent of the conflict and, in the case of a director, may not vote on any board resolutions to approve such transaction unless all directors of the corporation are interested, in which case any or all of them may vote. Excluded directors will, however, count for purposes of quorum. A director or senior officer is liable to account to the corporation for any profit that accrues to the director under or as a result of the interested transaction.	Under the DGCL, a transaction in which a director of the corporation has a conflict of interest is not void or voidable solely because of the directors conflict, solely because the director is present at or participates in the meeting of the board of directors or committee which authorizes the transaction or solely because any such directors vote is counted for such purpose, if (a) the material facts of the conflict of interest are known to or disclosed to the board of directors or the committee and the board of directors or committee in good faith authorizes the transaction by a majority of the votes of the disinterested directors, (b) the material facts of the conflict of interest are known or disclosed to the stockholders of the corporation and the transaction is approved in good faith by the stockholders, or (c) the board of directors can demonstrate that the transaction is fair as to the corporation as of the time it is approved by the board of directors, committee or stockholders.
Directors and Officers Liability and Indemnification	As permitted by the BCBCA, our articles provide that we must indemnify a director, former director or alternate director and his or her heirs and legal or personal representatives against all eligible penalties to which such person is or may be liable, and we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with us on the terms of the indemnity contained in our articles. In addition, we may indemnify any other person in accordance with the BCBCA.	Under the DGCL, a corporation has the power to indemnify any person who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, or any person who was, is or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, in each case by reason of the fact that the person is or was a director, office, employee or agent of the corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, and subject to certain other limitations.
Oppression Remedy	The BCBCA provides an oppression remedy that enables a court to make any order, whether interim or final, to rectify matters that are oppressive or unfairly prejudicial to any shareholder, which includes a beneficial shareholder or any other person who, in the courts discretion, is an appropriate person to make such an application. The oppression remedy provides the court with very broad and flexible powers to intervene in corporate affairs to protect shareholders and other applicants.	The DGCL does not expressly provide for a similar remedy.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our common shares in the public market, including shares issued upon exercise of outstanding options and warrants, or the anticipation of these sales, could adversely affect prevailing market prices from time to time and could impair our ability to raise equity capital in the future.

Based on the number of common shares outstanding as of February 28, 2021, upon the completion of this offering we will have 12,967,110 common shares outstanding, assuming (1) no exercise of the underwriter’s option to purchase additional common shares and (2) no exercise of outstanding options or warrants. Of those shares, all of the shares sold in this offering will be freely tradable, except that any shares held by our “affiliates,” as that term is defined in Rule 144 under the Securities Act, or Rule 144, may only be sold in compliance with the limitations described below.

Rule 144 The availability of Rule 144 will vary depending on whether restricted shares are held by an affiliate or a non-affiliate. In general, under Rule 144 as in effect on the date of this prospectus, a person who has beneficially owned restricted common shares for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) our Company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted common shares for at least six months but who are affiliates of our Company at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such persons would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

●	1% of the number of common shares then outstanding; and

●	if the common shares are then traded on a national securities exchange, the average weekly trading volume of common shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Lock-Up Agreements

Our directors and executive officers and certain of our security holders have agreed after the date of this prospectus, except with the prior written consent of the underwriters’ representative and subject to specified exceptions, we or it will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any common shares or any securities convertible into or exercisable or exchangeable for common shares, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common shares subject to the schedule listed below. The Company is securing lock-up agreements in a form satisfactory to the underwriter from all officers, directors and shareholders to be entered into by and between each and the underwriters’ representative based upon the schedule listed below. See additional discussion about the lock-up agreement below under “Underwriting - Lock-Up Agreements.”

Notwithstanding the provisions of the lock-up agreements, each officer director and shareholder will be subject to the provisions of Rule 144. The tables below indicate for each round percentages and timing of release from lockup of shares owned by them starting from the effective date of the initial public offering which is the subject of this prospectus.

IP Acquisition Stock (include the $0.048 ($0.01 before the reverse stock split) Founders Round):

Released immediately based upon the following schedule:

-Month 1:	1.5%
-Month 3:	1%
-Month 6:	2%
-Month 9:	3%
-Month 12:	3%
-Month 15:	20%
-Month 18:	20%
-Month 21:	25%
-Month 24:	24.5%

Founders Stock $0.119 ($0.025 before the reverse stock split):

Released immediately based upon the following schedule:

-Month 1:	3%
-Month 3:	2%
-Month 6:	5%
-Month 9:	5%
-Month 12:	6%
-Month 15:	20%
-Month 18:	20%
-Month 21:	20%
-Month 24:	19%

Second Round of Seed Stock: $0.356 ($0.075 before the reverse stock split)

-Released immediately based upon the following schedule:

-Month 1:	3.75%
-Month 3:	2.5%
-Month 6:	6%
-Month 9:	6%
-Month 12:	8%
-Month 15:	25%
-Month 18:	25%
-Month 21:	23.75%

Third Round of Seed Stock: $1.66 ($0.35 before the reverse stock split)

Released immediately based upon the following schedule:

-Month 1:	11.25%
-Month 3:	7.5%
-Month 6:	10%
-Month 9:	20%
-Month 12:	25%
-Month 15:	26.25%

Options: $1.66 ($0.35 before the reverse stock split)

-Released immediately based upon the following schedule:

-Month 1:	11.25%
-Month 3:	7.5%
-Month 6:	10%
-Month 9:	20%
-Month 12:	25%
-Month 15:	26.25%

Fourth Round of Seed Stock: $2.38 ($0.50 before the reverse stock split)

-Released immediately based upon the following schedule

-Month 1:	15%
-Month 3:	10%
-Month 6:	15%
-Month 9:	25%
-Month 12:	30%
-Month 15:	5%

Fifth Round of Seed Stock: $4.75 ($1.00 before the reverse stock split)

-Released immediately based upon the following schedule:

-Month 1:	30%
-Month 3:	10%
-Month 6:	25%
-Month 9:	25%
-Month 12:	10%

Warrants: $9.50 ($2.00 before the reverse stock split)

-Released immediately based upon the following schedule:

-At Exercise:	25%
-Month 3:	25%
-Month 6:	25%
-Month 9:	25%

UNDERWRITING

Kingswood Capital Markets, division of Benchmark Investments, Inc. (the “Representative”) is acting as the underwriters’ representative. We have entered into an underwriting agreement dated March __, 2021 with the Representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number units listed next to its name in the following table:

Assumed Number of Units
Kingswood Capital Markets, division of Benchmark Investments, Inc.
Total	2,266,666

The underwriters are committed to purchase all of the securities offered by us other than those covered by the over-allotment option described below, if it purchases any securities. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the above securities, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted a 45-day option to the underwriters, exercisable one or more times in whole or in part, to purchase up to an additional an additional 340,000 units at an assumed price of $6.00 per unit, less, in each case, the underwriting discounts and commissions, to cover over-allotments, if any.

Discounts

The following table shows the per unit and total underwriting discounts and commissions to be paid to the underwriters. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional units.

		Total(2)
	Per unit (2)	Without Over-Allotment Option	With Over-Allotment Option
Assumed public offering price	$6.00	$13,600,000	$15,640,000
Underwriting discounts and commissions (8%)	$0.48	$1,088,000	$1,251,200
Non-accountable expense allowance (1%)(1)	$0.06	$136,000	$136,000
Proceeds, before expenses, to us	$5.46	$12,376,000	$14,252,800

(1)	The non-accountable expense allowance of 1% is not payable with respect to the units sold upon exercise of the underwriters’ over-allotment option.
(2)	At an assumed offering price of $6.00 per unit, which is the mid price of the $5.00 to $7.00 range.

The underwriters propose to offer the securities offered by us to the public at the public offering price set forth on the cover of this prospectus. In addition, the underwriters may offer some of the securities to other securities dealers at such price less an expected concession of 4% of the purchase price per unit. If all of the units offered by us are not sold at the public offering price, the Representative may change the offering price and other selling terms by means of a supplement to this prospectus.

We have agreed to pay the Representative a non-accountable expense allowance of 1% of the public offering price at the closing, excluding any amount sold pursuant to the over-allotment option.

We have also agreed to pay the following expenses of the Representative relating to the offering: (a) all filing fees and communication expenses associated with the review of this offering by FINRA; (b) all fees, expenses and disbursements relating to background checks of our officers and directors in an amount not to exceed $15,000 in the aggregate; (c) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the Representative, including the reasonable fees and expenses of the Representative’s blue sky counsel; (d) up to $20,000 of the Representative’s actual accountable road show expenses for the offering; (e) fees for underwriter’s counsel, not to exceed $150,000; (f) the $29,500 cost associated with the Underwriters’ use of Ipreo’s book building, prospectus tracking and compliance software for the offering; and (g) the costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones in an aggregate amount not to exceed $5,000.

We estimate that the total expenses of the offering payable by us, excluding the total underwriting discount, will be approximately $500,000.

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Lock-Up Agreements

Our officers, directors and certain shareholders have agreed with the representative to be subject to a lock-up period of 180 days (for officers and directors) and 90 days (for certain shareholders) following the date of closing of the offering pursuant to this prospectus. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock, subject to certain customary exceptions. The representative may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements. We have also agreed, in the underwriting agreement, to similar lock-up restrictions on the issuance and sale of our securities for 360 days following the closing of this offering, subject to certain customary exceptions, and provided that, we are permitted to sell up to $3,000,000 of securities on substantially similar terms as this offering to Canadian investors pursuant to a private placement and/or prospectus under applicable Canadian securities laws and, after 30 days following the date of closing of the offering, we are permitted to issue common shares in an “at the market” offering with the representative as sales agent.

Representative’s Warrants

We have agreed to issue to the Representative warrants to purchase up to a total of [_____] common shares (5% of the common shares in the units sold in this offering, excluding the over-allotment option and any shares underlying the Series A Warrants). The warrants will be exercisable at any time, and from time to time, in whole or in part, during the two-year period commencing one year from the effective date of the offering, which period shall not extend further than five years from the effective date of the offering in compliance with FINRA Rule 5110(g)(8)(A). The warrants are exercisable at a per share price equal to 120 % of the public offering price per share in the offering. The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. The underwriter (or permitted assignees under Rule 5110(e)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the date of this prospectus.

The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or recapitalization, reorganization, merger or consolidation.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members. The Representative may agree to allocate a number of securities to the underwriter and selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Determination of the Initial Public Offering Price

Prior to this offering, there has been no public market for our securities. The initial public offering price was determined through negotiations between us and the Representative. In addition to prevailing market conditions, the factors considered in determining the initial public offering price included the following:

●	the information included in this prospectus and otherwise available to the Representative;

●	the valuation multiples of publicly traded companies that the Representative believes to be comparable to us;

●	our financial information;

●	our prospects and the history and the prospects of the industry in which we compete;

●	an assessment of our management, its past and present operations, and the prospects for, and timing of, our future revenues;

●	the present state of our development and prevailing market conditions; and

●	the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

An active trading market for our common shares may not develop. It is also possible that, after the offering, the shares will not trade in the public market at or above the initial public offering price.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

●	Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

●	Over-allotment transactions involve sales by the underwriters of securities in excess of the number of securities the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriter is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriter may close out any short position by exercising its over-allotment option and/or purchasing securities in the open market.

●	Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of the securities to close out the short position, the underwriter will consider, among other things, the price of securities available for purchase in the open market as compared with the price at which they may purchase securities through exercise of the over-allotment option. If the underwriter sells more securities than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that after pricing there could be downward pressure on the price of the securities in the open market that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the Representative to reclaim a selling concession from a syndicate member when the securities originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of our securities in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may be effected on the NASDAQ Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, underwriter and selling group members may engage in passive market making transactions in our securities on the NASDAQ Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Certain Relationships

The underwriters and their affiliates have provided, or may in the future provide, various investment banking, commercial banking, financial advisory, brokerage or other services to us and our affiliates for which services they have received, and may in the future receive, customary fees and expense reimbursement.

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of its business for which they may receive customary fees and reimbursements of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

Canada

Neither this prospectus nor the registration statement of which this prospectus forms a part is a prospectus under the laws of any Canadian province or territory. Accordingly, none of the securities qualified for sale by this prospectus are qualified for public sale in Canadian province or territory. The securities may be sold in Canada in limited circumstances only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario)

The Company is not a “reporting issuer” under the securities laws of any Canadian province or territory and will not become a “reporting issuer” in Canada as a result of the effectiveness of the registration statement of which this prospectus forms a part. As the Company is not a “reporting issuer” in Canada and has no obligation to become a “reporting issuer” in any jurisdiction in Canada, Canadian investors will not be able to resell their shares publicly in Canada. Accordingly, any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable Canadian securities laws. Notwithstanding that Canadian investor may purchase the securities pursuant to an available prospectus exemption, there is no assurance that a further exemption from Canadian prospectus requirements will be available to enable a Canadian purchaser to resell the securities acquired. Further, hold periods and manner of sale requirements may be imposed on Canadian purchasers in limited circumstances where exemptions may be available. Accordingly, any Canadian purchaser should consult with a legal advisor to ascertain the restrictions on resale that will be applicable them under the laws of their local jurisdiction.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (the “PRC”) (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area — Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

(a)	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
(b)	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

(c)	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of our Company or any underwriter for any such offer; or
(d)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by our Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs non-qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the “ISA”), nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societá e la Borsa, “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●	to Italian qualified investors, as defined in Article 100 of Decree No. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 11971”) as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”), pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority.

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by our Company.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to our company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by McMillan (with respect to matters of Canadian law only) and Jolie Kahn, Esq. The underwriters are being represented by Kelley Drye & Warren LLP, New York, New York.

EXPERTS

Marcum LLP, an independent registered public accounting firm, has audited our financial statements at December 31, 2020 and 2019 and for the years ended December 31, 2020 and 2019 as set forth in its report included in this prospectus. Our consolidated financial statements as of December 31, 2020 and 2019 and for the years then ended, included in this prospectus have been so included in reliance on the report of Marcum, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Commission a registration statement on Form S-1 under the Securities Act with respect to the securities offered hereby. This prospectus, which is part of such registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our securities, reference is made to the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, we will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and the website of the SEC at www.sec.gov. We also maintain a website at www.Agriforcegs.com (which website shall not be deemed to be a part of this prospectus). After the closing of this offering, you may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed of furnished pursuant to Section 13(a) or 15(d) of the Exchange Act and certain with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

AGRIFORCE GROWING SYSTEMS LTD.

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED

DECEMBER 31, 2020 AND 2019

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

of AgriFORCE Growing Systems Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of AgriFORCE Growing Systems Ltd. (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of comprehensive loss, changes in shareholders’ equity (deficiency) and cash flows for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2020 and 2019, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum llp
Marcum llp

We have served as the Company’s auditor since 2020.

Costa Mesa, California

March 3, 2021

F-2

AGRIFORCE GROWING SYSTEMS LTD.
CONSOLIDATED BALANCE SHEETS
(Expressed in US dollars)

	Note	December 31, 2020	December 31, 2019

ASSETS

Current
Cash		$653,410	$2,158,891
Accounts receivable		8,973	47,697
Prepaid expenses and other current assets	6	213,038	97,817
Total current assets		875,421	2,304,405

Property and equipment, net	4	28,443	35,611
Deferred IPO costs		390,932	-
Construction in progress	5	2,071,093	2,030,270
Total assets		$3,365,889	$4,370,286

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current
Accounts payable and accrued liabilities	7	$1,930,988	$1,375,584
Total current liabilities		1,930,988	1,375,584

Non-current
Long term loan	8	31,417	-
Total liabilities		1,962,405	1,375,584
Commitments and contingencies	14

Shareholders’ equity
Preferred Shares, no par value per share - unlimited shares authorized; 2,258,826 shares issued and outstanding at December 31, 2020 and December 31, 2019*	9	6,717,873	6,717,873
Common shares, no par value per share - unlimited shares authorized; 8,441,617 and 7,705,208 shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively*	9	5,696,050	3,725,454
Additional paid-in-capital	9	1,297,566	726,356
Obligation to issue shares	9	94,885	12,463
Accumulated deficit		(12,521,944)	(8,352,354)
Accumulated other comprehensive income		119,054	164,910
Total shareholders’ equity		1,403,484	2,994,702

Total liabilities and shareholders’ equity		$3,365,889	$4,370,286

* reflects the 1:4.75 reverse stock split effected on November 29, 2020.

The accompanying notes are an integral part of these consolidated financial statements.

F-3

AGRIFORCE GROWING SYSTEMS LTD.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Expressed in US dollars)
For the years ended December 31, 2020 and 2019

	Note	2020	2019

OPERATING EXPENSES
Consulting	11	$441,021	$660,914
Depreciation	4	9,059	8,114
Foreign exchange (gain) loss		(17,650)	3,600
Office and administrative		189,813	201,327
Investor relations		121,126	617,053
Professional fees	11	445,158	605,099
Rent		20,898	181,666
Research and development	13	123,915	1,111,562
Share-based compensation	9	571,210	401,869
Shareholder and regulatory		337,878	95,037
Travel and entertainment		13,426	189,937
Wages and salaries		1,071,867	1,042,968
Operating loss		(3,327,721)	(5,119,146)

OTHER INCOME
SR&ED tax incentive income	13	(106,195)	-

Net loss		(3,221,526)	(5,119,146)

Dividend paid to preferred shareholders		948,064	488,416

Net loss attributable to common shareholders		(4,169,590)	(5,607,562)

Other comprehensive income (loss)
Foreign currency translation		(45,856)	154,010

Comprehensive loss attributable to common shareholders		$(4,215,446)	$(5,453,552)

Basic and diluted net loss attributed to common share*		$(0.53)	$(0.67)

Weighted average number of common shares outstanding – basic and diluted*		7,907,233	8,331,330

* reflects the 1:4.75 reverse stock split effected on November 29, 2020.

The accompanying notes are an integral part of these consolidated financial statements.

F-4

AGRIFORCE GROWING SYSTEMS LTD.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIENCY)
(Expressed in US dollars, except share numbers)

		Common Shares*		Series A Preferred Shares*		Additional Paid-in-	Subscriptions	Obligation to issue	Accumulated	Accumulated other comprehensive	Total Shareholders’
	Note	# of Shares	Amount	# of Shares	Amount	capital	Receivable	shares	Deficit	loss	Deficiency
Balance, December 31, 2018		12,339,262	$2,373,624	-	$-	$208,321	$(14,743)	$126,606	$(2,744,792)	$10,900	$(40,084)
Shares issued for cash	9b	247,368	325,689	2,151,263	7,493,249	105,847	14,743	-	-	-	7,939,528
Shares repurchased and cancelled		-	-	(5,263)	(19,144)	-	-	-	-	-	(19,144)
Shares cancelled for IP technology	9c	(5,368,421)	-	-	-	-	-	-	-	-	-
Shares Issued for Conversion of Convertible Debenture	12	106,717	377,921	-	-	-	-	-	-	-	377,921
Shares issued for consulting services		244,753	196,022	-	-	-	-	(114,143)	-	-	81,879
Shares issued for dividend on Preferred Shares	9b	135,530	488,416	-	-	-	-	-	(488,416)	-	-
Share issue costs		-	(15,161)	112,826	(756,232)	(10,738)	-	-	-	-	(782,131)
Fair Value of Warrants		-	(21,057)	-	-	21,057	-	-	-	-	-
Share based compensation		-	-	-	-	401,869	-	-	-	-	401,869
Net loss		-	-	-	-	-	-	-	(5,119,146)		(5,119,146)
Foreign currency translation		-	-	-	-	-	-	-	-	154,010	154,010
Balance, December 31, 2019		7,705,209	$3,725,454	2,258,826	$6,717,873	$726,356	$-	$12,463	$(8,352,354)	$164,910	$2,994,702
Shares issued on exercise of warrants		365,112	666,878	-	-	-	-	-	-	-	$666,878
Shares issued for consulting services		100,237	355,654	-	-	-	-	82,422	-	-	438,076
Shares issued for dividend on Preferred Shares	9b	271,059	948,064	-	-	-	-	-	(948,064)	-	$-
Share based compensation		-	-	-	-	571,210	-	-	-	-	$571,210
Net loss		-	-	-	-	-	-	-	(3,221,526)	-	$(3,221,526)
Foreign currency translation		-	-	-	-	-	-	-	-	(45,856)	$(45,856)
Balance, December 31, 2020		8,441,617	$5,696,050	2,258,826	$6,717,873	$1,297,566	$-	$94,885	$(12,521,944)	$119,054	$1,403,484

* reflects the 1:4.75 reverse stock split effected on November 29, 2020.

The accompanying notes are an integral part of these consolidated financial statements.

F-5

AGRIFORCE GROWING SYSTEMS LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in US Dollars)
For the years ended December 31, 2020 and 2019

	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the year	$(3,221,526)	$(5,119,146)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	9,059	8,114
Share-based compensation	571,210	401,869
Shares issued for consulting services	438,076	57,603
Accretion of interest on convertible debentures	-	5,203
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	38,724	(10,823)
Decrease (increase) in prepaid expenses and other current assets	54,779	(17,508)
Increase in accounts payable and accrued liabilities	257,967	367,202
Net cash used in operating activities	(1,851,711)	(4,307,486)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of equipment	(1,574)	(16,149)
Deposit for purchase of land	(170,000)	-
Cash paid for construction in progress	-	(1,286,079)
Net cash used in investing activities	(171,574)	(1,302,228)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of shares	-	7,939,528
Proceeds from exercise of warrants	666,878	-
Proceeds from long term loan	31,417	-
Payment of IPO costs	(93,495)	-
Share repurchased	-	(19,144)
Share issuance costs	-	(782,131)
Proceeds from issuance of convertible debt	-	372,634
Net cash provided by financing activities	604,800	7,510,887

Effect of exchange rate changes on cash	(86,996)	178,703
Change in cash	(1,505,481)	2,079,876
Cash, beginning of year	2,158,891	79,015
Cash, end of year	$653,410	$2,158,891

Supplemental cash flow information:
Cash paid during the period for interest	$-	$-
Cash paid during the period for income taxes	$-	$-

Supplemental disclosure of non-cash investing and financing transactions
Fair Value of Warrants	$-	$21,057
Preferred stock dividend paid in common shares	$948,064	$-
Unpaid amount related to construction in progress included in accounts payable	$744,191	$744,191
Conversion of Convertible Debt	$-	$377,921
Unpaid IPO costs	$297,437	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2020 and 2019

(Expressed in US Dollars, except where noted)

1.	BUSINESS OVERVIEW

Agriforce Growing Systems Ltd. (the “Company”) was incorporated as a private company by Articles of Incorporation issued pursuant to the provisions of the Business Corporations Act (British Columbia) on December 22, 2017. The Company’s registered and records office address is at 600-777 Hornby Street, Vancouver, British Columbia, Canada, V6Z 1S4. On February 13, 2018, the Company changed its name from 1146470 B.C. Ltd to Canivate Growing Systems Ltd. On November 22, 2019 the Company changed its name from Canivate Growing Systems Ltd. to AgriForce Growing Systems Ltd.

The Company is an innovative agriculture-focused technology company that delivers reliable, financially robust solutions for high value crops through our proprietary facility design and automation Intellectual Property to businesses and enterprises globally. The Company intends to operate in the plant based pharmaceutical, nutraceutical, and other high value crop markets using its unique proprietary facility design and hydroponics based automated growing system that enable cultivators to effectively grow crops in a controlled environment. The Company calls its facility design and automated growing system the “Agriforce grow house”. The Company has designed its Agriforce grow house to produce in virtually any environmental condition and to optimize crop yields to as near their full genetic potential possible whilst substantially eliminating the need for the use of pesticides and/or irradiation.

2.	BASIS OF PREPARATION

Basis of presentation

The accompanying consolidated financial statements (the “financial statements”) have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The financial statements and accompanying notes are the representations of the Company’s management, who is responsible for their integrity and objectivity. In the opinion of the Company’s management, the financial statements reflect all adjustments, which are normal and recurring in nature, necessary for fair financial statement presentation.

Principal of consolidation

Our consolidated financial statements include the accounts of our wholly owned subsidiaries. We consolidate variable interest entities (VIEs) when we have variable interests and are the primary beneficiary.

All inter-company balances and transactions have been eliminated on consolidation. These consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries:

Name of entity:	Country of Incorporation	Purpose	Date of Incorporation
AgriFORCE Growing Systems Ltd.	Canada	Parent Company	Dec 22, 2017
Canivate Growing Solutions Ltd.	Canada	Management Company	May 22, 2018
Daybreak Ag Systems Ltd.	Canada	Intellectual Property Development	Dec 4, 2019
AgriFORCE Holdings Inc.*	United States	Intellectual Property	Aug 31, 2018
West Pender Holdings, Inc.	United States	Real Estate Holding and Development Company	Sep 1, 2018
AgriFORCE Investments Inc.	United States	Holding Company	Apr 9, 2019
West Pender Management Co.	United States	Management Advisory Services	Jul 9, 2019
AGI IP Co.	United States	Intellectual Property	Mar 5, 2020

* AgriFORCE Holdings Inc. was dissolved on August 8, 2020.

During the year ended December 31, 2019, AgriFORCE Investments Inc., West Pender Holdings, Inc. and AgriFORCE Holdings Inc., wholly owned subsidiaries of the Company, commenced operations and its financial results are consolidated into the results of the Company. All other subsidiaries have been created and did not have any operating activities or Financial Statements as at December 31, 2020 and December 31, 2019.

F-7

Functional and Presentation Currency

The functional currency for each entity included in these consolidated financial statements is the currency of the primary economic environment in which the entity operates. These consolidated financial statements are presented in United States dollars (“U.S. dollars”). Currency conversion to U.S. dollars is performed in accordance with ASC 830, Foreign Currency Matters.

Use of Estimates

The preparation of our financial statements in accordance with U.S. generally accepted accounting principles requires us to make estimates and assumptions that affect the amounts reported in our consolidated financial statements and accompanying notes. Actual results could differ from these estimates and those differences could be material.

Going Concern

The Company has incurred substantial operating losses since its inception and expects to continue to incur significant operating losses for the foreseeable future. As reflected in the financial statements for the year ended December 31, 2020, the Company had a net loss of $3.2 million, $1.9 million of net cash used in operating activities, and the Company had working capital deficit of $1.1 million.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty. The Company is at the stage of development of its first facility. As such it is likely that additional financing will be needed by the Company to fund its operations and to develop and commercialize its technology. These factors raise substantial doubt about the Company’s ability to continue as a going concern. For the next twelve months from issuance of these financial statements, the Company will seek to obtain additional capital through the sale of debt or equity financings or other arrangements to fund operations; however, there can be no assurance that the Company will be able to raise needed capital under acceptable terms, if at all. The sale of additional equity may dilute existing shareholders and newly issued shares may contain senior rights and preferences compared to our currently outstanding common shares. Issued debt securities may contain covenants and limit the Company’s ability to pay dividends or make other distributions to shareholders. If the Company is unable to obtain such additional financing, future operations would need to be scaled back or discontinued. Due to the uncertainty in the Company’s ability to raise capital, management believes that there is substantial doubt in the Company’s ability to continue as a going concern for twelve months from the issuance of these financial statements.

Reverse Stock Split

On November 29, 2020, the Company effectuated a one-for-4.75 reverse stock split of the Company’s common shares (the “Reverse Split”). As a result of the Reverse Split, every 4.75 shares of the Company’s old common shares were converted into one share of the Company’s new common shares. Fractional shares resulting from the reverse split were rounded to the nearest whole number. The Reverse Split automatically and proportionately adjusted, based on the 1:4.75 split ratio, all issued and outstanding shares of the Company’s common shares, as well as common shares underlying convertible preferred shares, convertible debentures, stock options and warrants outstanding at the time of the effectiveness of the Reverse Split. The exercise price on outstanding equity based-grants was proportionately increased, while the number of shares available under the Company’s equity-based plans was also proportionately reduced. Share and per share data (except par value) for the periods presented reflect the effects of the Reverse Split. References to numbers of common shares and per share data in the accompanying financial statements and notes thereto for periods ended prior to November 29, 2020 have been adjusted to reflect the Reverse Split on a retroactive basis.

F-8

3.	SIGNIFICANT ACCOUNTING POLICIES

Cash

The Company’s cash consists of cash maintained in checking and interest-bearing accounts. The Company accounts for financial instruments with original maturities of three months or less at the date of purchase as cash equivalents. The Company held no cash equivalents as of December 31, 2020 and 2019.

Property and equipment

Property and equipment are initially recognized at acquisition cost or manufacturing cost, including any costs directly attributable to bringing the assets to the location and condition necessary for them to be capable of operating in the manner intended by the Company’s management. Property, plant and equipment are subsequently measured at cost less accumulated depreciation and impairment losses.

Depreciation is recognized on a straight-line basis to write down the cost less estimated residual value of computer equipment and furniture and fixtures. The following useful lives are applied:

Computer equipment	5 years
Furniture and fixtures	10 years

Gains or losses arising on the disposal of property, plant and equipment are determined as the difference between the disposal proceeds and the carrying amount of the assets and are recognized in profit or loss within other income or other expenses.

Construction in progress includes construction progress payments, deposits, engineering costs, interest expense for debt financing on long-term construction projects and other costs directly related to the construction of the facilities. Expenditures are capitalized during the construction period and construction in progress is transferred to the relevant class of property and equipment when the assets are available for use, at which point the depreciation of the asset commences.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. In order to determine if assets have been impaired, assets are grouped and tested at the lowest level for which identifiable independent cash flows are available (“asset group”). An impairment loss is recognized when the sum of projected undiscounted cash flows is less than the carrying value of the asset group. The measurement of the impairment loss to be recognized is based on the difference between the fair value and the carrying value of the asset group. Fair value can be determined using a market approach, income approach or cost approach. The reversal of impairment losses is prohibited.

Deferred IPO Costs

Deferred IPO costs represent legal, accounting and other direct costs related to the Company’s efforts to raise capital through an initial public offering of the Company’s common stock (“IPO”). There were no IPO costs incurred prior to 2020. Future costs related to the Company’s IPO activities will be deferred until the completion of the IPO, at which time they will be reclassified to additional paid-in capital as a reduction of the IPO proceeds. If the Company terminates its plan for an IPO, any costs deferred will be expensed immediately.

F-9

Revenue Recognition

The Company has not recorded any revenues since its inception. However, in the future, the Company expects to generate returns from any or all the revenue sources below from its customers:

●	Rental income from facilities.
●	Intellectual property income from the license of the facilities
●	Management and advisory fees from management service contracts and

On January 1, 2018, the Company early adopted ASU No. 2014-09, Revenue from Contracts with Customers and all related amendments (“ASC 606” or “the new revenue standard”). ASC 606 is a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The new revenue standard is based on the principle that an entity should recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle, ASC 606 provides that an entity should apply the following steps: (1) identify the contract(s) with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract and (5) recognize revenue when (or as) the entity satisfies a performance obligation. The new revenue standard also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, and costs to obtain or fulfill contracts. The Company will apply ASC 606 prospectively to all contracts.

Loss per Common Share

The Company presents basic and diluted loss per share data for its common shares. Basic loss per common share is calculated by dividing the profit or loss attributable to common shareholders of the Company by the weighted average number of common shares outstanding during the year. Diluted loss per common share is calculated by adjusting the weighted average number of common shares outstanding to assume conversion of all potentially dilutive share equivalents, such as stock options and warrants and assumes the receipt of proceeds upon exercise of the dilutive securities to determine the number of shares assumed to be purchased at the average market price during the year. Diluted net loss attributable to common shareholders per share does not differ from basic net loss attributable to common shareholders per share for the years ended December 31, 2020 and December 31, 2019, since the effect of the Company’s stock options and warrants are anti-dilutive.

Research and development

Expenditure on research and development activities, undertaken with the prospect of gaining new scientific or technical knowledge and understanding, is recognized as expense when incurred.

Foreign currency transactions

The financial statements of the Company and its subsidiaries whose functional currencies are the local currencies are translated into U.S. dollars for consolidation as follows: assets and liabilities at the exchange rate as of the balance sheet date, shareholders’ equity at the historical rates of exchange, and income and expense amounts at the average exchange rate for the period. Translation adjustments resulting from the translation of the subsidiaries’ accounts are included in “Accumulated other comprehensive income” as equity in the consolidated balance sheets. Transactions denominated in currencies other than the applicable functional currency are converted to the functional currency at the exchange rate on the transaction date. At period end, monetary assets and liabilities are remeasured to the reporting currency using exchange rates in effect at the balance sheet date. Non-monetary assets and liabilities are remeasured at historical exchange rates. Gains and losses resulting from foreign currency transactions are included within operating expenses.

Fair value measurement

Pursuant to the provisions of Accounting Standards Codification (ASC) 820, Fair Value Measurements and Disclosures (ASC 820), the Company measures certain assets and liabilities at fair value or discloses the fair value of certain assets and liabilities recorded at cost in the consolidated financial statements. Fair value is calculated as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). ASC 820 establishes a fair value hierarchy which requires assets and liabilities measured at fair value to be categorized into one of three levels based on the inputs used in the valuation. The Company classifies assets and liabilities in their entirety based on the lowest level of input significant to the fair value measurement.

F-10

The three levels are defined as follows:

●	Level 1: Observable inputs based on quoted prices (unadjusted) in active markets for identical assets or liabilities.
●	Level 2: Observable inputs, other than those included in Level 1, based on quoted prices for similar assets and liabilities in active markets, or quoted prices for identical assets and liabilities in inactive markets.
●	Level 3: Unobservable inputs that reflect an entity’s own assumptions about what inputs a market participant would use in pricing the asset or liability based on the best information available in the circumstances.

Transfers between levels of the fair value hierarchy are deemed to have occurred at the end of the reporting period in which the event or change of circumstances caused the transfer to occur.

The Company’s financial instruments consist principally of cash, accounts receivable, accounts payable and accrued liabilities. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Income tax

Current tax expense is the expected tax payable on the taxable income for the period, using tax rates enacted at period-end.

Deferred tax assets, including those arising from tax loss carryforwards, requires management to assess the likelihood that the Company will generate sufficient taxable earnings in future periods in order to utilize recognized deferred tax assets. Assumptions about the generation of future taxable profits depend on management’s estimates of future cash flows. In addition, future changes in tax laws could limit the ability of the Company to obtain tax deductions in future periods. To the extent that future cash flows and taxable income differ significantly from estimates, the ability of the Company to realize the net deferred tax assets recorded at the reporting date could be impacted.

The Company operates in various tax jurisdictions and is subject to audit by various tax authorities.

The Company records uncertain tax positions based on a two-step process whereby (1) a determination is made as to whether it is more likely than not that the tax positions will be sustained based on the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold the Company recognizes the largest amount of tax benefit that is greater than 50% likely to be realized upon ultimate settlement with the related tax authority. The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. Significant judgment is required in the identification of uncertain tax positions and in the estimation of penalties and interest on uncertain tax positions.

There were no material uncertain tax positions as of December 31, 2020 and 2019.

Share-based compensation

The Company generally uses the straight-line method to allocate compensation cost to reporting periods over each optionee’s requisite service period, which is generally the vesting period, and estimates the fair value of stock-based awards to employees and directors using the Black-Scholes option-valuation model (the “Black-Scholes model”). The Black-Scholes model requires the input of subjective assumptions, including volatility, the expected term and the fair value of the underlying common shares on the date of grant, among other inputs. The Company recognizes any forfeitures as they occur.

F-11

Recent Accounting Pronouncements

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, as modified by the Jumpstart Our Business Start-ups Act of 2012, (the “JOBS Act”). Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 13(a) of the Securities Exchange Act of 1934, as amended, for complying with new or revised accounting standards applicable to public companies. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

In December 2019, the FASB issued ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes.” ASU 2019-12 simplifies the accounting for income taxes by removing exceptions within the general principles of Topic 740 regarding the calculation of deferred tax liabilities, the incremental approach for intra-period tax allocation, and calculating income taxes in an interim period. In addition, the ASU adds clarifications to the accounting for franchise tax (or similar tax). which is partially based on income, evaluating tax basis of goodwill recognized from a business combination, and reflecting the effect of any enacted changes in tax laws or rates in the annual effective tax rate computation in the interim period that includes the enactment date. The ASU is effective for fiscal years beginning after December 15, 2020, and will be applied either retrospectively or prospectively based upon the applicable amendments. Early adoption is permitted. The Company is currently in the process of evaluating the impact of this guidance on our financial statements.

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820) - Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement.” ASU 2018-13 removes the disclosure requirement for the amount and reasons for transfers between Level 1 and Level 2 fair value measurements as well as the process for Level 3 fair value measurements. In addition, the ASU adds the disclosure requirements for changes in unrealized gains and losses included in other comprehensive income (loss) for recurring Level 3 fair value measurements held at the end of the reporting period as well as the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. The ASU is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years and will be applied on a retrospective basis to all periods presented. Early adoption is permitted. The Company has adopted this standard for the financial year beginning January 1, 2020 and there is no impact on the financial statements.

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments - Credit Losses.” The standard, including subsequently issued amendments, requires a financial asset measured at amortized cost basis, such as accounts receivable and certain other financial assets, to be presented at the net amount expected to be collected based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years, and requires the modified retrospective approach. Early adoption is permitted. Based on the composition of the Company’s trade receivables and other financial assets, current market conditions, and historical credit loss activity, the Company is currently in the process of evaluating the impact of this guidance on our financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases, and has subsequently issued several supplemental and/or clarifying ASU’s (collectively, “Topic 842”), which requires a dual approach for lease accounting under which a lessee would account for leases as finance leases or operating leases. Both finance leases and operating leases may result in the lessee recognizing a right of use asset and a corresponding lease liability. For finance leases, the lessee would recognize interest expense and amortization of the right-of-use asset, and for operating leases, the lessee would recognize lease expense on a straight-line basis. This ASU is effective for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years, and allows a modified retrospective approach. Early adoption is permitted. The Company is currently in the process of evaluating the impact of this guidance on our financial statements.

F-12

4.	PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	December 31, 2020	December 31, 2019
Computer equipment	$13,473	$13,208
Furniture and fixtures	36,323	33,980
Total property and equipment	49,796	47,188
Less: Accumulated depreciation	(21,353)	(11,577)
Property and equipment, net	$28,443	$35,611

Depreciation expense on property and equipment, was $9,059 and $8,114 for the years ended December 31, 2020 and 2019, respectively.

5.	CONSTRUCTION IN PROGRESS

The Company engaged outside contractors to begin construction work on its first facility. As of December 31, 2020, $2,071,093 (December 31, 2019 – $2,030,270) represents progress payments related to facility construction.

6.	PREPAID EXPENSES AND DEPOSITS

	December 31, 2020	December 31, 2019
Deposits	$170,000	$4,443
Legal retainer	43,038	88,369
Prepaid expenses	-	5,005
	$213,038	$97,817

During the year-ended December 31, 2020, the Company entered into a land purchase agreement in relation to construction of a facility in Coachella, California. A deposit of $170,000 has been paid and the balance of the purchase price is subject to financing (see Note 15).

7.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

	December 31, 2020	December 31, 2019
Accounts payable	$991,565	$923,808
Accrued expenses	905,629	417,302
Others	33,794	34,474
	$1,930,988	$1,375,584

Accounts payable includes $744,191 (December 31, 2019 - $744,191) payable to outside contractor in relation to facility construction. Accrued expenses include bonus payable of $487,983 (December 31, 2019 - $135,163) and Directors fees payable of $128,448 (December 31, 2019 - $51,330). Accounts payable and accrued liabilities include a total unpaid IPO cost of $297,437 (December 31, 2019 - $Nil).

8.	LONG TERM LOAN

During the year ended December 31, 2020, the Company entered into a loan agreement with Alterna Bank for a principal amount of $31,417 (CAD$ 40,000) under Canada Emergency Business Account Program (the “Program”).

The Program, as set out by the Government of Canada, requires that the funds from this loan shall only be used by the Company to pay non-deferrable operating expenses including, without limitation, payroll, rent, utilities, insurance, property tax and regularly scheduled debt service, and may not be used to fund any payments or expenses such as prepayment/refinancing of existing indebtedness, payments of dividends, distributions and increases in management compensation.

The loan is interest free for an initial term that ends on December 31, 2022. Repaying the loan balance on or before December 31, 2022 will result in loan forgiveness of 25% (up to CAD $10,000). Any outstanding loan after initial term carries an interest rate of 5% per annum, payable monthly during the extended term i.e. January 31, 2023 to December 31, 2025.

F-13

9.	SHARE CAPITAL

a)	Authorized Share Capital

On March 1, 2019, the Company changed its share structure with a Director’s resolution to replace Class – A voting shares with Common voting Shares, and to eliminate Class-B non-voting shares (where nil were issued), and created a new series of Preferred shares with no par value and unlimited number of shares. Holders of Preferred shares shall be entitled to receive distribution ahead of holders of Common shares. In addition, Preferred shareholders are also entitled to a fixed premium (if specifically provided in the special rights and restrictions attached to a specific series of Preferred shares), prior to any distributions to holders of Common shares in the event of dissolution, liquidation or winding-up of the Company.

b)	Issued Share Capital

The Company had the following common share transactions during the year ended December 31, 2020 and December 31, 2019:

1)	On January 16, 2019, pursuant to a non-brokered private placement, the Company issued 210,526 units (1,000,000 units before the Reverse Split) at a price of $1.24 (CAD $1.66) ($0.26 (CAD $0.35) before the Reverse Split) for gross proceeds of $264,191 (CAD $350,000). Each unit consists of one common share and a warrant to purchase one common share. Each warrant entitles the holder to purchase one common share at a price of CAD $2.38 (CAD $0.50 per share before the Reverse Split) for 36 months.

2)	On January 31, 2019, pursuant to a non-brokered private placement, the Company issued 26,316 common shares (125,000 common shares before the Reverse Split) at a price of $1.8 (CAD $2.38) ($0.38 (CAD $0.50) before the Reverse Split) for gross proceeds of $47,550 (CAD $62,500).

3)	On May 2, 2019, pursuant to a brokered and non-brokered private placement, the Company issued 1,371,789 units (6,516,000 units before the Reverse Split) at a price of $3.56 (CAD $ 4.75) ($0.75 (CAD $1.00) before the Reverse Split) per unit for gross proceeds of $4,840,291 (CAD $6,516,000). Each unit consists of one Series A Preferred share and a warrant to purchase one common share. Each warrant entitles the holder to purchase one common share at a price of CAD $9.50 per share (CAD $2.00 per share before the Reverse Split) for a period of 5 years following issuance date. The preferred shareholder shall be entitled to receive a 12% dividend in specie consisting of Common Shares on each six-month anniversary of the Closing Date.

Additionally, the principal amount of the Series A Preferred share along with any unpaid dividends will automatically convert into Common Shares upon the earlier of (i) the Company issuing Equity Securities in a transaction or series of related transactions resulting in aggregate gross proceeds of at least CAD $5,000,000; (ii) the occurrence of a Liquidity Event; or (iii) at the Maturity Date i.e. May 2, 2024.

In relation to this financing, the Company issued 73,853 units (350,800 units before the Reverse Split) with a fair value of $260,585 (CAD $350,800) to the broker consortium. Each unit consists of one Series A Preferred share and one warrant to purchase common shares. Each warrant entitles the holder to purchase one common share at a price of CAD $9.50 per share (CAD $2.00 per share before the Reverse Split) for a period of 5 years following issuance date.

F-14

4)	On May 10, 2019, pursuant to a brokered and non-brokered private placement, the Company issued 779,474 units (3,702,500 units before the Reverse Split) at a price of $3.56 (CAD $ 4.75) ($0.75 (CAD $1.00) before the Reverse Split) per unit for gross proceeds of $2,759,353 (CAD $3,702,500). Each unit consists of one Series A Preferred share and a warrant to purchase one common share. Each warrant entitles the holder to purchase one common share at a price of CAD $9.50 per share (CAD $2.00 per share before the Reverse Split) for a period of 5 years following issuance date. The preferred shareholder shall be entitled to receive a 12% dividend in specie consisting of Common Shares on each six-month anniversary of the Closing Date.

Additionally, the principal amount of the Series A Preferred share along with any unpaid dividends will automatically convert into Common Shares upon the earlier of (i) the Company issuing Equity Securities in a transaction or series of related transactions resulting in aggregate gross proceeds of at least $5,000,000; (ii) the occurrence of a Liquidity Event; or (iii) at the Maturity Date i.e. May 10, 2024.

In relation to this financing, the Company issued 38,974 units (185,125 units before the Reverse Split) with a fair value of $137,968 (CAD $185,125), to the broker consortium. Each unit consists of one Series A Preferred share and one warrant to purchase common shares. Each warrant entitles the holder to purchase one common share at a price of CAD $9.50 per share (CAD $2.00 per share before the Reverse Split) for a period of 5 years following issuance date.

In connection with the above May 2 and May 10 share issuance, a total of $766,970 (CAD $1,029,121) was recorded as share issuance costs. In addition, 180,522 (857,480 before the Reverse Split) broker warrants were issued with a value of $nil. Each warrant entitles the holder to purchase one common share at a price of CAD $9.50 per share (CAD $2.00 per share before the Reverse Split) for a period of 5 years following issuance date.

5)	On May 10, 2019, pursuant to the conversion of convertible debentures with a principal value of $372,634 (CAD $500,000), the Company issued 105,263 units (500,000 units before the Reverse Split) at a price of $3.56 (CAD $ 4.75) per unit ($0.75 (CAD $1.00) per unit before the Reverse Split). Each unit consists of one common share and one warrant to purchase common shares. Each warrant entitles the holder to purchase one common share at a price of CAD $9.50 per share (CAD $2.00 per share before the Reverse Split) for 60 months. In addition, the Company issued 1,453 units (6,904 units before the Reverse Split) at a price of $3.56 (CAD $ 4.75) per unit ($0.75 (CAD $1.00) per unit before the Reverse Split) representing the accreted value of the interest payable on the debentures at time of conversion.

6)	On July 4, 2019, in connection with the May 10 private placement, the Company repurchased 5,263 units (25,000 units before the Reverse Split) at $3.66 (CAD $4.75) per unit ($0.77 (CAD $1.00) per unit before the Reverse Split). Each unit consists of one Series A Preferred share and one warrant to purchase common share. Each warrant entitles the holder to purchase one common share at a price of CAD $9.50 per share (CAD $2.00 per share before the Reverse Split) for a period of 5 years following issuance date. Subsequent to the repurchase, the Company canceled 5,263 (25,000 before the Reverse Split) Series A Preferred shares and 5,263 (25,000 before the Reverse Split) warrants to purchase common share.

7)	On November 2, 2019, the Company declared and issued 86,739 (412,008 before the Reverse Split) common shares at $3.61 (CAD $4.75) ($0.76 (CAD $1.00) before the Reverse Split) as stock dividend to holders of Series A Preferred shares issued on May 2, 2019.

8)	On November 10, 2019, the Company declared and issued 48,791 (231,758 before the Reverse Split) common shares at $3.61 (CAD $4.75) ($0.76 (CAD $1.00) before the Reverse Split) as stock dividend to holders of Series A Preferred shares issued on May 10, 2019.

9)	At various times during the year ended December 31, 2019, the Company issued 244,753 common shares (1,162,577 common shares before the Reverse Split) to various consultants for services rendered.

F-15

The Company had the following common share transactions during the year ended December 31, 2020:

10)	On May 2, 2020, the Company declared and issued 86,739 common shares at $3.37 (CAD $4.75) (412,008 common shares at $0.71 (CAD $1.00) before the Reverse Split) as stock dividend to holders of Series A Preferred shares issued on May 2, 2019.

11)	On May 10, 2020, the Company declared and issued 48,791 common shares at $3.42 (CAD $4.75) (231,758 common shares at $0.72 (CAD $1.00) before the Reverse Split) as stock dividend to holders of Series A Preferred shares issued on May 10, 2019.

12)	On November 2, 2020, the Company declared and issued 86,739 common shares at $3.56 (CAD $4.75) (412,008 common shares at $0.75 (CAD $1.00) before the Reverse Split) as stock dividend to holders of Series A Preferred shares issued on May 2, 2019.

13)	On November 10, 2020, the Company declared and issued 48,791 common shares at $3.66 (CAD $4.75) (231,758 common shares at $0.77 (CAD $1.00) before the Reverse Split) as stock dividend to holders of Series A Preferred shares issued on May 10, 2019.

14)	During the year ended December 31, 2020, 365,113 (1,734,285 before the Reverse Split) warrants were exercised at a price of CAD $2.38 (CAD $0.50 before the Reverse Split).

15)	At various times during the year ended December 31, 2020, the Company issued 100,237 common shares (476,126 before the Reverse Split) to various consultants for services rendered.

c)	Cancellation of Issued Shares

During the year ended December 31, 2018, the Company entered into a purchase agreement with certain parties representing proprietary technology. As consideration for the purchase of the technology and attendant intellectual property rights, the Company issued an aggregate of 5,263,158 (25,000,000 before the Reverse Split) Class A common voting shares (the “Class A Shares”).

An additional 105,263 (500,000 before the Reverse Split) Class A Shares was issued for consulting services to assist with application of the proprietary technology to the Company’s business.

Subsequent to the execution of these agreements, the Company was notified as to certain issues relating to the transaction agreements resulting in the technology being deemed invalid and therefore without any value. Accordingly, the shares initially granted to the sellers of the technology were cancelled during the year ended December 31, 2019. The impairment of related intellectual property was recorded in year ended December 31, 2018 and included in Research and Development expense.

d)	Stock Options

The Company has adopted a stock option plan (the “Plan”) for its directors, officers, employees and consultants to acquire common shares of the Company. The terms and conditions of the stock options are determined by the Board of Directors.

On May 28, 2019, at the Company’s annual general meeting, shareholders approved an amendment to the Stock Option Plan to increase the number of authorized shares subject to the stock option plan to 15% of the issued and outstanding shares of the Company (including any unconverted Series A Preferred Shares).

For the year ended December 31, 2020, the Company recorded aggregate share-based compensation expense of $571,210 (December 31, 2019 - $401,869) for all stock options on a straight-line basis over the vesting period.

As of December 31, 2020, 1,450,918 Stock Options were outstanding at a weighted average exercise price of $2.01 (CAD 2.56), of which 1,161,726 were exercisable.

The amounts recognized as share-based payments and stock options are included in share-based compensation on the Statement of Loss and Comprehensive Loss.

As of December 31, 2020, there was $275,150 of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the stock option plan; that cost is expected to be recognized over a period of 2 years.

F-16

The following summarizes stock option activity during the years ended December 31, 2020 and 2019:

	Number of Options*	Weighted Average Exercise Price*	Weighted Average Remaining Life (years)

Balance at December 31, 2018	838,947	$1.38	4.81
Granted	315,789	$2.07	5.42
Exercised	(10,525)	$1.83	-
Cancelled	(37,500)	$1.66	-
Balance at December 31, 2019	1,106,711	$1.35	4.98
Granted	387,760	$3.73	5.46
Forfeited	(25,132)	$1.31	-
Cancelled	(18,421)	$1.31	-
Balance at December 31, 2020	1,450,918	$2.01	4.38

* reflects the 1:4.75 reverse stock split effected on November 29, 2020.

The Company’s outstanding and exercisable stock options at December 31, 2020 were:

	Outstanding Options*				Exercisable Options*
Expiry Date	Number	Weighted Average Remaining Life (years)	Weighted Average Exercise Price	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
			CAD $	$		$
May 24, 2024	21,053	3.40	1.66	1.31	21,053	1.31
June 1, 2024	168,421	3.42	0.36	0.28	168,421	0.28
June 19, 2024	15,790	3.47	1.66	1.31	15,789	1.31
October 24, 2024	10,526	3.82	1.66	1.31	10,526	1.31
December 12, 2024	531,579	3.95	1.66	1.31	531,579	1.31
April 30, 2025	63,158	4.33	2.38	1.87	55,263	1.87
April 30, 2025	168,421	4.33	2.38	1.87	147,368	1.87
June 10, 2025	42,105	4.44	2.38	1.87	42,105	1.87
November 15, 2025	42,105	4.88	4.75	3.73	26,316	3.73
January 31, 2026	38,947	5.09	4.75	3.73	12,500	3.73
June 30, 2026	348,813	5.50	4.75	3.73	130,805	3.73
Total Share Options	1,450,918	4.38	2.56	2.01	1,161,726	1.63

* reflects the 1:4.75 reverse stock split effected on November 29, 2020.

Stock-based compensation expense recognized is based on options expected to vest, the fair value of each employee option grant during the years ended December 31, 2020 and 2019 was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

	December 31, 2020	December 31, 2019
Expected volatility	79.60%	79.60%
Expected term (in years)	3.44	4.59
Risk-free interest rate	0.45%	1.51%
Fair value of options	$1.90	$0.67

e)	Warrants

F-17

The Company’s outstanding warrants as of December 31, 2020 were:

	Number of warrants*	Weighted average exercise price*	Weighted average exercise price*	Expiry Date
		CAD	$
Outstanding, December 31, 2018	688,721	2.34	1.84
Granted during quarter 1, 2019	210,526	2.38	1.87	January 16, 2022
Granted during quarter 1, 2019	16,842	1.66	1.31	January 21, 2022
Granted during quarter 2, 2019	1,563,806	9.50	7.46	May 2, 2024
Granted during quarter 2, 2019	986,068	9.50	7.46	May 10, 2024
Cancelled during quarter 2, 2019	(63,157)	2.38	1.87	August 24, 2024
Granted during quarter 3, 2019	1,453	9.50	7.46	May 10, 2024
Cancelled during quarter 3, 2019	(5,263)	9.50	7.46	May 10, 2024
Outstanding, December 31, 2019	3,398,996	7.70	6.05
Exercised during quarter 4, 2020	(365,112)	2.38	1.87	December 21, 2021**
Expired during quarter 4, 2020	(63,157)	2.38	1.87	October 15, 2021**
Expired during quarter 4, 2020	(163,610)	2.38	1.87	December 21, 2021**
Expired during quarter 4, 2020	(33,684)	1.66	1.30	December 31, 2021**
Expired during quarter 4, 2020	(210,526)	2.38	1.87	January 16, 2022**
Expired during quarter 4, 2020	(16,842)	1.66	1.30	January 21, 2022**
Outstanding, December 31, 2020	2,546,065	9.50	7.46

* reflects the 1:4.75 reverse stock split effected on November 29, 2020.

** pursuant to the terms of the warrants, the warrants were accelerated to expire on October 10, 2020 due to occurrence of an acceleration event. Accordingly, any unexercised warrants were terminated.

10.	INCOME TAXES

For the year ended December 31, 2020 and 2019, loss before income tax provision consisted of the following:

	December 31, 2020	December 31, 2019

Domestic operations - Canada	$(2,732,888)	$(5,027,596)
Foreign operations - United States	(488,638)	(91,550)
Total loss before taxes	$(3,221,526)	$(5,119,146)

Income tax expense (benefit) consists of the following for the years ended December 31, 2020 and December 31, 2019:

	December 31, 2020	December 31, 2019

Loss before taxes	$(3,221,526)	$(5,119,146)
Statutory tax rate	27.00%	27.00%
Income taxes at the statutory rate	$(869,812)	$(1,382,170)
Stock-based compensation	154,227	108,505
Share issue costs	(45,854)	(223,439)
Others	41,388	(58,416)
Total	$(720,051)	$(1,555,520)

Change in valuation Allowance	$720,051	$1,555,520
Total income tax expense (benefit)	$-	$-

F-18

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not that we will not realize those tax assets through future operations. Significant components of the Company’s deferred taxes are as follows:

	December 31, 2020	December 31, 2019
Deferred tax assets:
Unused tax losses carry forward - Canada and United States	$2,669,781	$1,903,392
Share issue costs - Canada	142,318	186,874
Property and equipment - Canada	-	1,782
Total deferred tax assets	$2,812,099	$2,092,048
Deferred tax asset not recognized	-	-

Net deferred tax assets	2,812,099	2,092,048

Deferred tax liability:

Total deferred tax liability	-	-

Valuation Allowance	$(2,812,099)	$(2,092,048)
Net deferred tax assets (liabilities)	$-	$-

The Company has Non-Capital Losses of $9.3 million as of December 31, 2020 and $6.8 million as of December 31, 2019, which are due to expire between 2039 and 2040 and which can be used to offset future taxable income in Canada. For foreign operations in United States, aggregate net operating losses are $0.6 million as of December 31, 2020 (2019 - $0.1 million) which can be carried forward indefinitely. Non-Capital Losses in Canada can be carried forward after change of ownership, if the particular business which gave rise to the loss is carried on by the company for profit or with a reasonable expectation of profit. Certain accumulated net operating losses in United States are subject to an annual limitation from equity shifts, which constitute a change of ownership as defined under Internal Revenue Code (“IRC”) Section 382. These rules will limit the utilization of the losses.

11.	RELATED PARTY TRANSACTIONS

Key management personnel include those persons having the authority and responsibility of planning, directing, and executing the activities of the Company. The Company has determined that its key management personnel consist of the Company’s officers and directors.

	December 31, 2020	December 31, 2019
Accounting fees (included in professional)	$15,225	$75,923
Consulting fees	-	90,436
	$15,225	$166,359

As of December 31, 2020, $3,223 (December 31, 2019 - $35,093) in total was owing to officers and directors or to companies owned by officers and directors of the Company for services and expenses. These amounts owing have been included in accounts payable and accrued liabilities.

During the year ended December 31, 2020 and 2019, the Company incurred $38,395 and $186,971, respectively, to our U.S. general counsel firm, D R Welch against legal services. An aggregate of 13,158 shares (62,500 shares before the Reverse Split) were issued to David Welch as part of the payment.

During the year ended December 31, 2020, the Company paid $Nil (December 31, 2019 - $17,271) for management services to First Liberty Power Corp., related to the Chairman of the Board of Directors, Don Nicholson.

F-19

On April 30, 2019 a loan of $18,625 (CAD $25,000) bearing interest at 2% per annum was given to Ingo Mueller, Chief Executive officer for the purposes of obtaining corporate credit card. The loan was subsequently repaid on August 9, 2019 along with interest accrued.

During the year ended December 31, 2020 and December 31, 2019, the Company paid $8,862 and $37,682 (including $23,154 for services provided in 2018), respectively, for consulting services to 0902550 BC Ltd. where Don Nicholson is the principal consultant.

On May 1, 2019, the Company entered into a 12 months consulting agreement with Arni Johannson to provide Investor Relations services for a monthly fee of CAD 10,000. As of December 31, 2020, the Company owed $nil pursuant to the said agreement.

During the year ended December 31, 2019 the company paid share issue costs amounting to $2,355 and consulting fee amounting to $86,668 to Enkoodabaoo LLC related to officer, Troy McClellan.

There were no other payments to related parties for the year ended December 31, 2020 and 2019 other than expense reimbursements in the ordinary course of business.

12.	CONVERTIBLE DEBENTURES

On March 21, 2019 the Company closed a private placement of $374,083 (CAD $500,000) aggregate principal amount of unsecured subordinated convertible debentures at a price of CAD $1,000 per convertible debenture.

The convertible debentures bear interest from the date of closing at 12.0% per annum, payable in common shares of the Company at a price of CAD $4.75 (CAD $1.00 before the Reverse Split) per share semi-annually and will expire on March 21, 2024. The convertible debentures holder will receive units at a conversion price of CAD $4.75 (CAD $1.00 before the Reverse Split) per unit upon conversion. A unit is comprised of one common Share and one warrant with an exercise price of CAD $9.50 (CAD $2.00 before the Reverse Split). The debentures are convertible into units at the option of the holder at any time prior to the close of business on the maturity date.

Additionally, the principal amount of the debenture along with any accrued but unpaid interest will automatically convert into units upon the earlier of (i) the Company issuing Equity Securities in a transaction or series of related transactions resulting in aggregate gross proceeds of at least CAD $5,000,000; (ii) the occurrence of a Liquidity Event; or (iii) at the Maturity Date i.e. March 21, 2024.

On May 10, 2019, the convertible debenture was converted into units along with the unpaid interest as a result of the Company issuing equity securities in a transaction that resulted in aggregate gross proceeds in excess of CAD $5,000,000. Convertible debentures with a principal balance of $372,634 (CAD $500,000) were converted into 105,263 units (500,000 units before the Reverse Split) (note 8) during the period. In addition, the Company was obligated to issue 1,453 units (6,904 units before the Reverse Split) at a price of CAD $4.75 (CAD $1.00 before the Reverse Split) per unit representing the accreted value of the interest payable on the debentures at time of conversion. No debenture balance was outstanding as at December 31, 2019.

13.	RESEARCH AND DEVELOPMENT

During the year ended December 31, 2020, the Company spent $123,916 (December 31, 2019 - $1,111,562) in research and development costs in relation to the development of a biosphere facility. The following represents the breakdown of research and development activities:

	December 31, 2020	December 31, 2019
Architectural fees	$28,397	$388,033
Engineering consultants	16,962	233,109
Design and construction	4,406	371,117
Product development	74,150	119,303
	$123,915	$1,111,562

F-20

The Company recorded Scientific Research and Experimental Development (“SR&ED”) tax incentive income of $106,195 during the year ended December 31, 2020 (December 31, 2019 - $Nil). SR&ED tax incentive income is recognized when there is reasonable assurance that the income will be received, the relevant expenditure has been incurred, and the consideration can be reliably measured. The Company’s SR&ED tax incentive income has been recognized as other income as it is not indicative of the core operating activities or revenue producing goals of the Company.

14.	COMMITMENTS AND CONTINGENCIES

Commitments

The Company has the following contractual commitments:

Year	Description	CAD $	USD $
2021	Equipment lease	2,397	1,759
2022	Equipment lease	1,199	880

Proposed IPO

On June 16, 2020, the Company entered into an engagement agreement (the “Agreement”) with an underwriter to serve as lead underwriter, deal manager and investment banker for the proposed firm commitment for underwriting an initial public offering (“Public Offering”) by the Company, covering sale of up to approximately $35 million equity and equity derivatives. The term of the Agreement in connection with the offering ends on earlier of (i) twelve (12) months from the engagement date or (ii) the final closing, if any, of the Offering. The placement agent will act as sole underwriter of the Public Offering, subject to, completion of placement agent’s due diligence examination of the Company and its affiliates, and the execution of a definitive underwriting agreement between the Company and the placement agent in connection with the Public Offering. The Agreement will provide that the Company will grant to the placement agent an option, exercisable within 45 days after the closing of the Public Offering, to acquire up to an additional 15% of the total number of Shares to be offered by the Company in the Public Offering, solely for the purpose of covering over-allotments. In connection with the offering, an underwriting discount of 8% of the total gross proceeds of the Offering shall be provided to the underwriter.

On June 1, 2020, the Company entered into a financial advisory agreement with the above underwriter to provide general financial advisory, investment banking and other customary services that the Company and underwriter agree. As consideration for the provision of advisory services, the Company issued 1% of the issued and outstanding common shares on the date of agreement and will issue 2% of issued and outstanding stock on 91st day subsequent to the agreement date. The Company shall pay in cash a financing fee in relation to any capital raised, invested, or committed equal to 8% for public equity placements, 9% for private equity placements, and 7% for debt placements. In addition, the Company will pay a cash transaction fee equal to 5% of the transaction consideration.

Contingencies

Litigation

During the years ended December 31, 2020 and December 31, 2019, the Company had no new contingencies to disclose.

During the year ended December 31, 2018, the Company entered into a purchase agreement with certain parties representing proprietary technology. As consideration for the purchase of the technology and attendant intellectual property rights, the Company issued an aggregate of 5,263,158 (25,000,000 before the Reverse Split) Class A common voting shares (the “Class A Shares”).

An additional 105,263 (500,000 before the Reverse Split) Class A Shares was issued for consulting services to assist with application of the proprietary technology to the Company’s business.

F-21

Subsequent to the execution of these agreements, the Company was notified as to certain issues relating to the transaction agreements that were executed and the intellectual property risks that were purportedly transferred. After several months of analysis with various professionals, the Company determined that the technology was in fact invalid and therefore without any value.

On May 15, 2019, a claim by HydroHaus Horticulture, Inc., Stuart Brazier and Christopher Gielnik was filed in BC Supreme Court. The basic allegations against Agriforce Growing Systems Ltd. are:

1.	The Company breached the manufacturing agreement under which HydroHaus Horticulture claims it had the exclusive right to build hydro houses for the Company;

2.	The Company advised HydroHaus Horticulture that it was in breach of the licensing agreement relating to its project to build a hydro house for the Nak’azdli causing HydroHaus Horticulture to spend approximately $130,000 to change the way it was to perform that contract;

3.	The Company owes approximately $100,000 for expenses paid for by HydroHaus Horticulture, which has not been accrued for at this time as management does not believe the merits are valid. These amounts have not been accrued for at this time as management does not believe the merits are valid. Should any amounts be required to be paid as a result of the claim, the Company will appropriately record at that time; and

4.	The Company wrongfully rescinded its agreements with HydroHaus Horticulture.

The plaintiffs are seeking general and special damages, alternatively rescission of the agreements or specific performance of those agreements and payment for expenses incurred by HydroHaus Horticulture for the benefit of the Company. The plaintiffs are also seeking an order that the Hydrohaus IP (allegedly comprising certain cladding materials and methods of insulating greenhouses, regulating humidity, moving growing plants, and managing the movement of air, and any derivative works), and an associated patent application, be transferred to the them. The Plaintiffs are also seeking an order prohibiting the Company from using the words, “Canivate”, “ the Canivate Way”, “HydroFilm”, “Hydrohouse” and “Hydrohaus”.

On May 24, 2019, the Company filed a Response to the claim. That response denies the allegations in the claim, raises the defense that the plaintiffs wrongfully purported to sell intellectual property which they falsely stated they had invented and owned and states that the intellectual property was unworkable to build greenhouses. The Company also alleges that the plaintiffs falsely represented that their work for the Kak’adzdli would benefit the Company when it would not. The Response asks that the claim be dismissed.

The Company has also filed a Counterclaim based upon its allegations that the plaintiffs wrongfully induced the Company to enter agreements with the plaintiffs based on fraudulent misrepresentations regarding the existence of ownership of intellectual property. Further, the counterclaim alleges that Mr. Brazier breached his fiduciary duties to Canivate in preferring the interests of Hydrohaus over those of the Company.

The counterclaim seeks a declaration that the agreements which the Company rescinded were properly rescinded based upon the misrepresentations of the plaintiffs as well as general, special, aggravated and punitive damages, an accounting for profits, and legal costs.

During the year ended December 31, 2020, there has been no further activity in the lawsuit. Based on Company’s litigation counsel’s opinion, management does not believe the potential monetary damages to be material based on the damages sought by the plaintiff.

15.	SUBSEQUENT EVENTS

The Company evaluated subsequent events through March 3, 2021, the date on which these financial statements were available to be issued, to ensure that this filing includes appropriate disclosure of events both recognized in the financial statements as of December 31, 2020, and events which occurred subsequent to December 31, 2020 but were not recognized in the financial statements. Except as disclosed below, there were no events that required recognition, adjustment to or disclosure in the financial statements.

On February 2, 2021, the land purchase agreement in relation to a 41.37 acre property in Coachella, California was amended. The scheduled close of escrow was extended to March 1, 2021 and the purchase price was increased from $4.1 million to $4.2 million.

On February 5, 2021, the Company signed a Term Sheet with a commercial real estate financial services company for the provision of debt related to the potential purchase of the 41.37 acre property in Coachella, California and all site improvements and infrastructure. The terms of the debt are to provide 50% of the value of the land purchase price and 80% of the value of the site improvements and infrastructure.

F-22

$13,600,000 Units Each Consisting of one Common Share and One Series A Warrants to Purchase One Common Share

PROSPECTUS

_____________ __, 2021

KINGSWOOD CAPITAL MARKETS

division of Benchmark Investments, Inc.

Through and including _____________ (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. All of the amounts shown are estimates, except for the SEC Registration Fee. All fees shall be added by amendment.

SEC Registration Fee		$3,843.02
FINRA Filing Fee		$5,783,60
NASDAQ Filing Fee		$65,000.00
Printing Fees and Expenses	$
Accounting Fees and Expenses	$
Legal Fees and Expenses	$
Transfer Agent and Registrar Fees	$
Miscellaneous Fees and Expenses	$
Total		$500,000.00

ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our bylaws, as amended, provide to the fullest extent permitted by British Columbia law, that our directors or officers shall not be personally liable to us or our shareholders for damages arising from the performance of such director’s or officer’s duties. The effect of this provision of our bylaws, as amended, is to eliminate our right and our shareholders’ rights (through shareholders’ derivative suits on behalf of our Company) to recover damages against a director or officer arising from the performance of such director’s or officer’s duties, except under certain situations defined by statute. We believe that the indemnification provisions in our bylaws, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-1

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we have issued securities in the following transactions, each of which was exempt from the registration requirements of the Securities Act. Except for the January 31, 2019 offering where there were two U.S. investors who purchased based on their representations to the Company that they are “accredited investors” under Regulation D of the Securities Act, all of the below-referenced securities were issued pursuant to the exemption from registration in reliance of Rule 903 of Regulation S of the Securities Act, and are deemed to be restricted securities for purposes of the Securities Act. Use of the exemption in reliance of Regulation S for transactions not involving a public offering is based on the following facts:

●	The recipients were either accredited or otherwise sophisticated individuals who had such knowledge and experience in business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities.
●	The recipients had access to business and financial information concerning our company.
●	The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof
●	Neither we nor any person acting on our behalf solicited any offer to buy or sell securities by any form of general solicitation or advertising.
●	All securities issued were issued with a restrictive legend and may only be disposed of pursuant to an effective registration or exemption from registration in compliance with federal and state securities laws.

The common shares issued on January 31, 2019 that were issued in reliance of Regulation D of the Securities Act are deemed to be restricted securities for purposes of the Securities Act.

1)	At various times during the year ended December 31, 2018, the Company issued 5,960,314 common shares (28,311,492 common shares before the Reverse Split) for gross proceeds of $1,688,225. All securities were issued under the “private issuer” exemption pursuant to Section 2.4 of Canadian National Instrument 45-106 (“NI 45-106”) and in reliance of Rule 903 of Regulation S of the Securities Act. The class of persons who received the securities are friends and family and general Canadian public investors who are all accredited investors. None of the issuances involved underwriters and underwriting discounts or commissions.Each Canadian investor signed a Subscription Agreement, a Certificate for Exemption, and a Canadian Accredited Investor Certificate. There were no U.S. investors and hence no requirements for the U.S. Accredited Investor Certificate.

2)	On January 16, 2019, pursuant to a non-brokered private placement, the Company issued 210,526 units (1,000,000 units before the Reverse Split) at a price of $1.80 (CAD $1.66) ($0.26 (CAD $0.35) before the Reverse Split) for gross proceeds of $264,191 (CAD $350,000). Each unit consists of one common share and a warrant to purchase one common share. Each warrant entitles the holder to purchase one common share at a price of CAD $2.38 (CAD $0.50 per share before the Reverse Split) for 36 months. All securities were issued under the “private issuer” exemption pursuant to Section 2.4 of NI 45-106 and in reliance of Rule 903 of Regulation S of the Securities Act. The securities were received by a general Canadian public investor who is an accredited investor. The issuance did not involve any underwriters and underwriting discounts or commissions. The Canadian investor signed a Subscription Agreement, a Certificate for Exemption, and a Canadian Accredited Investor Certificate. There were no U.S. investors and hence no requirements for the U.S. Accredited Investor Certificate.

3)	On January 31, 2019, pursuant to a non-brokered private placement, the Company issued 26,316 common shares (125,000 common shares before the Reverse Split) at a price of $1.8 (CAD $2.38) ($0.38 (CAD $0.50) before the Reverse Split) for gross proceeds of $47,550 (CAD $62,500). All securities were issued under the “private issuer” exemption pursuant to Section 2.4 of NI 45-106 and under Rule 506(a) of Regulation D of the Securities Act. The class of persons who received the securities are friends and family who are all accredited investors. The issuance did not involve any underwriters and underwriting discounts or commissions.Each Canadian investor signed a Subscription Agreement, a Certificate for Exemption, and a Canadian Accredited Investor Certificate. The two U.S. investors signed a U.S. Accredited Investor Certificate.

4)	On May 2, 2019, pursuant to a brokered and non-brokered private placement, the Company issued 1,371,789 units (6,516,000 units before the Reverse Split) at a price of $3.56 (CAD $ 4.75) ($0.75 (CAD $1.00) before the Reverse Split) per unit for gross proceeds of $4,840,291 (CAD $6,516,000). Each unit consists of one Series A Preferred share and a warrant to purchase one common share. Each warrant entitles the holder to purchase one common share at a price of CAD $9.50 per share (CAD $2.00 per share before the Reverse Split) for a period of 5 years following issuance date. The preferred shareholder shall be entitled to receive a 12% dividend in specie consisting of Common Shares on each six-month anniversary of the Closing Date. All securities were issued under the “accredited investor” exemption pursuant to Section 2.3 of NI 45-106, and in reliance of Rule 903 of Regulation S of the Securities Act. The class of persons who received the securities are general Canadian public investors who are all accredited investors. The issuance did not involve any underwriters and underwriting discounts or commissions. Each Canadian investor signed a Subscription Agreement, a Certificate for Exemption, and a Canadian Accredited Investor Certificate. There were no U.S. investors and hence no requirements for the U.S. Accredited Investor Certificate.

II-2

Additionally, the principal amount of the Series A Preferred share along with any unpaid dividends will automatically convert into Common Shares upon the earlier of (i) the Company issuing Equity Securities in a transaction or series of related transactions resulting in aggregate gross proceeds of at least CAD $5,000,000; (ii) the occurrence of a Liquidity Event; or (iii) at the Maturity Date i.e. May 2, 2024.

In relation to this financing, the Company issued 73,853 units (350,800 units before the Reverse Split) with a fair value of $260,585 (CAD $350,800) to the broker consortium. Each unit consists of one Series A Preferred share and one warrant to purchase common shares. Each warrant entitles the holder to purchase one common share at a price of CAD $9.50 per share (CAD $2.00 per share before the Reverse Split) for a period of 5 years following issuance date. Each member of broker consortium was a registered dealer under Canadian securities laws and were issued in reliance of the “accredited investor” exemption pursuant to Section 2.3 of NI 45-106.

5)	On May 10, 2019, pursuant to a brokered and non-brokered private placement, the Company issued 779,474 units (3,702,500 units before the Reverse Split) at a price of $3.56 (CAD $ 4.75) ($0.75 (CAD $1.00) before the Reverse Split) per unit for gross proceeds of $2,759,353 (CAD $3,702,500). Each unit consists of one Series A Preferred share and a warrant to purchase one common share. Each warrant entitles the holder to purchase one common share at a price of CAD $9.50 per share (CAD $2.00 per share before the Reverse Split) for a period of 5 years following issuance date. The preferred shareholder shall be entitled to receive a 12% dividend in specie consisting of Common Shares on each six-month anniversary of the Closing Date. All securities were issued under the “accredited investor” exemption pursuant to Section 2.3 of NI 45-106, and in reliance of Rule 903 of Regulation S of the Securities Act. The class of persons who received the securities are general Canadian public investors who are all accredited investors. The issuance did not involve any underwriters and underwriting discounts or commissions. Each Canadian investor signed a Subscription Agreement, a Certificate for Exemption, and a Canadian Accredited Investor Certificate. There were no U.S. investors and hence no requirements for the U.S. Accredited Investor Certificate.

Additionally, the principal amount of the Series A Preferred share along with any unpaid dividends will automatically convert into Common Shares upon the earlier of (i) the Company issuing Equity Securities in a transaction or series of related transactions resulting in aggregate gross proceeds of at least $5,000,000; (ii) the occurrence of a Liquidity Event; or (iii) at the Maturity Date i.e. May 10, 2024.

In relation to this financing, the Company issued 38,974 units (185,125 units before the Reverse Split) with a fair value of $137,968 (CAD $185,125), to the broker consortium. Each unit consists of one Series A Preferred share and one warrant to purchase common shares. Each warrant entitles the holder to purchase one common share at a price of CAD $9.50 per share (CAD $2.00 per share before the Reverse Split) for a period of 5 years following issuance date. Each member of broker consortium was a registered dealer under Canadian securities laws and were issued in reliance of the “accredited investor” exemption pursuant to Section 2.3 of NI 45-106.

In connection with the above May 2 and May 10 share issuance, a total of $766,970 (CAD $1,029,121) was recorded as share issuance costs. In addition, 180,522 (857,480 before the Reverse Split) broker warrants were issued with a value of $nil. Each warrant entitles the holder to purchase one common share at a price of CAD $9.50 per share (CAD $2.00 per share before the Reverse Split) for a period of 5 years following issuance date. Each member of broker consortium was a registered dealer under Canadian securities laws and were issued in reliance of the “accredited investor” exemption pursuant to Section 2.3 of NI 45-106.

6)	On May 10, 2019, pursuant to the conversion of convertible debentures with a principal value of $372,634 (CAD $500,000), the Company issued 105,263 units (500,000 units before the Reverse Split) at a price of $3.56 (CAD $ 4.75) per unit ($0.75 (CAD $1.00) per unit before the Reverse Split). Each unit consists of one common share and one warrant to purchase common shares. Each warrant entitles the holder to purchase one common share at a price of CAD $9.50 per share (CAD $2.00 per share before the Reverse Split) for 60 months. In addition, the Company issued 1,453 units (6,904 units before the Reverse Split) at a price of $3.56 (CAD $ 4.75) per unit ($0.75 (CAD $1.00) per unit before the Reverse Split) representing the accreted value of the interest payable on the debentures at time of conversion. The units were issued pursuant to the exemption from the prospectus requirements of applicable Canadian provincial securities laws provided by Section 2.42 of NI 45-106 available upon conversion of a previously issued private placement security. The securities were received by a Canadian public investor who is an accredited investor.

II-3

7)	On July 8, 2019, in connection with the May 10 private placement, the Company repurchased 5,263 units (25,000 units before the Reverse Split) at $3.66 (CAD $4.75) per unit ($0.77 (CAD $1.00) per unit before the Reverse Split). Each unit consists of one Series A Preferred share and one warrant to purchase common share. Each warrant entitles the holder to purchase one common share at a price of CAD $9.50 per share (CAD $2.00 per share before the Reverse Split) for a period of 5 years following issuance date. Subsequent to the repurchase, the Company canceled 5,263 (25,000 before the Reverse Split) Series A Preferred shares and 5,263 (25,000 before the Reverse Split) warrants to purchase common share.

8)	On November 2, 2019, the Company declared and issued 86,739 (412,008 before the Reverse Split) common shares at $3.61 (CAD $4.75) ($0.76 (CAD $1.00) before the Reverse Split) as stock dividend to holders of Series A Preferred shares issued on May 2, 2019. The securities were issued pursuant to the exemption from the prospectus requirements of applicable Canadian provincial securities laws provided by Section 2.42(1) of NI 45-106 on the basis that the issuance is a distribution in accordance with the terms of a previously issued security.

9)	On November 10, 2019, the Company declared and issued 48,791 (231,758 before the Reverse Split) common shares at $3.61 (CAD $4.75) ($0.76 (CAD $1.00) before the Reverse Split) as stock dividend to holders of Series A Preferred shares issued on May 10, 2019. The securities were issued pursuant to the exemption from the prospectus requirements of applicable Canadian provincial securities laws provided by Section 2.42(1) of NI 45-106 on the basis that the issuance is a distribution in accordance with the terms of a previously issued security.

10)	At various times during the year ended December 31, 2019, the Company issued 244,753 common shares (2018: 1,010,526) (1,162,577 common shares (2018: 4,800,000) before the Reverse Split) to various consultants for services rendered. All common shares were issued under the “private issuer” exemption pursuant to Section 2.4 of NI 45-106.

11)	On May 2, 2020, the Company declared and issued 86,739 common shares at $3.37 (CAD $4.75) (412,008 common shares at $0.71 (CAD $1.00) before the Reverse Split) as stock dividend to holders of Series A Preferred shares issued on May 2, 2019. The securities were issued pursuant to the exemption from the prospectus requirements of applicable Canadian provincial securities laws provided by Section 2.42(1) of NI 45-106 on the basis that the issuance is a distribution in accordance with the terms of a previously issued security.

12)	On May 10, 2020, the Company declared and issued 48,791 common shares at $3.42 (CAD $4.75) (231,758 common shares at $0.72 (CAD $1.00) before the Reverse Split) as stock dividend to holders of Series A Preferred shares issued on May 10, 2019. The securities were issued pursuant to the exemption from the prospectus requirements of applicable Canadian provincial securities laws provided by Section 2.42(1) of NI 45-106 on the basis that the issuance is a distribution in accordance with the terms of a previously issued security.

13)	On November 2, 2020, the Company declared and issued 86,739 common shares at $3.56 (CAD $4.75) (412,008 common shares at $0.75 (CAD $1.00) before the Reverse Split) as stock dividend to holders of Series A Preferred shares issued on May 2, 2019. The securities were issued pursuant to the exemption from the prospectus requirements of applicable Canadian provincial securities laws provided by Section 2.42(1) of NI 45-106 on the basis that the issuance is a distribution in accordance with the terms of a previously issued security.

14)	On November 10, 2020, the Company declared and issued 48,791 common shares at $3.66 (CAD $4.75) (231,758 common shares at $0.77 (CAD $1.00) before the Reverse Split) as stock dividend to holders of Series A Preferred shares issued on May 10, 2019. The securities were issued pursuant to the exemption from the prospectus requirements of applicable Canadian provincial securities laws provided by Section 2.42(1) of NI 45-106 on the basis that the issuance is a distribution in accordance with the terms of a previously issued security.

15)	During the year ended December 31, 2020, 365,113 (1,734,285 before the Reverse Split) warrants were exercised at a price of CAD $2.38 (CAD $0.50 before the Reverse Split). The securities were issued pursuant to the exemption from the prospectus requirements of applicable Canadian provincial securities laws provided by Section 2.42(1) of NI 45-106 on the basis that the issuance is a distribution in accordance with the terms of a previously issued security.

16)	At various times during the year ended December 31, 2020, the Company issued 100,237 common shares (2019 - 244,753) to various consultants for services rendered. The securities were issued pursuant to the exemption from the prospectus requirements of applicable Canadian provincial securities laws provided by Section 2.24(1) of NI 45-106 on the basis that the issuance is a distribution to consultants of the Company.

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ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed with this registration statement.

Exhibit No.	Description
1.1	Form of Underwriting Agreement ****
3.1	Articles of Incorporation and Bylaws of Issuer*
3.2	Articles of Incorporation of Daybreak Ag Systems Ltd***
3.3	Certificate of Incorporation of West Pender Investments*
3.4	Certificate of Incorporation of AGI IP Co*.
3.5	Certificate of Incorporation of West Pender Management Co.*
3.6	Certificate of Incorporation of West Pender Holdings, Inc.*
4.1	Form of Series A Warrant and Representatives Warrant ****
4.2	Amended and Restated Stock Option Plan – Form of Stock Option Certificate attached as Schedule A*
4.3	Form of Warrant Certificate for $0.50 warrants issued in December 2018 in connection with $0.35 unit offering*
4.4	Form of Warrant Certificate for $2.00 warrants issued in May 2019 in connection with $1.00 preferred unit financing*
4.5	Form of Broker Compensation Warrant Certificate for $1.00 warrants issued to brokers in connection in May 2019 in connection with $1.00 preferred unit financing*
5.1	Opinion of Jolie Kahn, Esq.****
5.2	Opinion of McMillan****
10.1	Vacant Land Purchase Agreement, dated July 13, 2020, between Company and Coachella Properties, Inc.*
10.2	Pharmhaus-Cultivation Facility Lease (8-13-2019)(EXECUTED)*
10.3	Pharmhaus-IP Licensing Agreement (8-13-2019)(EXECUTED)*
10.4	Pharmhaus-Services Agreement (8-13-2019)(EXECUTED)*
10.5	Fabritec - Consulting Agreement-SIGNED-2019-05-15*
10.6	Fabritec - Consulting Agreement Addendum-SIGNED-2019-05-15*
10.7	Fabritec - Final GMP Contract Change Order -SIGNED-2019-07-25*
10.8	Capital Funding Group-Commercial Loan Terms_Sheet_-_Re Coachella_3837v2*
10.9	Commerical Loan Agreement with Alterna Bank-2020-04-30*
10.10	Vacant Land Offer Extension_of_Time_Addendum_Coachella-IM Signed*
10.11	Commission Agreement Debt Fee_Agreement-Mansfield_and_West_Pender_Holdings_(Agriforce)_-updated*
10.12	Warrant Agreement -35 Cent Warrant-Subscription-Agreement-ICAP-VENTURES-2018-10-22*
10.13	Subscription Agreement for $1 Preferred Share with $2 Common Share Warrant Example-Bourassa*
10.14	Stock Option Certificate Example-Cannaboid*
10.15	Warrant Agreement -35 Cent Shares-with 50 Cent warrant-Example-AORAM*
10.16	Employment Agreement - Ingo Mueller*
10.17	Employment Agreement - Richard Wong*
10.18	Employment Agreement - Troy McClellan*
10.19	Agreement with PSV Enterprises Corporation*
10.20	Second Vacant Land Offer Extension_of_Time_Addendum_Coachella-IM Signed***
10.21	Warrant Agent Agreement***
10.22	Capital Funding Term Sheet dated February 5, 2021 ****
10.23	Extension of Land Purchase Agreement ****
14.1	Code of Ethics*
21.1	List of Subsidiaries*
23.1	Consent of Marcum, LLP****
23.2	Consent of Jolie Kahn, Esq. (included in Exhibit 5.1) ** **
23.3	Consent of McMillan (included in Exhibit 5.2)****

* Filed with our Registration Statement on Form S-1 filed with the Commission on December 16, 2020.

** To be filed by amendment

*** Filed with Amendment No. 1 to our Registration Statement on Form S-1 filed with the Commission on January 20, 2021.

**** Filed herewith.

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ITEM 17. UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	The undersigned Registrant hereby undertakes that it will:

(1) for determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the SEC declared it effective.

(2) for determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia on March 3, 2021

AGRIFORCE GROWING SYSTEMS, LTD.

By:	/s/ Ingo Mueller
Name:	Ingo Mueller
Title:	Chief Executive Officer and Director (Principal Executive Officer)

By:	/s/ Richard Wong
Name:	Richard Wong
Title:	Chief Financial Officer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Ingo Mueller	Chief Executive Officer and Director	March 3, 2021
Ingo Mueller	(Principal Executive Officer)

/s/ Richard Wong	Chief Financial Officer and Director	March 3, 2021
Richard Wong	(Principal Accounting Officer)

/s/ William J. Meekison	Director	March 3, 2021
William J. Meekison

/s/ David Welch	Director	March 3, 2021
David Welch

/s/ Donald Nicholson	Chairman of the Board and Director	March 3, 2021
Donald Nicholson

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